NAI-1532280773v19 Exhibit 10.1 Published CUSIP Number: 29280JAA6 Revolving Credit CUSIP Number: 29280JAB4 Term Loan CUSIP Number: 29280JAC2 $400,000,000 REVOLVING CREDIT FACILITY $200,000,000 TERM LOAN CREDIT AGREEMENT by and among ENERPAC TOOL GROUP CORP., ENERPAC FINANCE LIMITED and ATU EURO FINANCE B.V. as initial Borrowers, and THE GUARANTORS PARTY HERETO and THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Loan Lender and an Issuing Lender PNC CAPITAL MARKETS LLC, BMO HARRIS BANK N.A., JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC., and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners Dated as of September 9, 2022

NAI-1532280773v19 Table of Contents Page -i- ARTICLE 1 CERTAIN DEFINITIONS ....................................................................................... 1 1.1 Certain Definitions ................................................................................................. 1 1.2 Construction ......................................................................................................... 61 1.3 Accounting Principles; Changes in GAAP; Pro Forma Calculations; Certain Calculations and Tests ......................................................................................... 62 1.4 Benchmark Replacement Notification ................................................................. 64 1.5 Exchange Rates; Currency Equivalents. .............................................................. 65 1.6 Status of Obligations ............................................................................................ 65 1.7 Lead Borrower ..................................................................................................... 66 ARTICLE 2 REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES ....................... 66 2.1 Revolving Credit Commitments .......................................................................... 66 2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans .......... 67 2.3 Commitment Fees ................................................................................................ 67 2.4 Termination or Reduction of Revolving Credit Commitments ........................... 67 2.5 Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests ...................................................................................................... 69 2.6 Making Revolving Credit Loans and Swingline Loans; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans ....................... 70 2.7 Notes .................................................................................................................... 72 2.8 Letter of Credit Subfacility .................................................................................. 72 2.9 Foreign Subsidiary Borrowers ............................................................................. 80 ARTICLE 3 TERM LOANS ....................................................................................................... 81 3.1 Term Loan Commitments .................................................................................... 81 3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms ................................................................................................................... 81 ARTICLE 4 INTEREST RATES ................................................................................................ 82 4.1 Interest Rate Options ............................................................................................ 82 4.2 Interest Periods..................................................................................................... 84 4.3 Interest After Default ........................................................................................... 85 4.4 Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting ......................................................................... 85 4.5 Selection of Interest Rate Options ....................................................................... 92

NAI-1532280773v19 Table of Contents (continued) Page -ii- 4.6 Sustainability Adjustments Amendment.............................................................. 92 ARTICLE 5 PAYMENTS; TAXES; YIELD MAINTENANCE ................................................ 94 5.1 Payments .............................................................................................................. 94 5.2 Voluntary Prepayments ........................................................................................ 94 5.3 Mandatory Prepayments ...................................................................................... 95 5.4 Pro Rata Treatment of Lenders ............................................................................ 98 5.5 Sharing of Payments by Lenders ......................................................................... 98 5.6 Administrative Agent’s Clawback ....................................................................... 99 5.7 Interest Payment Dates ...................................................................................... 100 5.8 Increased Costs .................................................................................................. 100 5.9 Taxes .................................................................................................................. 102 5.10 Indemnity ........................................................................................................... 108 5.11 Settlement Date Procedures ............................................................................... 108 5.12 Cash Collateral ................................................................................................... 109 5.13 Replacement of a Lender ................................................................................... 110 5.14 Designation of a Different Lending Office ........................................................ 111 5.15 Defaulting Lenders. ............................................................................................ 111 5.16 Maturity Extensions. .......................................................................................... 114 5.17 Incremental Loans. ............................................................................................. 116 ARTICLE 6 REPRESENTATIONS AND WARRANTIES ..................................................... 120 6.1 Organization; Powers; Subsidiaries ................................................................... 120 6.2 Authorization; Enforceability ............................................................................ 120 6.3 Governmental Approvals; No Conflicts ............................................................ 120 6.4 Financial Condition; No Material Adverse Change........................................... 121 6.5 Properties ........................................................................................................... 122 6.6 Litigation, Environmental and Labor Matters ................................................... 122 6.7 Compliance with Laws and Agreements ........................................................... 123 6.8 Investment Company Status .............................................................................. 123 6.9 Taxes .................................................................................................................. 123 6.10 ERISA and Foreign Pension Plans .................................................................... 123

NAI-1532280773v19 Table of Contents (continued) Page -iii- 6.11 Disclosure .......................................................................................................... 124 6.12 Margin Regulations ............................................................................................ 124 6.13 Liens ................................................................................................................... 124 6.14 No Default .......................................................................................................... 125 6.15 Dutch Fiscal Unity ............................................................................................. 125 6.16 Solvency ............................................................................................................. 125 6.17 Insurance ............................................................................................................ 125 6.18 Security Interest in Collateral ............................................................................ 125 6.19 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions .............. 125 6.20 Affected Financial Institutions ........................................................................... 125 6.21 Plan Assets; Prohibited Transactions ................................................................. 125 6.22 Centre of Main Interests and Establishment ...................................................... 125 6.23 Special Representations and Warranties of each Foreign Subsidiary Borrower ............................................................................................................ 126 6.24 Works Council ................................................................................................... 126 ARTICLE 7 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT ...................................................................................................................... 127 7.1 Effectiveness of Agreement ............................................................................... 127 7.2 Each Loan or Letter of Credit ............................................................................ 128 7.3 Designation of a Foreign Subsidiary Borrower ................................................. 129 ARTICLE 8 AFFIRMATIVE COVENANTS........................................................................... 130 8.1 Financial Statements and Other Information ..................................................... 130 8.2 Notices of Material Events................................................................................. 132 8.3 Existence; Conduct of Business ......................................................................... 132 8.4 Payment of Obligations ...................................................................................... 133 8.5 Maintenance of Properties; Insurance ................................................................ 133 8.6 Books and Records; Inspection Rights .............................................................. 133 8.7 Compliance with Laws and Material Contractual Obligations .......................... 134 8.8 Use of Proceeds .................................................................................................. 134 8.9 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances .... 135 8.10 Accuracy of Information .................................................................................... 138

NAI-1532280773v19 Table of Contents (continued) Page -iv- 8.11 DAC6 ................................................................................................................. 139 8.12 Post-Closing Matters .......................................................................................... 139 8.13 Dutch Fiscal Unity ............................................................................................. 139 ARTICLE 9 NEGATIVE COVENANTS ................................................................................. 139 9.1 Indebtedness ....................................................................................................... 139 9.2 Liens ................................................................................................................... 143 9.3 Fundamental Changes ........................................................................................ 145 9.4 Dispositions........................................................................................................ 147 9.5 Investments, Loans, Advances, Guarantees and Acquisitions ........................... 149 9.6 Swap Agreements .............................................................................................. 152 9.7 Transactions with Affiliates ............................................................................... 152 9.8 Restricted Payments ........................................................................................... 154 9.9 Restrictive Agreements ...................................................................................... 156 9.10 Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents ......................................................................................................... 157 9.11 Sale and Leaseback Transactions ....................................................................... 158 9.12 Centre of Main Interests and Establishment ...................................................... 158 9.13 Financial Covenants ........................................................................................... 158 ARTICLE 10 DEFAULT .......................................................................................................... 159 10.1 Events of Default ............................................................................................... 159 10.2 Consequences of Event of Default ..................................................................... 162 10.3 Application of Proceeds ..................................................................................... 164 ARTICLE 11 THE ADMINISTRATIVE AGENT ................................................................... 166 11.1 Appointment and Authority ............................................................................... 166 11.2 Rights as a Lender .............................................................................................. 166 11.3 Exculpatory Provisions ...................................................................................... 166 11.4 Reliance by Administrative Agent ..................................................................... 167 11.5 Delegation of Duties .......................................................................................... 168 11.6 Resignation of Administrative Agent ................................................................ 168 11.7 Non-Reliance on Administrative Agent and Other Lenders .............................. 169

NAI-1532280773v19 Table of Contents (continued) Page -v- 11.8 No Other Duties, Etc .......................................................................................... 169 11.9 Administrative Agent’s Fee ............................................................................... 169 11.10 Administrative Agent May File Proofs of Claim ............................................... 170 11.11 Collateral and Guaranty Matters ........................................................................ 170 11.12 No Reliance on Administrative Agent’s Customer Identification Program ...... 171 11.13 Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products ....................... 172 11.14 ERISA Matters ................................................................................................... 172 11.15 Erroneous Payments ........................................................................................... 174 11.16 Parallel Debt....................................................................................................... 176 11.17 French Security .................................................................................................. 177 ARTICLE 12 MISCELLANEOUS ........................................................................................... 178 12.1 Modifications, Amendments or Waivers ........................................................... 178 12.2 No Implied Waivers; Cumulative Remedies ..................................................... 180 12.3 Expenses; Indemnity; Damage Waiver .............................................................. 180 12.4 Holidays ............................................................................................................. 183 12.5 Notices; Effectiveness; Electronic Communication .......................................... 183 12.6 Severability ........................................................................................................ 185 12.7 Duration; Survival .............................................................................................. 185 12.8 Successors and Assigns ...................................................................................... 186 12.9 Confidentiality ................................................................................................... 192 12.10 Counterparts; Integration; Effectiveness; Electronic Execution ........................ 193 12.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL ................... 194 12.12 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............................................................................................................................ 196 12.13 USA PATRIOT Act Notice ............................................................................... 196 12.14 Acknowledgement Regarding Any Supported QFCs ........................................ 197 12.15 Additional Borrowers ......................................................................................... 198 12.16 Judgment Currency ............................................................................................ 198 12.17 Payment of Debt; Joint and Several Obligations. .............................................. 199

NAI-1532280773v19 Table of Contents (continued) Page -vi- 12.18 Releases of Subsidiary Guarantors. ................................................................... 202 12.19 Allocation of Tax Losses and Interest Expense Upon Termination of Dutch Fiscal Unity. ....................................................................................................... 203

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)	-	Existing Letters of Credit
SCHEDULE 1.1(E)	-	ATTRIBUTABLE DEBT
SCHEDULE 1.1(F)	-	INITIAL FOREIGN LAW PLEDGORS AND FOREIGN LAW PLEDGE AGREEMENTS
SCHEDULE 6.1	-	SUBSIDIARIES
SCHEDULE 6.6	-	DISCLOSED MATTERS
SCHEDULE 8.12	-	POST-CLOSING MATTERS
SCHEDULE 9.1	-	EXISTING INDEBTEDNESS
SCHEDULE 9.2	-	PERMITTED LIENS
SCHEDULE 9.5	-	EXISTING INVESTMENTS
SCHEDULE 9.7	-	EXISTING AFFILIATE TRANSACTIONS
SCHEDULE 9.9	-	EXISTING RESTRICTIVE AGREEMENTS

EXHIBITS

EXHIBIT A	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B	-	GUARANTOR JOINDER
EXHIBIT C	-	REVOLVING CREDIT NOTE
EXHIBIT D	-	SWINGLINE LOAN NOTE
EXHIBIT E	-	TERM NOTE
EXHIBIT F	-	[RESERVED]
EXHIBIT G	-	LOAN REQUEST
EXHIBIT H	-	SWINGLINE LOAN REQUEST
EXHIBIT I-1	-	Borrowing Subsidiary Agreement
EXHIBIT I-2	-	Borrowing Subsidiary Termination
EXHIBIT J	-	COMPLIANCE CERTIFICATE
EXHIBIT P-1	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-2	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-3	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-4	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

NAI-1532280773v19

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NAI-1532280773v19 CREDIT AGREEMENT THIS CREDIT AGREEMENT is dated as of September 9, 2022 and is made by and among Enerpac Tool Group Corp., a Wisconsin corporation (the “Company”), Enerpac Finance Limited, a company incorporated in England and Wales with company number 05825819 (“Enerpac Finance”), and ATU Euro Finance B.V., a Dutch entity, with seat (statutaire zetel) in Ede, the Netherlands, Trade Register number 53136918 (“ATU”), each as an initial BORROWER (as hereinafter defined) and the other BORROWERS from time to time party hereto, the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (as hereinafter defined), Swingline Loan Lender (as hereinafter defined) and an Issuing Lender (as hereinafter defined). The Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Borrowers in the initial aggregate principal amount of $400,000,000, including therein a Swingline Loan (as hereinafter defined) subfacility and a Letter of Credit (as hereinafter defined) subfacility and (ii) a $200,000,000 term loan facility. In consideration of their mutual covenants and agreements hereinafter specified and intending to be legally bound hereby, the parties hereto covenant and agree as follows: ARTICLE 1 CERTAIN DEFINITIONS 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise: “Acquisition” means any transaction or any series of related transactions (in each case unless solely among the Company and/or one or more of its Subsidiaries) by which any Loan Party or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a Person. “Acquisition Holiday” means as is specified in Section 9.13(a) [Maximum Net Leverage Ratio]. “Additional Borrower” means as is specified in Section 12.15 [Additional Borrowers]. “Additional Commitment Lender” means as is specified in Section 5.16(d) [Additional Commitment Lenders]. “Administrative Agent” means PNC Bank, National Association (or any of its designated domestic branch offices or domestic affiliates or, in connection with any Foreign

NAI-1532280773v19 2 Subsidiary Borrower or Loan or Letter of Credit denominated in an Alternative Currency, foreign branch offices or foreign affiliates), in its capacity as administrative agent hereunder or any successor administrative agent. “Administrative Agent’s Fee” means as is specified in Section 11.9 [Administrative Agent’s Fee]. “Administrative Agent’s Letter” means as is specified in Section 11.9 [Administrative Agent’s Fee]. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Person specified. “Agent Parties” means as is specified in Section 12.5(d)(ii) [Platform]. “Agreement” means this Credit Agreement, as the same may be amended, supplemented, modified and/or restated from time to time, including all schedules and exhibits. “Agreement Currency” means as is specified in Section 12.16 [Judgment Currency]. “Alternative Currency” means Euros, Sterling and any additional currency that is (i) determined after the Closing Date by mutual agreement of the Company, the Revolving Lenders, each Issuing Lender and the Administrative Agent and (ii) a lawful currency that is readily available and freely transferable and able to be converted into Dollars, in each case, as long as there is a published RFR, Eurocurrency Rate or other interest rate benchmark acceptable to the Revolving Lenders and the Administrative Agent, as applicable, or a Benchmark Replacement effected pursuant to Section 4.4 [Rate Unascertainable; Etc.] with respect thereto. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined reasonably and in good faith by the Administrative Agent or the applicable Issuing Lender, as the case may be, in its reasonable good faith discretion by reference to the applicable Bloomberg page (or such other commercially recognized publicly available service for displaying currency exchange rates as determined reasonably and in good faith by the Administrative Agent from time to time), to be the exchange rate for the purchase of such Alternative Currency with Dollars on the date that is (i) with respect to RFR Loans and Letters of Credit to which an RFR would apply, the applicable Daily Simple RFR Lookback Day and (ii) with respect to Eurocurrency Rate Loans and Letters of Credit to which a Eurocurrency Rate would apply, the applicable Eurocurrency Rate Lookback Day, and (iii) otherwise, on the date which is two (2) Business Days immediately preceding the date of determination, or otherwise with respect to

NAI-1532280773v19 3 Loans to which any other Interest Rate Option applies, the lookback date applicable thereto, in each case, prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined reasonably and in good faith by the Administrative Agent or the applicable Issuing Lender, as the case may be, using any reasonable method of determination it reasonably deems appropriate in its sole discretion (and any such reasonable good faith determination, using such a reasonable method of determination, shall be conclusive absent manifest error). “Alternative Currency Sublimit” means an amount in Dollars equal to the lesser of (a) $200,000,000 and (b) the total amount of the Revolving Credit Commitment. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Anniversary Date” means each anniversary of the Closing Date. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which the Borrowers or any of their Subsidiaries conduct business. “Anti-Money Laundering Laws” means any Law in force or hereinafter enacted related to terrorism, money laundering, or financial recordkeeping and reporting requirements, or economic sanctions, including, without limitation, the Bank Secrecy Act, the Anti-Money Laundering Act of 2020, Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions. “Applicable Margin” means the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Net Leverage Ratio: Level Net Leverage Ratio Commitment Fee Letter of Credit Fee Revolving Credit and Term Loan Daily Rate Loan Spread Revolving Credit and Term Loan Term Rate Loan Spread I Less than 1.25 to 1.00 0.150% 1.125% 0.125% 1.125% II Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00 0.175% 1.250% 0.250% 1.250% III Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00 0.200% 1.500% 0.500% 1.500%

NAI-1532280773v19 4 Level Net Leverage Ratio Commitment Fee Letter of Credit Fee Revolving Credit and Term Loan Daily Rate Loan Spread Revolving Credit and Term Loan Term Rate Loan Spread IV Greater than or equal to 2.75 to 1.00 but less than 3.50 to 1.00 0.225% 1.6250% 0.6250% 1.6250% V Greater than or equal to 3.50 to 1.00 0.275% 1.875% 0.875% 1.875% For purposes of determining the Applicable Margin, the applicable Commitment Fee rate and the applicable Letter of Credit Fee rate: (a) The Applicable Margin, the applicable Commitment Fee rate and the applicable Letter of Credit Fee rate shall be set at Level I until delivery of the Compliance Certificate referred to in clause (b) with respect to the first full fiscal quarter ending after the Closing Date. (b) The Applicable Margin, the applicable Commitment Fee rate and the applicable Letter of Credit Fee rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the applicable Commitment Fee rate or the applicable Letter of Credit Fee rate computed as of a quarter end shall be effective five (5) Business Days after the Administrative Agent has received the Compliance Certificate evidencing such computation pursuant to Section 8.1(c) [Financial Statements and Other Information]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.1 [Financial Statements and Other Information], then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. (c) If, as a result of any restatement of or other adjustment to the financial statements of any Borrower or for any other reason, a Borrower or the Lenders determine that (i) the Net Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or ARTICLE 10 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

NAI-1532280773v19 5 (d) The Applicable Margin for Letter of Credit Fees with respect to trade or performance Letters of Credit shall be 50% of the above listed Applicable Margin for Letter of Credit Fees. “Applicable Pledge Percentage” means 100%, but in the case of a pledge by the Company or any Domestic Subsidiary of its Equity Interests in a Foreign Subsidiary, 65% of such voting Equity Interests and 100% of such non-voting Equity Interests. “Applicable Time” means, with respect to any Loans and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined reasonably and in good faith by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “ASCEND Program” means the transformation program of the Company and its Subsidiaries initially announced to the public on March 23, 2022 and described from time to time in the Company’s public filings with the SEC. “Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8 [Successors and Assigns]), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent. “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the Capital Lease Obligations in respect thereof that would appear on a balance sheet prepared as of such date in accordance with GAAP; provided that any reference to Attributable Debt in respect of Sale and Leaseback Transactions shall exclude the foregoing with respect to the leases identified on Schedule 1.1(E) hereto in an aggregate amount not to exceed $30,000,000 at any time. “ATU” means as is specified in the introductory paragraph. “Authorized Officer” means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from a Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. With respect to a UK Borrower, an Authorized Officer shall be a director or company secretary of such UK Borrower or other person duly authorized to execute notices, reports and other documents on behalf of such UK Borrower required hereunder. With respect to a Dutch Borrower, an Authorized Officer shall be a managing board member authorized to represent such Dutch Borrower. Each Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

NAI-1532280773v19 6 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings) and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation. “Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) [Rate Unascertainable; Increased Costs; Deposits Not Available] or Section 4.4(b) [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist. “Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. “Base Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in either Section 4.1(a)(ii)(1) [Revolving Credit Base Rate Option] or Section 4.1(c)(ii)(1) [Term Loan Base Rate Option], as applicable. “Beneficial Owner” means, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.” “Bloomberg” means Bloomberg Index Services Limited.

NAI-1532280773v19 7 “Borrower” or “Borrowers” means the Company, each Foreign Subsidiary Borrower and each Additional Borrower, excluding any such Foreign Subsidiary Borrower or Additional Borrower that ceases to be a Foreign Subsidiary Borrower or Additional Borrower, as applicable, in accordance with the terms of the Loan Documents. “Borrower DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by a UK Borrower, which (a) where it relates to a Lender on the Closing Date which holds a passport under the HMRC DT Treaty Passport scheme, contains the scheme reference number and jurisdiction of tax residence provided by that Lender and is filed with HM Revenue & Customs within 30 days of the date of this Agreement or (b) where it relates to a Lender which becomes a Lender hereunder after the Closing Date which holds a passport under the HMRC DT Treaty Passport scheme, contains the scheme reference number and jurisdiction of tax residence provided by that Lender in the documentation which it executes on becoming a Lender hereunder and is filed with HM Revenue & Customs within 30 days of the date it becomes a Lender. “Borrowing” means (a) Revolving Credit Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan. “Borrowing Date” means, with respect to any Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day. “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit I-1. “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit I-2. “Borrowing Tranche” means specified portions of Term Loans, Revolving Credit Loans, or Swingline Loans, as the context may require, consisting of simultaneous loans of the same Type in the same Currency, and in the case of Term Rate Loans, having the same Interest Period. For the avoidance of doubt, Daily Rate Loans of the same Type and Currency shall be considered one Borrowing Tranche. “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (i) Term SOFR Rate Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day; (ii) Eurocurrency Rate Loan, the term “Business Day” means any such day that is also a Eurocurrency Banking Day; and (iii) RFR Loan, the term “Business Day” means any such day that is also an RFR Business Day.

NAI-1532280773v19 8 “BW” means the Dutch Civil Code (Burgerlijke Wetboek). “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that notwithstanding the foregoing, “Capital Lease Obligations” shall be determined in accordance with Section 1.3 [Accounting Principles; Changes in GAAP] and shall in no event include obligations relating to operating leases. “Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be deposited or pledged and deposited with or delivered to the Administrative Agent shall currently give effect to any such future increase), cash or deposit account balances in the applicable Currency or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender (which documents are hereby consented to by the applicable Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Management Agreements” means as is specified in Section 2.6(f) [Swingline Loans Under Cash Management Agreements]. “Cash Management Bank” means any Person that, at the time it enters into an Other Lender Provided Financial Service Product, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Other Lender Provided Financial Service Product. “CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Certificate of Beneficial Ownership” means, for each Borrower, a certificate in form and substance reasonably acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its reasonable discretion), certifying, among other things, the Beneficial Owner(s) of such Borrower. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended. “CFTC” means the Commodity Futures Trading Commission. “Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law

NAI-1532280773v19 9 or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, except to the extent merely proposed and not binding, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement, (ii) directors of the Company on the corresponding date of the previous year, (iii) selected, approved, nominated or appointed by the board of directors of the Company or (iv) selected, approved or appointed by a majority of the directors so selected, approved, nominated or appointed; or (c) the Company ceases to own, directly or indirectly, and Control 100% (other than (x) directors’ (or similar) qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) of the ordinary voting and economic power of any Foreign Subsidiary Borrower. “CIP Regulations” means as is specified in Section 11.12 [No Reliance on Administrative Agent’s Customer Identification Program]. “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Credit Loans or Swingline Loans and, when used in reference to any Lender, refers to whether such Lender has any (a) outstanding Revolving Credit Loans or Revolving Credit Commitments, (b) Term Loan Commitments or Term Loans or (c) Incremental Term Loan Commitment or Incremental Term Loans. “Closing Date” means the Business Day on which the conditions specified in Section 7.1 [Initial Loans and Letters of Credit] shall be first satisfied. “Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. “Collateral” means the personal and/or real property of any Loan Party granted as collateral to secure the Obligations for the benefit of the Secured Parties; provided, “Collateral” shall exclude all Excluded Assets.

NAI-1532280773v19 10 “Collateral Agent” means PNC Bank, National Association, in its capacity as collateral agent hereunder or any successor collateral agent. “Collateral Documents” means the Security Agreement, the Foreign Law Pledge Agreements, the IP Security Agreement, and any other agreement, document or instrument granting a Lien in Collateral for the benefit of the Secured Parties to secure the Obligations as required by the Loan Documents. “Combination” means as is specified in Section 2.4(b) [Lender Combinations]. “Combined Lender” means as is specified in Section 2.4(b) [Lender Combinations]. “Commercial Letter of Credit” means any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties. “Commitment” means, as to any Lender, its Revolving Credit Commitment, Term Loan Commitment and, in the case of PNC (in its capacity as the Swingline Loan Lender), its Swingline Loan Commitment (but not the aggregate of its Revolving Credit Commitment and its Swingline Loan Commitment), and “Commitments” means the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Lenders. “Commitment Fee” means as is specified in Section 2.3 [Commitment Fees]. “Communications” means as is specified in Section 12.5(d)(ii) [Platform]. “Company” means as is specified in the introductory paragraph. “Compliance Certificate” means as is specified in Section 8.1(c) [Financial Statements and Other Information]. “Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR or Eurocurrency Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably and in good faith decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably and in good faith decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate or the Benchmark Replacement exists, in such other

NAI-1532280773v19 11 manner of administration as the Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA” means, with respect to any period of four consecutive fiscal quarters (each such period, a “Reference Period”), Consolidated Net Income for such Reference Period plus the sum of, without duplication and to the extent deducted from revenues in determining Consolidated Net Income (other than with respect to clause (xvii) below), (i) Consolidated Interest Expense, (ii) expense for income and franchise taxes paid or accrued, (iii) depreciation expense, (iv) amortization expense, (v) non-cash unrealized losses attributable to the application of “mark to market” accounting in respect of Swap Agreements, (vi) losses, charges, costs and expenses related to the ASCEND Program with respect to fiscal years 2022, 2023 and 2024; provided that the aggregate amount of such losses, charges, costs and expenses added back in reliance on this clause (vi) in any Reference Period shall not exceed five percent (5%) of Consolidated EBITDA for such Reference Period (calculated before giving effect to any addbacks and adjustments under this clause (vi)), (vii) restructuring charges and business optimization expenses (which for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facilities closures, retention, severance, systems establishment costs and excess pension charges); provided that the aggregate amount of such restructuring charges and business optimization expenses added back in reliance on this clause (vii) in any Reference Period, when aggregated with (x) all amounts added back in reliance on clauses (ix) and (xvii) below and (y) adjustments made pursuant to Section 1.3(b), in each case, for such Reference Period, shall not exceed twenty percent (20%) of Consolidated EBITDA for such Reference Period (calculated before giving effect to any addbacks and adjustments under this clause (vii) and clauses (ix) and (xvii)), (viii) non-cash impairment charges, asset write-offs, long-term incentive plan charges, the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, (ix) unusual and/or non-recurring losses, charges or expenses; provided that the aggregate amount of such unusual and/or non-recurring losses, charges or expenses added back in reliance on this clause (ix) in any Reference Period, when aggregated with (x) all amounts added back in reliance on clause (vii) and clause (xvii) and (y) adjustments made pursuant to Section 1.3(b), in each case, for such Reference Period, shall not exceed twenty percent (20%) of

NAI-1532280773v19 12 Consolidated EBITDA for such Reference Period (calculated before giving effect to any addbacks and adjustments under this clause (ix) and clause (vii) and clause (xvii)), (x) any non-cash charges attributable to the expensing of stock options as required or recommended by the Financial Standards and Accounting Board, (xi) any non-cash charges associated with the sale or discontinuance of assets (other than inventory in the ordinary course of business), businesses or product lines, (xii) (A) fees, costs, expenses, premiums, make-whole amounts, penalty payments and other similar items and, in the case of clause (5) below, awards, settlement payments and similar amounts, in each case, arising out of or in connection with (1) Permitted Acquisitions, (2) Investments and Dispositions not prohibited hereunder, (3) any incurrence, issuance, repayment or refinancing of Indebtedness permitted hereunder, (4) any issuance or redemption of Equity Interests and (5) litigation, arbitration and/or other resolutions of legal disputes, and (B) any fees, costs, expenses, premiums, make-whole amounts, penalty payments and other similar items arising out of or in connection with the Transactions and the administration of (including, but not limited, to amendments, waivers or modifications, in each case, whether or not consummated) this Agreement, the other Loan Documents and/or refinancings thereof, (xiii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Capital Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of Taxes, (xiv) any after-tax losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Swaps or other derivative instruments, (xv) any currency translation losses related to currency remeasurements of Indebtedness, (xvi) any other non-cash losses, charges, costs and expenses (including non-cash compensation charges) reducing Consolidated Net Income during such Reference Period, (xvii) the amount of “run rate” cost savings, operating expense reductions and cost synergies related to business combinations, acquisitions, investments, dispositions, divestures, restructurings, cost savings initiatives, discontinued operations, operational changes, business expansions, restructurings or other transactions or other initiatives that are reasonably identifiable and projected by the Company in good faith to be realized within twelve (12) months after such transaction or initiative has been consummated, net of the amount of actual benefits realized during such Reference Period from such actions to the extent already included in the Consolidated Net Income for such period, provided that (A) such cost savings, operating expense reductions and cost synergies have been reasonably detailed by the Company in the applicable Compliance Certificate delivered pursuant to Section 8.1(c) [Financial Statements and Other Information] for such Reference Period, and (B) if any cost savings, operating expense reductions or cost synergies included in any pro forma calculations based on the anticipation that such cost synergies, operating expense reductions or cost savings will be achieved by such date shall at any time cease to be

NAI-1532280773v19 13 reasonably anticipated by the Company to be so achieved, then on and after such time pro forma calculations required to be made under the terms of this Agreement shall not reflect such cost synergies, operating expense reductions or cost savings, all determined in accordance with GAAP for such period; provided, further that the aggregate amount of such cost synergies, operating expense reductions or cost savings added back in reliance on this clause (xvii) in any Reference Period, when aggregated with (x) all amounts added back in reliance on clauses (vii) and (ix) and (y) adjustments made pursuant to Section 1.3(b), in each case, for such Reference Period, shall not exceed twenty percent (20%) of Consolidated EBITDA for such Reference Period (calculated before giving effect to any addbacks and adjustments under this clause (xvii) and clauses (vii) and (ix)), (xviii) losses from the sale of assets (other than inventory sold in the ordinary course of business), (xix) the write-off of deferred financing fees and any premium actually paid in each case, in connection with the Transactions, (xx) losses, charges, costs and expenses incurred in connection with casualty and condemnation events, and (xxi) (A) losses or discounts in connection with Qualified Receivables Transactions or otherwise in connection with factoring arrangements or the sale of Receivables Assets, in each case permitted hereunder, and (B) amortization of (x) capitalized fees, (y) loan origination costs and (z) portfolio discounts, in each case in connection with such transactions, minus, to the extent included in revenues in determining Consolidated Net Income for such Reference Period, but without duplication, (1) any cash payments made during such period in respect of the non-cash items described in any of clauses (i) through (xxi) above subsequent to the fiscal quarter in which the relevant non-cash charges, expenses or losses were incurred, (2) unusual and/or non-recurring income or gains, and (3) any other non-cash items of income or gains (including with respect to write- ups of assets or goodwill) increasing Consolidated Net Income during such Reference Period (but excluding the accrual of revenue in accordance with GAAP), all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material

NAI-1532280773v19 14 Acquisition, Consolidated EBITDA for such Reference Period shall be calculated immediately after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period. “Consolidated Interest Expense” means, with reference to any period, without duplication, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period, including with respect to (a) all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate Swaps to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the interest, yield or discount, as applicable, component of all Receivables Transaction Attributed Indebtedness of the Company and its Subsidiaries for such period. In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period. “Consolidated Net Indebtedness” means at any time (i) Consolidated Total Indebtedness minus (ii) the Qualified Cash Amount. “Consolidated Operating Income” means, for any period, consolidated operating income of the Company and its consolidated Subsidiaries determined in accordance with GAAP. “Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date. “Consolidated Total Indebtedness” means at any date the sum, without duplication, of the aggregate Indebtedness of (a) the Company and its Subsidiaries calculated on a consolidated basis as of such date in accordance with GAAP and (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances. “Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the United Kingdom Pensions Act 2004. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

NAI-1532280773v19 15 “Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Corresponding Obligations” means with respect to a Loan Party all its Obligations, other than the Parallel Debts. “Covered Entity” means as is specified in Section 12.14(b) [Acknowledgement Regarding any Supported QFCs]. “Covered Party” means as is specified in Section 12.14(a) [Acknowledgement Regarding any Supported QFCs]. “Credit Event” means a Borrowing, the issuance, renewal or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, a Letter of Credit disbursement or any of the foregoing. “CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012. “Currencies” means Dollars or any Alternative Currency and “Currencies” shall mean, collectively, Dollars and each Alternative Currency. “Daily Rate Loan” means a Loan that bears interest at a rate based on the (i) Base Rate or (ii) Daily Simple RFR. “Daily Rate Loan Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(ii) [Revolving Credit Daily Rate Loan Option] or Section 4.1(c)(ii) [Term Loan Daily Rate Loan Option], as applicable. “Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded, if necessary, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage: (a) for amounts denominated in Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the “SONIA Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Daily Simple RFR rate for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the adjusted Daily Simple RFR rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent demonstrable error.

NAI-1532280773v19 16 If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the SONIA Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without prior notice to the Borrower. “Daily Simple RFR Lookback Day” means a SONIA Lookback Day. “Daily Simple RFR Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(ii)(2) [Revolving Credit Daily Rate Loan Option]. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded, if necessary, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without prior notice to the Borrowers, effective on the date of any such change. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors generally, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Declined Proceeds” has the meaning assigned to it in Section 5.3(f) [Mandatory Prepayments].

NAI-1532280773v19 17 “Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 5.15(b) [Defaulting Lender Cure], any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing prior to such date that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the applicable Issuing Lender or the Swingline Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or a Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder and is financially able to meet such obligations as of the date of certification (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b) [Defaulting Lender Cure]) upon delivery of written notice of such determination to the Borrowers, the Issuing Lenders, the Swingline Loan Lender and each Lender. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 6.6. “Disclosure Exceptions” means as is specified in Section 8.6.

NAI-1532280773v19 18 “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith). For the avoidance of doubt, (i) the issuance by a Person of its own Equity Interests or re-issue of any of its treasury stock, (ii) any transfer of cash or cash equivalents in the ordinary course of business and (iii) the granting, creation or existence of any Lien, in each case, is not a Disposition. “Disqualified Institution” means, on any date, (a) any Person designated by the Company as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Closing Date, (b) any other Person reasonably determined by the Company to be a competitor of the Company or any of its Subsidiaries, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than five (5) Business Days prior to such date and (c) any Person that is obviously (based solely on the similarity of the name of such Person to the name of a Person previously identified in writing to the Administrative Agent pursuant to clause (a) above or clause (b) above) an Affiliate of any Person previously identified in writing to the Administrative Agent pursuant to clause (a) above or clause (b) above; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time. “Disregarded Domestic Person” means a Subsidiary of the Company incorporated under the laws of any jurisdiction in the United States of America and substantially all of the assets of which consist of Equity Interests, debt, or other instruments treated as equity for United States of America federal income tax purposes of one or more Foreign Subsidiaries that are CFCs; provided, for the avoidance of doubt, that an entity shall not cease to be a Disregarded Domestic Person by virtue of temporarily holding cash as long as it promptly distributes such cash to its owners or contributes such cash to one or more of the CFCs that it owns. “Dividing Person” means as is specified in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means, in each case, the lawful money of the United States of America.

NAI-1532280773v19 19 “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying currency exchange rates as determined by the Administrative Agent or the applicable Issuing Lender, as applicable, from time to time) on the date that is the applicable Eurocurrency Rate Lookback Day (for amounts relating to Eurocurrency Rate Loans and Letters of Credit denominated in an Alternative Currency to which the Eurocurrency Rate would apply), the applicable Daily Simple RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Alternative Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined in good faith by the Administrative Agent or the applicable Issuing Lender, as applicable, in consultation with the Company, using any reasonable method of determination it reasonably deems appropriate. Any determination by the Administrative Agent or the applicable Issuing Lender pursuant to clauses (b) or (c) above shall be conclusive absent demonstrable error. “Domestic Subsidiary” means any Subsidiary of a Borrower that is organized under the Laws of any political subdivision of the United States and that is not a Disregarded Domestic Person. “DQ List” means as is specified in Section 12.8(f)(iv) [Disqualified Institutions]. “Drawing Date” means as is specified in Section 2.8(c)(i) [Disbursements, Reimbursement]. “Dutch Borrower” means ATU and any other Dutch Subsidiary which may become a party hereto after the Closing Date pursuant to Section 2.9(a) [Addition of a Foreign Subsidiary Borrower], unless such Subsidiary has ceased to constitute a Foreign Subsidiary Borrower pursuant to Section 2.9(b) [Removal of a Foreign Subsidiary Borrower]. “Dutch Loan Party” means a Loan Party that is a Dutch Subsidiary or a resident in the Netherlands for Dutch Tax purposes and includes, for the purpose of Section 6.15 [Dutch Fiscal Unity], Section 8.13 [Dutch Fiscal Unity] and Section 12.19 [Allocation of Tax Losses Upon Termination of Dutch Fiscal Unity] only, a Loan Party carrying on a business through a permanent establishment or deemed permanent establishment that is taxable in the Netherlands. “Dutch Pledge” means as is specified in Section 11.1(b) [Appointment and Authority].

NAI-1532280773v19 20 “Dutch Subsidiary” means a Subsidiary of the Company organized under the laws of the Netherlands. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement. “Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party). “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(iv) [Assignment and Assumption Agreement], Section 12.8(b)(v) [No Assignment to Certain Persons] and Section 12.8(b)(vi) [No Assignment to Natural Persons] (subject to such consents, if any, as may be required under Section 12.8(b)(iii) [Required Consents]). “Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder. “Enerpac Finance” means as is specified in the introductory paragraph. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Official Body, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters (in each case, to the extent related to exposure to or management of Hazardous Materials). “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of

NAI-1532280773v19 21 the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, but, in each case, excluding any debt securities convertible into or exchangeable for any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan that has unfunded pension liabilities; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “Erroneous Payment” means as is specified in Section 11.15(a) [Erroneous Payments].

NAI-1532280773v19 22 “Erroneous Payment Deficiency Assignment” means as is specified in Section 11.15(d) [Erroneous Payments]. “Erroneous Payment Impacted Class” means as is specified in Section 11.15(d) [Erroneous Payments]. “Erroneous Payment Return Deficiency” means as is specified in Section 11.15(d) [Erroneous Payments]. “Erroneous Payment Subrogation Rights” means as is specified in Section 11.15(d) [Erroneous Payments]. “ESG Amendment” means as specified in Section 4.6 [Sustainability Adjustments Amendment]. “ESG Pricing Provisions” means as specified in Section 4.6 [Sustainability Adjustments Amendment]. “Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euro” and “€” mean the single currency of the Participating Member States. “Eurocurrency Banking Day” means any day which is, as applicable, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros, a TARGET Day. “Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded, if necessary, to the nearest 1/100 of 1%) (a) the applicable Eurocurrency Rate below for such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage: (a) for amounts denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any commercially recognized successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “EURIBOR Rate”) at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period; provided that if by such time the EURIBOR Rate in respect of such day has not been so published, or if such day is not a Business Day, then the EURIBOR Rate for such day will be the EURIBOR Rate as published in respect of the first preceding Business Day for which such

NAI-1532280773v19 23 EURIBOR Rate was published thereon; provided, further, that any EURIBOR Rate so determined based on the first preceeding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “EURIBOR Lookback Day”); provided that if the adjusted Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The Eurocurrency Rate for any Loans shall be based upon the Eurocurrency Rate for Euros. The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent demonstrable error. “Eurocurrency Rate Borrowing” means, as to any Borrowing Tranche, the Eurocurrency Rate Loans comprising such Borrowing Tranche. “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. “Eurocurrency Rate Lookback Day” means a EURIBOR Lookback Day. “Eurocurrency Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(i)(2) [Revolving Credit Eurocurrency Rate Option]. “Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. “Event of Default” means any of the events described in Section 10.1 [Events of Default]. “Excluded Accounts” means, collectively: (a) any deposit account the balance of which is swept at the end of each Business Day into another account that is subject to the Administrative Agent’s control (within the meaning of Section 9-104 of the applicable Uniform Commercial Code), (b) any deposit account the average daily available balance of which, together with the average daily available balance of all such other deposit accounts excluded pursuant to this clause (b), shall not exceed $15,000,000, (c) trust accounts, custodial accounts, escrow accounts and other similar accounts, (d) accounts used for payroll, payroll taxes, workers’ compensation or unemployment compensation premiums or benefits, pension benefits, and other employee wage and benefit payments to or for the benefit of any employees of the Company and/or any Subsidiary, and (e) accounts used for holding any other taxes required to be collected or

NAI-1532280773v19 24 withheld by the Company and/or any Subsidiary (including, without limitation, federal and state sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which such Person is or may reasonably be expected to be liable. “Excluded Assets” means, collectively: (a) all fee-owned real property and all leasehold interests in real property, it being understood that, notwithstanding anything in any Loan Document to the contrary, there shall be no requirement to obtain any landlord, mortgagee and/or bailee waivers, estoppels, collateral access letters or other similar agreements), (b) any “intent-to- use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (c) assets in respect of which pledges and security interests (i) are prohibited or restricted by (A) any law or regulation or (B) any contractual obligation (including any requirement to obtain the consent of any third party (other than the Company or any Subsidiary)) that, in the case of this clause (B), exists on the Closing Date or at the time the relevant Loan Party becomes a Loan Party and was not incurred in contemplation of its becoming a Loan Party (including pursuant to assumed indebtedness so long as such indebtedness is permitted to be assumed under the Loan Documents) (other than to the extent that such prohibition or restriction would be rendered ineffective pursuant to Sections 9- 406, 9-407, 9-408, 9-409 or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable Law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions or restrictions such assets shall automatically cease to constitute Excluded Assets (unless constituting an Excluded Asset under one or more of the other clauses of this definition) or (ii) would require a governmental (including regulatory) consent, approval, license or authorization in order to provide the lien that is required on the Closing Date or at the time the relevant Loan Party becomes a Loan Party; provided that, immediately upon the ineffectiveness, lapse or termination of the requirement of any such consent, approval, license or authorization such assets shall automatically cease to constitute Excluded Assets (unless constituting an Excluded Asset under one or more of the other clauses of this definition), (d) Equity Interests in any Person other than wholly-owned Subsidiaries of the Company to the extent pledges thereof are not permitted by such entity’s organizational or joint venture documents, (e) motor vehicles, airplanes, equipment and other assets, in each case, subject to certificates of title, letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of Uniform Commercial Code financing statements) with a value of less than $10,000,000 and commercial tort claims with a value of less than $10,000,000, (f) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than (x) proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable Law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall

NAI-1532280773v19 25 automatically cease to constitute Excluded Assets (unless constituting an Excluded Asset under one or more of the other clauses of this definition), (g) Excluded Accounts, (h)(i) voting Equity Interests in Foreign Subsidiaries, in each case, in excess of 65% of the issued and outstanding voting Equity Interests of any such Foreign Subsidiary that is a First Tier Foreign Subsidiary and (ii) Equity Interests in any Subsidiary described in clause (b), (h), (i) or (j) of the definition of “Excluded Subsidiaries” (but, in the case of clause (i), only to the extent a pledge of such Equity Interests would reasonably be expected to result in material adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company in good faith in consultation with the Administrative Agent), (i) assets transferred to a Special Purpose Entity in connection with a Permitted Factoring Transaction and/or Qualified Receivables Transaction and the Equity Interests of the Special Purpose Entity engaged in such transaction, (j) cash, cash equivalents and/or securities held by a trustee, escrow agent or other representative under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, and (k) those assets as to which the Administrative Agent and the Company determine that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the Lenders of the security to be afforded thereby; provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that upon any asset described in the foregoing clauses (a) through (k) ceasing to constitute an Excluded Asset, such asset shall be included as Collateral hereunder. “Excluded Hedge Liability or Liabilities” means, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of (a) such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the CEA, such Loan Party being a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the CEA. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (i) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the circumstances described above, (ii) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (iii) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (x) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (y) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

NAI-1532280773v19 26 “Excluded Subsidiary” means (a) any Subsidiary that does not qualify as a “Material Domestic Subsidiary” pursuant to clause (iii) of the definition thereof, (b) any special purpose Subsidiary created to engage solely in a Permitted Factoring Transaction and/or Qualified Receivables Transaction, not-for-profit Subsidiary, captive insurance company or other Special Purpose Entity, (c) [reserved], (d) any (i) Foreign Subsidiary or (ii) Domestic Subsidiary of a Foreign Subsidiary, (e) any Subsidiary that is not a wholly-owned Subsidiary of the Company, (f) any Subsidiary that is prohibited from providing a Guarantee in respect of the Obligations by (i) any provision of any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its assets or property is bound existing on the date such Person became a Subsidiary, provided that such provision is not entered into for the purpose of qualifying as an “Excluded Subsidiary” under this Agreement or (ii) applicable Law, (g) any Subsidiary that would require the consent, approval, license or authorization of any third party in order to provide a Guarantee in respect of the Obligations pursuant to any agreement, instrument or other undertaking referred to in clause (f)(i) above on the date such Person becomes a Subsidiary or applicable Law (in each case, to the extent such consent, approval, license or authorization has not been received), (h) any Subsidiary that is newly formed for the purpose of consummating a merger transaction pursuant to an Acquisition permitted by this Agreement, which Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it substantially contemporaneously with the closing of such merger transaction, (i) any Subsidiary to the extent the provision of a Guarantee by such Subsidiary in respect of the Obligations would reasonably be expected to result in material adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company in good faith in consultation with the Administrative Agent, and (j) any Subsidiary with respect to which, as reasonably determined by the Administrative Agent and the Company, the burden or cost or other consequences (including material adverse tax consequences) of providing a Guarantee outweigh the benefits to the Secured Parties. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes and United Kingdom withholding Taxes (excluding (x) any United Kingdom withholding Taxes imposed on a payment of interest to a UK Treaty Lender) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by a Borrower under Section 5.13 [Replacement of a Lender]) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9(g) [Taxes], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) any U.S. Federal withholding Taxes attributable to such Recipient’s failure to comply with Section 5.9(g) [Status of Lenders], and (d) any U.S. Federal withholding Taxes imposed under FATCA.

NAI-1532280773v19 27 “Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. “Existing Expiration Date” means as is specified in Section 5.16 [Maturity Extensions]. “Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(C). “Existing Term Loan Maturity Date” means as is specified in Section 5.16 [Maturity Extensions]. “Expiration Date” means, with respect to the Revolving Credit Commitments, September 9, 2027, as such date may be extended with respect to certain Lenders’ Revolving Credit Commitments pursuant to Section 5.16(a) [Requests for Extension] or Section 12.1 [Modifications, Amendments or Waivers]. “Extension Effective Date” means as is specified in Section 5.16 [Maturity Extensions]. “Facilities” means the Revolving Credit Facility and/or the Term Loan Facility, as the context may require. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the aggregate Commitments have been terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due and (ii) obligations and liabilities under any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product (other than any such obligations for which written notice has been received by the Administrative Agent and the Company that either (x) amounts are currently due and payable under such Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product, as applicable, or (y) no arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the applicable Issuing Lender, including to the extent requested the provision of cash collateral or a back-to-back letter of credit, shall have been made). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

NAI-1532280773v19 28 “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company. “Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the United Kingdom Pensions Act 2004. “Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 8.1(a) [Financial Statements and Other Information] or Section 8.1(b) [Financial Statements and Other Information]. Reference to the most recent fiscal quarter for which Financials are available shall, in the case of the fourth quarter of each fiscal year, be deemed to refer to such quarter as reflected in the annual financial statements required to be delivered pursuant to Section 8.1(a) [Financial Statements and Other Information]. “First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests. “Floor” means a rate of interest equal to 0.00%. “Foreign Currency Exposure” has the meaning assigned to it in Section 5.3(d) [Alternative Currencies]. “Foreign Currency Hedge” means any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency. “Foreign Currency Hedge Liabilities” means as is specified in the definition of Lender Provided Foreign Currency Hedge. “Foreign Law Pledge Agreement” means any pledge agreement governed by the applicable local law with respect to a Material Foreign Subsidiary, a Foreign Subsidiary Borrower or any other Foreign Subsidiary the Equity Interests of which do not constitute Excluded Assets and are required to be pledged hereunder, in a form reasonably acceptable to the Administrative Agent, in each case, as entered into pursuant to Section 8.9(b) [Material Foreign Subsidiaries] or Section 8.12 [Post-Closing Matters], as it may be amended, restated, supplemented and/or modified and in effect from time to time. The initial Foreign Law Pledge Agreements required to be in effect are set forth on Schedule 1.1(F) hereto. “Foreign Law Pledgor” means the Company and each Subsidiary that executes a Foreign Law Pledge Agreement pursuant to Section 8.9(b) [Material Foreign Subsidiaries] or Section 8.12 [Post-Closing Matters]. The initial Foreign Law Pledgors are identified as such on Schedule 1.1(F) hereto.

NAI-1532280773v19 29 “Foreign Lender” means (i) as to any Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (ii) as to any Borrower that is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Foreign Obligations” means all Obligations of any Foreign Subsidiary. “Foreign Pension Plan” means any plan, scheme, fund (including any superannuation fund) or other similar program established, sponsored or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary. “Foreign Subsidiary Asset Sale Recovery Event” has the meaning assigned to it in Section 5.3(b) [Foreign Subsidiaries]. “Foreign Subsidiary Borrower” means any UK Borrower or Dutch Borrower. “Foreign Subsidiary Borrower Sublimit” means $200,000,000. “Fraudulent Transfer Laws” has the meaning assigned to it in Section 12.17(g) [Savings Clause]. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the applicable Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Loan Lender, such Defaulting Lender’s Ratable Share of outstanding Swingline Loans made by such Swingline Loan Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP]. “Group” means the Company and its consolidated Subsidiaries as determined in accordance with GAAP.

NAI-1532280773v19 30 “Guarantors” means, collectively, (a) any Subsidiary Guarantor and (b) any other Person that is from time to time party to the Guaranty Agreement or any other agreement pursuant to which it guarantees the Obligations or any portion thereof, excluding, in each case, any such Person that ceases to be a Guarantor in accordance with the terms of the Loan Documents. For the avoidance of doubt, notwithstanding anything to the contrary herein or in any other Loan Document, (i) no Foreign Subsidiary shall constitute a Guarantor, and no Foreign Subsidiary shall at any time guarantee or otherwise be liable for any U.S. Obligations, and (ii) no Excluded Subsidiary shall constitute a “Guarantor”. “Guaranty” or “Guarantee” means, without duplication, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly; provided, that the terms “Guaranty” and “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnity obligations as in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the guaranteeing Person in good faith. “Guaranty Agreement” means the Continuing Agreement of Guaranty and Suretyship, dated of even date herewith, executed and delivered by each of the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties. “Guaranty Joinder” means a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit B. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedge Bank” means any Person that, at the time it enters into a Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge. “Hedge Liabilities” means, collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities. “HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme. “Home Country” means as specified in Section 6.23(a) [Filing].

NAI-1532280773v19 31 “Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn. “ICC” means as is specified in Section 12.11(a) [Governing Law]. “Increased Amount Date” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Lender” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Loan Commitments” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Loans” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Revolving Credit Commitment” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Revolving Credit Increase” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Term Loan” means as is specified in Section 5.17 [Incremental Loans]. “Incremental Term Loan Commitment” means as is specified in Section 5.17 [Incremental Loans]. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) Receivables Transaction Attributed Indebtedness, provided that Receivables Transaction Attributed Indebtedness associated with a Permitted Factoring Transaction shall only be required to be included in this definition of “Indebtedness” to the extent such Permitted Factoring Transaction is recharacterized as indebtedness rather than a purchase, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, excluding operating leases, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and accounts payable incurred in the ordinary course of business and accrued salaries, vacation and employee benefits (including deferred compensation) arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property at the date of determination of the amount of such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all

NAI-1532280773v19 32 non-contingent obligations of such Person as an account party in respect of letters of credit and letters of guaranty (other than trade letters of credit and similar instruments), (j) all non-contingent obligations of such Person in respect of bankers’ acceptances, and (k) all Attributable Debt of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (1) any indemnification, purchase price adjustment, earnout, holdback, or other similar deferred payment obligations (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition or disposition), until such obligation is reflected on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and is determinable, not contingent and not paid when due, (2) any indebtedness that has been defeased, redeemed and/or discharged in accordance with its terms by the deposit of cash and/or cash equivalents with a trustee for the benefit of the relevant holders of such indebtedness, (3) accrued pension cost, employee benefits and postretirement health care obligations arising in the ordinary course of business, (4) obligations in respect of customer advances received and held in the ordinary course of business, (5) obligations in respect of Swaps, (6) Indebtedness owing to the Company by any Subsidiary or Indebtedness owing to any Subsidiary by the Company or another Subsidiary, (7) performance bonds or performance guaranties (or any bank guarantee or letter of credit in lieu thereof) entered into in the ordinary course of business, and (8) interest, fees, premium or expenses, if any, relating to the principal amount of Indebtedness. “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes. “Indemnitee” means as is specified in Section 12.3(b) [Indemnification by the Borrowers]. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any parent or subsidiary of such Defaulting Lender, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) any Borrower, any of their respective Subsidiaries or any of their respective Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business. “Information” means all information received from or on behalf of the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative

NAI-1532280773v19 33 Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by or on behalf of the Loan Parties or any of their Subsidiaries. “Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law. “Interest Coverage Ratio” means as is specified in Section 9.13(b) [Minimum Interest Coverage Ratio]. “Interest Period” means the period of time selected by a Borrower in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under a Term Rate Loan Option. Subject to the last sentence of this definition and subject to availability for the interest rate applicable to the relevant Currency, such period shall be one, three or six months (or any other period acceptable to all of the applicable Lenders). Such Interest Period shall commence on the effective date of such Term Rate Loan Option, which shall be (i) the Borrowing Date if a Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to a Term Rate Loan Option if a Borrower is renewing or converting to a Term Rate Loan Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) a Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. “Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness. “Interest Rate Hedge Liabilities” means as is specified in the definition of Lender Provided Interest Rate Hedge. “Interest Rate Option” means any Term Rate Loan Option, Base Rate Option or Daily Rate Loan Option. “Investment” means, as to any Person, any acquisition or investment by such Person by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or

NAI-1532280773v19 34 other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “IP Security Agreements” means each intellectual property security agreement executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Secured Parties from time to time pursuant to the Security Agreement. “IRS” means the United States Internal Revenue Service. “Issuing Lender” means (a) PNC (through itself or through one of its designated Affiliates or branch offices), in its individual capacity as an issuer of Letters of Credit hereunder, (b) BMO Harris Bank N.A. (through itself or through one of its designated Affiliates or branch offices), in its individual capacity as an issuer of Letters of Credit hereunder, (c) JPMorgan Chase Bank, N.A. (through itself or through one of its designated Affiliates or branch offices), in its individual capacity as an issuer of Letters of Credit hereunder, (d) Truist Bank (through itself or through one of its designated Affiliates or branch offices), in its individual capacity as an issuer of Letters of Credit hereunder, (e) U.S. Bank National Association (through itself or through one of its designated Affiliates or branch offices), in its individual capacity as an issuer of Letters of Credit hereunder, (f) other Lenders that agree with the Company to act as issuers of Letters of Credit, and (g) with respect to the Existing Letters of Credit, JPMorgan Chase Bank, N.A., in its capacity as issuer thereof. “Joint Bookrunner” means each of (i) PNC Capital Markets, LLC and its successors, (ii) BMO Harris Bank N.A. and its successors, (iii) JPMorgan Chase Bank, N.A. and its successors, (iv) Truist Bank and its successors and (v) U.S. Bank National Association and its successors, each in its capacity as a joint bookrunner hereunder. “Joint Lead Arranger” means each of (i) PNC Capital Markets, LLC and its successors, (ii) BMO Harris Bank N.A. and its successors, (iii) JPMorgan Chase Bank, N.A. and its successors, (iv) Truist Bank and its successors and (v) U.S. Bank National Association and its successors, each in its capacity as a joint lead arranger hereunder. “Judgment Currency” means as is specified in Section 12.16 [Judgment Currency]. “Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic. “LCT Determination Date” means as is specified in Section 1.3(f) [Accounting Principles; Changes in GAAP; Pro Forma Calculations; Calculations and Tests].

NAI-1532280773v19 35 “Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with any Incremental Loan Commitments pursuant to Section 5.17 [Incremental Loans]. “Lender Provided Foreign Currency Hedge” means a Foreign Currency Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented with a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes, including without limitation Foreign Currency Hedges entered into between any Loan Party and any Hedge Bank that are in existence on the Closing Date and identified to the Administrative Agent on the Closing Date. The liabilities owing to the Hedge Bank providing any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.3 [Application of Proceeds]. “Lender Provided Interest Rate Hedge” means an Interest Rate Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented with a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes, including without limitation Interest Rate Hedges entered into between any Loan Party and any Hedge Bank that are in existence on the Closing Date and identified to the Administrative Agent on the Closing Date. The liabilities owing to the Hedge Bank providing any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.3 [Application of Proceeds]. “Lenders” means the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder (excluding any such Person that ceases to be a Lender in accordance with the terms of the Loan Documents), each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, “Lenders” shall include any Affiliate of a Lender

NAI-1532280773v19 36 to which such Obligation is owed. Unless the context requires otherwise, the term “Lenders” includes the Swingline Loan Lender, but not the Issuing Lenders. “Lending Office” means, as to the Administrative Agent, any Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent. “Letter of Credit” means as is specified in Section 2.8(a) [Issuance of Letters of Credit]. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. Letters of Credit may be issued in Dollars or in any Alternative Currency. “Letter of Credit Borrowing” means as is specified in Section 2.8(c)(iii) [Disbursements, Reimbursement]. “Letter of Credit Disbursements” means a payment made by an Issuing Lender pursuant to a Letter of Credit. “Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent amount of all Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Letter of Credit Exposure of any Revolving Lender at any time shall be its Ratable Share of the total Letter of Credit Exposure at such time. “Letter of Credit Fee” means as is specified in Section 2.8(b) [Letter of Credit Fees]. “Letter of Credit Obligation” means, as of any date of determination, the aggregate Dollar Equivalent of the stated amount available to be drawn under all outstanding Letters of Credit on such date plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date. “Letter of Credit Sublimit” means as is specified in Section 2.8(a)(i) [Issuance of Letters of Credit]. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event will an operating lease or agreement to sell be deemed to constitute a Lien. “Limited Condition Acquisition” means any Acquisition by the Company or any of its Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

NAI-1532280773v19 37 “LLC Division” means, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division. “Loan Documents” means this Agreement, the Administrative Agent’s Letter, the Collateral Documents, the Guaranty Agreement, the Notes, and any other instruments, certificates or documents executed by one or more of the Loan Parties and delivered to the Administrative Agent and/or one or more of the Lenders in connection herewith or therewith (excluding, for the avoidance of doubt, Lender Provided Foreign Currency Hedges, Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products). “Loan Parties” means the Borrowers and the Guarantors. “Loan Request” means as is specified in Section 2.5(a) [Revolving Credit Loan Requests; Conversions and Renewals]. “Loans” means, collectively, and “Loan” means, separately, all Revolving Credit Loans, Swingline Loans and the Term Loans or any Revolving Credit Loan, Swingline Loan or Term Loan. “Local Time” means (i) New York City time in the case of a Loan or Letter of Credit denominated in Dollars and (ii) local time in the case of a Loan or Letter of Credit denominated in an Alternative Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent). “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $35,000,000. “Material Adverse Change” means a material adverse change in (a) the business, assets, operations, or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its material obligations under the Loan Documents, or (c) the validity or enforceability of this Agreement or any and all other Loan Documents against the Loan Parties or the rights or remedies of the Administrative Agent and the Lenders thereunder against the Loan Parties; provided, however, that any events, circumstances, changes, effects or conditions with respect to the Company and/or its Subsidiaries disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Company with the SEC prior to the Closing Date shall not constitute a “Material Adverse Change” to the extent so disclosed.

NAI-1532280773v19 38 “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $35,000,000. “Material Domestic Subsidiary” means (i) any Domestic Subsidiary directly holding any Equity Interest in a Material Foreign Subsidiary, (ii) any Domestic Subsidiary directly holding any Equity Interest in a Foreign Subsidiary Borrower or (iii) any Domestic Subsidiary which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 8.1(a) or (b) [Financial Statements and Other Information] (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 8.1(a) or (b) [Financial Statements and Other Information], the most recent financial statements referred to in Section 6.4(a) [Financial Condition; No Material Adverse Change]), (x) constituted (after the elimination of intercompany items) greater than 7.5% of Consolidated Operating Income for such period or (y) constituted (after the elimination of intercompany items) greater than 7.5% of Consolidated Total Assets (other than Equity Interests in Material Foreign Subsidiaries) as of such date; provided that, notwithstanding the foregoing, no Excluded Subsidiary shall constitute a “Material Domestic Subsidiary”. Schedule 6.1 lists all of the Company’s Material Domestic Subsidiaries and their respective jurisdictions of organization as of the Closing Date. “Material Foreign Subsidiary” means any Foreign Subsidiary, the Equity Interests of which are held directly by the Company or any Domestic Subsidiary, and which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 8.1(a) or (b) [Financial Statements and Other Information] (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 8.1(a) or (b) [Financial Statements and Other Information], the most recent financial statements referred to in Section 6.4(a) [Financial Condition; No Material Adverse Change]), (x) constituted (after the elimination of intercompany items) greater than ten percent (10%) of Consolidated Operating Income for such period or (y) constituted (after the elimination of intercompany items) greater than ten percent (10%) of Consolidated Total Assets as of such date. “Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and intercompany debt owing by and among the Company and/or its wholly-owned Subsidiaries), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $35,000,000. For the purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Subsidiary” means any Material Domestic Subsidiary or Material Foreign Subsidiary. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to (i) 103% for Letters of Credit denominated in Dollars and (ii) 105% for Letters of Credit denominated in an Alternative

NAI-1532280773v19 39 Currency, in each case, of the Fronting Exposure of the applicable Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount reasonably determined by the Administrative Agent and the applicable Issuing Lender in their reasonable discretion. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (i) Consolidated Net Indebtedness as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis. “Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid or required to be paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes or repatriation costs paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities (including, without limitation, with respect to purchase price adjustments, pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer), (iv) any costs associated with unwinding any related Swap in connection with such transaction, and (v) any customer deposits required to be returned as a result of such transaction; provided, however, that the amount determined pursuant to the foregoing shall be reduced, in the case of any Net Proceeds received by a joint venture Subsidiary, by the amount attributable to (and not available for distribution to, or for the account of, the Company or a wholly-owned Subsidiary) non-controlling interests in such joint venture Subsidiary owned by any Person other than the Company or any of its Subsidiaries. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that would otherwise require such Lender’s consent but to which the Required Lenders have consented. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

NAI-1532280773v19 40 “Non-Extending Lender” means as is specified in Section 5.16(b) [Lender Elections to Extend]. “Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the relevant competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Loan Party, the value of which is at least € 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least € 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation. “Non-Qualifying Party” means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap. “Notes” means collectively, and “Note” means separately, the promissory notes in the form of Exhibit C evidencing the Revolving Credit Loans, in the form of Exhibit D evidencing the Swingline Loan, and in the form of Exhibit E evidencing the Term Loans. “Notice Date” means as is specified in Section 5.16 [Maturity Extensions]. “Obligation” means any obligation or liability of any of the Loan Parties or other credit support providers specified in the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (b) any Lender Provided Interest Rate Hedge, (c) any Erroneous Payment Subrogation Rights, (d) any Lender Provided Foreign Currency Hedge, and (e) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become

NAI-1532280773v19 41 a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). “Other Lender Provided Financial Service Product” means agreements or other arrangements entered into between any Loan Party and any Cash Management Bank that provides any of the following products or services to any of the Loan Parties: (a) credit cards (including, without limitation, commercial credit cards and purchasing cards), (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) ACH transactions, (g) cash management, including controlled disbursement, automatic clearinghouse transactions, return items, any direct debit scheme or arrangement, overdraft lines, accounts or services, interstate depository network services, and cash pooling services, and (h) letters of credit, bank guaranties and similar banking services to Foreign Subsidiaries of the Company. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13 [Replacement of a Lender]). “Overnight Bank Funding Rate” means for any day, (a) with respect to any amount denominated in Dollars, the rate comprising both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other commercially recognized electronic source (such as Bloomberg) selected by the Administrative Agent reasonably and in good faith for the purpose of displaying such rate); provided that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent demonstrable error); provided, further, that if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined reasonably and in good faith by the Administrative Agent or the applicable Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent demonstrable error). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without prior notice to the Borrowers. “Parallel Debt” means as is specified in Section 11.16(a) [Parallel Debt]. “Participant” means as is specified in Section 12.8(d) [Participations]. “Participant Register” means as is specified in Section 12.8(d) [Participations].

NAI-1532280773v19 42 “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Participation Advance” means as is specified in Section 2.8(c)(iii) [Disbursements, Reimbursement]. “Payment Date” means the first day of each fiscal quarter after the Closing Date and on the Expiration Date or upon acceleration of the Notes. “Payment Recipient” means as is specified in Section 11.15(a) [Erroneous Payments]. “PBGC” means the Pension Benefit Guaranty Corporation. “Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the United Kingdom Pensions Act 2004. “Permitted Acquisition” means any Acquisition, directly or indirectly (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition), if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto, subject to Section 1.3(f) in the case of a Limited Condition Acquisition; (b) such Person or division or line of business is engaged in substantially the same or a similar line of business as the Company and the Subsidiaries or a business reasonably related, complementary or ancillary thereto or constituting a reasonable extension, development or expansion thereof, including without limitation industrial manufacturing and distribution, the rental of industrial equipment, and the provision of services related thereto; and (c) the Company and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 9.13 [Financial Covenants], in each case, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which Financials are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness and the actual or intended use of proceeds thereof, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such Acquisition exceeds $150,000,000, the Company shall have delivered to the Administrative Agent prior to the closing of any such Acquisition a certificate of a Financial Officer of the Company to such effect, together with all relevant financial statements and projections reasonably requested by the Administrative Agent demonstrating in reasonable detail such compliance; provided that in the case of a Limited Condition Acquisition, such compliance shall be subject to Section 1.3(f). “Permitted Encumbrances” means:

NAI-1532280773v19 43 (a) Liens imposed by law for Taxes, assessments or other governmental charges (i) that are not yet due or are being contested in compliance with Section 8.4 [Payment of Obligations] or (ii) the nonpayment of which in the aggregate would not reasonably be expected to be materially adverse to the Company and its Subsidiaries; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations (i) that are not overdue by more than sixty (60) days or are being contested in compliance with Section 8.4 [Payment of Obligations] or (ii) the nonpayment of which in the aggregate would not reasonably be expected to be materially adverse to the Company and its Subsidiaries; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, to secure liability to insurance carriers under insurance of self-insurance arrangements or regulations or employment laws or to secure other public, statutory or regulatory obligations; (d) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) (i) judgment liens in respect of judgments that do not constitute an Event of Default under Section 10.1(k) [Events of Default]; and (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made or the existence of which would not reasonably be expected to be materially adverse to the Company and its Subsidiaries; (f) easements, zoning restrictions, rights-of-way, licenses, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non- monetary encumbrances on real property that do not interfere in any material respect with the normal conduct of business of the Company and its Subsidiaries (taken as a whole) or the operation of such real property for its intended purpose; (g) leases, licenses, subleases or sublicenses granted (i) to third parties not adversely interfering in any material respect with the business of the Company and its Subsidiaries as conducted at the time granted, taken as a whole, (ii) between or among any of the Company or any of its Subsidiaries or (iii) to other Persons and permitted under this Agreement; (h) (i) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; and (ii) other Liens that are contractual rights of set-off or similar rights (A) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary, including, without limitation, with respect to credit card charge-backs and similar

NAI-1532280773v19 44 obligations, or (B) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Subsidiary in the ordinary course of business; (i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (k) Liens (i) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iii) in respect of funds received by the Company or any Subsidiary as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Company or one or more Subsidiaries to collect and remit those funds to such third parties, or (iv) in favor of credit card companies pursuant to agreements therewith; (l) Liens in connection with the Disposition of any assets (including by merger or consolidation) in a transaction permitted under Section 9.4 [Dispositions] and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (m) pledges and deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, customer deposit and advances, company credit cards, travel cards and other employee credit card programs, surety, customs and appeal bonds, performance and completion bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens to secure letters of credit or bank guarantees supporting any of the foregoing; (n) Liens on securities that are subject to repurchase agreements constituting Investments permitted under Section 9.5; (o) any interest or title of a lessor under any operating lease or operating sublease entered into by the Company or any Subsidiary in the ordinary course of business and other statutory and common law landlords’ liens under leases that do not materially detract from the value of the affected property or materially interfere with the normal conduct of business of the Company and its Subsidiaries, taken as a whole; (p) any interest or title of a landlord, lessor or sublessor under any lease of real estate or any Lien affecting solely the interest of the landlord, lessor or sublessor; (q) Liens arising out of conditional sale, title retention or similar arrangements in the ordinary course of business;

NAI-1532280773v19 45 (r) purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings, including those made in respect of the Disposition of assets in connection with any Permitted Factoring Transaction or Qualified Receivables Transaction; (s) any interest or title of a licensor or sublicensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (i) existing on the Closing Date or (ii) in the ordinary course of its business; (t) with respect to any real property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such real property; and (u) subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor, with respect to any ground lease or other lease or sublease entered into by the Company or any Subsidiary. “Permitted Factoring Transaction” means (a) a sale on a non-recourse or limited recourse basis (subject to customary warranties, indemnities and other exceptions), in each case consistent with a true sale, by the Company or any Subsidiary of accounts, notes receivable or other financial assets to any Person or Persons, including without limitation pursuant to an accelerated payment program established by a customer of the Company or such Subsidiary or (b) any other sale on a non-recourse or limited recourse basis (subject to customary warranties, indemnities and other exceptions), in each case consistent with a true sale, by any Foreign Subsidiary to any Person or Persons of accounts receivable, notes receivable or other financial assets; provided that, without duplication, the aggregate face amount of accounts receivable and notes receivable subject to all such sales does not exceed (x) during any fiscal year the greater of (i) 15% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recent fiscal year for which Financials are available) and (ii) $120,000,000 and (y) $50,000,000 during any fiscal quarter; provided, further, that the Indebtedness and/or Receivables Transaction Attributed Indebtedness incurred in respect of all Permitted Factoring Transactions and Qualified Receivables Transactions shall not at the time of incurrence thereof exceed the greater of (i) 15% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recent fiscal quarter of the Company for which Financials are available) and (ii) $120,000,000. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any

NAI-1532280773v19 46 commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (f) cash and demand deposits maintained with (i) any Lender or (ii) with the domestic office of any commercial bank organized under the laws of the United States of America or any State which has a combined capital and surplus and undivided profits of not less than $500,000,000; (g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions; and (h) other investments permitted by the Company’s investment policy, dated January 23, 2011, as adopted by its board of directors and in effect on the Closing Date (but excluding investments made in reliance on exceptions to such policy requiring additional approvals or consents thereunder from the chief financial officer, treasurer or otherwise), as amended, restated, supplemented or otherwise modified from time to time, so long as such amendment, restatement, supplement or modification has been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed). “Permitted Liens” means as is specified in Section 9.2 [Liens]. “Permitted Refinancing” shall mean Indebtedness constituting a replacement, refinancing, renewal, or extension of Indebtedness permitted under Section 9.1 to the extent that (a) such new Indebtedness has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being replaced, refinanced, renewed or extended plus an amount equal to accrued and unpaid interest and any premium thereon paid in connection with such replacement, refinancing, renewal or extension and other reasonable amounts paid and fees and expenses reasonably incurred, in connection therewith, (b) such new Indebtedness has a weighted average maturity (measured as of the date of such replacement, refinancing, renewal or extension) and maturity no shorter than that of the Indebtedness being replaced, refinanced, renewed or extended (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision shall not violate the foregoing restriction) and (c) such new Indebtedness does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended.

NAI-1532280773v19 47 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA. “Plan of Reorganization” has the meaning assigned to it in Section 12.8(f)(iii) [Disqualified Institutions]. “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “PNC” means PNC Bank, National Association, its successors and permitted assigns. “Prepayment Event” means any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary pursuant to Section 9.4(l) [Dispositions] or otherwise not permitted by this Agreement, for which the aggregate book value of all property Disposed of exceeds 10% of Consolidated Total Assets (measured at the end of the most recently completed fiscal year), in the aggregate during the fiscal year of the Company during which such sale, transfer or other Disposition occurs. “Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. “Principal Office” means, with respect to any Currency, the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania, or such other address with respect to such Currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders. “Projections” means as specified in Section 6.4(b) [Financial Condition; No Material Adverse Change]. “PTEs” means as is specified in Section 11.14(a)(ii) [ERISA Matters]. “QFC Credit Support” means as is specified in Section 12.14 [Acknowledgement Regarding Any Supported QFCs].

NAI-1532280773v19 48 “Qualified Cash Amount” means, as of any date of determination, an amount equal to the excess of Unrestricted Cash over $5,000,000; provided that in no event shall the Qualified Cash Amount exceed $250,000,000, subject, in the case of foreign cash so netted, to the requirement that such cash be freely transferable without restriction (unless such restriction has been waived or terminated) to the United States (it being understood and agreed that foreign cash shall be deemed “freely transferable without restriction” (i) notwithstanding any procedures or limitations that are solely within the control of the Company or applicable Foreign Subsidiary and which do not require the approval or consent of any other third party or governmental authority or (ii) in the case of cash maintained in the People’s Republic of China, notwithstanding the requirement to obtain approval from the State Administration of Foreign Exchange (“SAFE”) if, as of any date of determination, SAFE has not denied the then most recent approval request by the Company or any of its Subsidiaries to repatriate such cash out of the People’s Republic of China). “Qualified Receivables Transaction” means any transaction or series of related transactions entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer on a non-recourse or limited recourse basis (subject to customary warranties, indemnities and other exceptions), in each case consistent with a true sale, to a newly-formed Subsidiary or other Special Purpose Entity any receivables, royalties, revenue streams, rights to payment and/or other financial assets and related rights and assets, any collateral securing any of the foregoing, any guarantees or other obligations in respect of any of the foregoing and/or any proceeds of any of the foregoing (collectively, “Receivables Assets”), which Special Purpose Entity shall in turn sell, convey, transfer and/or pledge interests in such Receivables Assets to third-party lenders or investors; provided that, without duplication, the aggregate outstanding principal amount of all Indebtedness and/or Receivables Transaction Attributed Indebtedness in respect of all Permitted Factoring Transactions and Qualified Receivables Transactions shall not at the time of incurrence thereof exceed the greater of (i) 15% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recent fiscal quarter of the Company for which Financials are available) and (ii) $120,000,000. “Ratable Share” means: (a) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations and participate in Swingline Loans, and right to receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders; provided that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments; (b) with respect to a Lender’s (x) obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders; provided that if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments of the Lenders and not the amount of their Term Loans and (y) right to receive payments, interest, and fees related to Term Loans, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders;

NAI-1532280773v19 49 (c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loans, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided, however, that (A) if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and (B) if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments and not the current amount of the Term Loans, subject to Section 5.15 [Defaulting Lenders]. “Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any receivables purchase or other financing transaction of the type described in the definition of “Permitted Factoring Transaction” or “Qualified Receivables Transaction” on any date of determination that would, in each case, be characterized as principal if such transactions were structured as a secured lending transaction rather than as a purchase. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable. “Register” means as is specified in Section 12.8(c) [Register]. “Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings. “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reimbursement Obligation” means as is specified in Section 2.8(c) [Disbursements, Reimbursement]. “Rejection Notice” means as is specified in Section 5.3(f) [Mandatory Prepayments]. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

NAI-1532280773v19 50 “Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (1) the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof. “Relevant Party” has the meaning assigned to it in Section 5.9(j)(ii) [VAT]. “Removal Effective Date” means as is specified in Section 11.6(b) [Resignation of Administrative Agent]. “Replacement Lender” means as is specified in Section 2.4(b) [Lender Combinations]. “Required Lenders” means Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans (excluding the Term Loans of Defaulting Lenders). “Required Share” means as is specified in Section 5.11 [Settlement Date Procedures]. “Resignation Effective Date” means as is specified in Section 11.6(a) [Resignation of Administrative Agent]. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in a Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Borrower or any option, warrant or other right to acquire any such Equity Interests in a Borrower. “Retired Commitments” means as is specified in Section 2.4(b) [Lender Combinations].

NAI-1532280773v19 51 “Revaluation Date” means (a) with respect to each Borrowing Tranche of a Term Rate Loan denominated in an Alternative Currency, (i) each date of a borrowing, renewal, and conversion pursuant to the terms of this Agreement and (ii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall require; (b) with respect to each Borrowing Tranche of a Daily Rate Loan denominated in an Alternative Currency, each date such Daily Rate Loan is outstanding; and (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance, increase or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall reasonably determine or the Required Lenders shall require. “Revolving Credit Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and “Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all of the Lenders. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans, such Lender’s Swingline Loans and such Lender’s Letter of Credit Exposure. “Revolving Credit Facility” means the revolving loan facility provided pursuant to ARTICLE 2 [Revolving Credit and Swingline Loan Facilities]. “Revolving Credit Loans” means, collectively, and Revolving Credit Loan means, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.8(c) [Disbursements, Reimbursement]. “Revolving Facility Usage” means at any time the sum of the Dollar Equivalent of the outstanding Revolving Credit Loans, the outstanding Swingline Loans, and the Letter of Credit Obligations. “Revolving Lender” means a Lender holding a Revolving Credit Loan and/or Revolving Credit Commitment. “RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, SONIA. “RFR Administrator” means the SONIA Administrator. “RFR Business Day” means, as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, a day on which banks are open for general business in London. “RFR Day” has the meaning specified in the definition of “Daily Simple RFR”.

NAI-1532280773v19 52 “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR. “RFR Reserve Percentage” means, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Federal Reserve Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee. “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC. “Sanctioned Person” means (a) a Person that is (i) named on a list of designated or restricted Persons maintained by the U.S. Government, including, without limitation, OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned 50% or more in the aggregate or controlled by or acting or purporting to act on behalf of one or more Persons described in the foregoing clauses (i) or (ii); or (b) a Person that is (i) named on the “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” of the European Union (“E.U.”) or other similar lists maintained by the E.U.; (ii) named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” of the United Kingdom (“U.K.”) or other similar lists maintained by the U.K.; (iii) named on any other similar list maintained by any other Official Body of a jurisdiction whose Laws apply to this Agreement; or (iv) owned 50% or more in the aggregate or controlled by or acting or purporting to act on behalf of one or more Persons described in the foregoing clauses (i) through (iii). “Sanctions” means all Laws relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority. “SEC” means the United States Securities and Exchange Commission. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Cash Management Banks, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5 [Delegation of

NAI-1532280773v19 53 Duties], and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents. “Security Agreement” means the Pledge and Security Agreement, dated of even date herewith, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties. “Senior Note Indebtedness” means any unsecured Indebtedness of the Company or its Subsidiaries under any notes or convertible notes permitted hereunder and issued under an indenture, loan agreement, note purchase agreement or similar governing instrument or document in a registered public offering or a Rule 144A or other similar private placement transaction; provided that no such Indebtedness shall (i) have a scheduled maturity date or any installment, sinking fund, mandatory redemption or other principal payment stated to be due before the date 91 days after the Facility Termination Date (excluding, for the avoidance of doubt, (x) customary offers to repurchase upon a change of control, asset sale, event of loss or other customary event, (y) mandatory prepayments with the proceeds of refinancing Indebtedness and (z) customary acceleration rights after an event of default) or (ii) prohibit, restrict or impose any condition upon the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent to secure the Obligations. “Settlement Date” means the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures]. “SLL Principles” means as specified in Section 4.6 [Sustainability Adjustments Amendment]. “SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Adjustment” shall mean, 10.0 basis points (0.10%). “SOFR Floor” means a rate of interest per annum equal to 0.0 basis points (0.00%). “SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Federal Reserve Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding. “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person and its Subsidiaries taken as a whole is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries taken as a whole, (b) the present fair saleable value of such Person and its Subsidiaries taken as a whole is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries taken as a whole on their respective debts, including contingent debts, as they become absolute and matured, (c) such Person and its Subsidiaries taken as a whole do not intend to, and do not believe that they will, incur debts or liabilities, including contingent debts and liabilities, beyond such Persons’ ability to pay such debts and liabilities as they mature

NAI-1532280773v19 54 and (d) such Person and its Subsidiaries taken as a whole are not engaged in businesses or transactions, and are not about to engage in businesses or transactions, for which such Persons’ property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability. “SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Special Purpose Entity” means any Subsidiary whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from the Company and/or one or more other Subsidiaries of the Company. “Specified Acquisition” means a Permitted Acquisition with respect to which the aggregate consideration provided by the Company and its Subsidiaries is greater than $50,000,000. “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. “Standby Letter of Credit” means a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties. “Statements” means as is specified in Section 6.4(a) [Financial Condition; No Material Adverse Change]. “Sterling” or “£” mean the lawful currency of the United Kingdom. “Subordinated Indebtedness” means any unsecured Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the Obligations and all of the terms and conditions of which are reasonably acceptable to the Administrative Agent (including the absence of a scheduled maturity date or any installment, sinking fund, mandatory redemption or other principal payment due before at least 91 days after the Facility Termination Date (excluding, for the avoidance of doubt, (x) customary offers to repurchase upon a change of control, asset sale, event of loss or other customary event, (y) mandatory prepayments with the proceeds of refinancing Indebtedness and (z) customary acceleration rights after an event of default, in the case of each of clauses (x) through (z), that are subject to the agreed subordination provisions)), provided that, for the avoidance of doubt, unsecured Indebtedness that is not contractually subordinated to payment of the Obligations shall not constitute Subordinated Indebtedness.

NAI-1532280773v19 55 “Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness. “Subsidiary”, of any Person, at any time means any corporation, trust, partnership, limited liability company or other Person (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries or (b) which is Controlled by such Person or one or more of such Person’s Subsidiaries. “Subsidiary Guarantor” means each Domestic Subsidiary that is or becomes a party to the Guaranty Agreement, excluding any such Person that ceases to be a Subsidiary Guarantor in accordance with the terms of the Loan Documents; provided, an Excluded Subsidiary shall not constitute a “Subsidiary Guarantor”. The initial Subsidiary Guarantors are parties to this Agreement. “Supported QFC” means as is specified in Section 12.14 [Acknowledgement Regarding Any Supported QFCs]. “Surviving Commitment” means as is specified in Section 2.4(b) [Lender Combinations]. “Surviving Lender” means as is specified in Section 2.4(b) [Lender Combinations]. “Sustainability Assurance Provider” means as is specified in Section 4.6 [Sustainability Adjustments Amendment]. “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Borrowers and their Subsidiaries, which shall be confirmed by the Borrowers as being consistent with SLL Principles. “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a). “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

NAI-1532280773v19 56 “Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge. “Swingline Loan Commitment” means PNC’s commitment to make Swingline Loans to each Borrower pursuant to Section 2.1(b) [Swingline Loan Commitment] hereof in an aggregate principal amount of $50,000,000. “Swingline Loan Lender” means PNC (or any of its designated branch offices or Affiliates), in its capacity as a lender of Swingline Loans. “Swingline Loan Note” means the Swingline Loan Note of each Borrower in the form of Exhibit D evidencing the Swingline Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part. “Swingline Loan Request” means a request for Swingline Loans made in accordance with Section 2.5(b) [Swingline Loan Requests] hereof. “Swingline Loans” means, collectively, and “Swingline Loan” means, separately, all Swingline Loans or any Swingline Loan made by PNC to each Borrower pursuant to Section 2.1(b) [Swingline Loan Commitment] hereof. All Swingline Loans shall be denominated in Dollars. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. “Term Lender” means a Lender holding a Term Loan. “Term Loan” means as is specified in Section 3.1 [Term Loan Commitments]; “Term Loans” means, collectively, all of the Term Loans. “Term Loan Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and “Term Loan Commitments” means the aggregate Term Loan Commitments of all of the Lenders. “Term Loan Facility” means the term loan facility provided pursuant to Article 3 [Term Loans].

NAI-1532280773v19 57 “Term Loan Maturity Date” means (a) with respect to the initial Term Loans, September 9, 2027, and (b) with respect to any Incremental Term Loans, the date set forth in the relevant Lender Joinder Agreement with respect to such Incremental Term Loans, in each case as such date may be extended with respect to certain Lenders’ Term Loans pursuant to Section 5.16(a) [Requests for Extension] or Section 12.1 [Modifications, Amendments or Waivers]. “Term Rate Loan” means a Loan that bears interest at a rate based on the Term SOFR Rate or Eurocurrency Rate. “Term Rate Loan Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(i) [Revolving Credit Term Rate Loan Option] or Section 4.1(c)(i) [Term Loan Term Rate Loan Option], as applicable. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded, if necessary, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without prior notice to the Borrowers on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage. “Term SOFR Rate Loan” means a Loan that bears interest based on the Term SOFR Rate. “Term SOFR Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(i)(1) [Revolving Credit Term SOFR Rate Option] or Section 4.1(c)(i) [Term Loan Term SOFR Rate Option], as applicable. “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

NAI-1532280773v19 58 “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Trigger Quarter” means as is specified in Section 9.13(a) [Maximum Net Leverage Ratio]. “Type”, when used in reference to any Loan or Borrowing Tranche, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing Tranche, is determined by reference to (a) the Base Rate, (b) the Term SOFR Rate, (c) the Daily Simple RFR or (d) the Eurocurrency Rate. “UCP” means as is specified in Section 12.11(a) [Governing Law]. “UK Borrower” means Enerpac Finance and any other UK Subsidiary which may become a party hereto after the Closing Date pursuant to Section 2.9(a) [Addition of a Foreign Subsidiary Borrower], unless such Subsidiary has ceased to constitute a Foreign Subsidiary Borrower pursuant to Section 2.9(b) [Removal of a Foreign Subsidiary Borrower]. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Insolvency Event” means: (a) a UK Relevant Entity is unable or admits in writing its inability to pay its debts as they become due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any party acting in its capacity as a Secured Party) with a view to rescheduling any of its indebtedness; (b) [reserved]; (c) the value of the assets of any UK Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities); (d) a moratorium is declared in respect of any indebtedness of any UK Relevant Entity. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium; (e) any corporate action, legal proceedings or other procedure or step is taken in relation to : (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary

NAI-1532280773v19 59 arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity (other than a solvent liquidation or reorganization). If a moratorium occurs, the ending of the moratorium will not remedy an Event of Default caused by that moratorium; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity; (iii) the appointment of a liquidator (other than in a solvent liquidation or reorganization), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of its assets; or (iv) enforcement of any Lien securing Indebtedness for borrowed money in an outstanding aggregate amount in excess of $35,000,000 over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction; provided that this paragraph (e) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement; or (f) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity, in each such case, where any such actions or process described in this paragraph (f) would reasonably be expected to result in a Material Adverse Effect, provided that paragraphs (a), (c), (d), (e)(ii) and (e)(iv) of this definition shall not apply to any UK Relevant Entity that is not a UK Borrower or UK Subsidiary. “UK Relevant Entity” means any UK Borrower and any other UK Subsidiary that is a Material Foreign Subsidiary and is capable of becoming the subject of an order for winding- up or administration under the Insolvency Act 1986 of the United Kingdom. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “UK Subsidiary” means a Subsidiary of the Company incorporated in England and Wales. “UK Treaty” has the meaning specified in the definition of “UK Treaty State”. “UK Treaty Lender” means a Lender which: (a) is treated as a resident of a UK Treaty State for the purposes of the UK Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loans is effectively connected; and (c) assuming the completion of procedural formalities, is entitled to be paid interest free of United Kingdom withholding taxation by virtue of the UK Treaty.

NAI-1532280773v19 60 “UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. “Unrestricted Cash” means, as of any date, that portion of the Company’s and its Subsidiaries’ (in the case of Foreign Subsidiaries, net of related tax obligations, if any, for repatriation, withholding and transaction costs and expenses related thereto) aggregate cash and Permitted Investments that are not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder other than non-consensual Liens constituting Permitted Encumbrances, including as provided in clause (h) of the definition of Permitted Encumbrances) other than Liens in favor of the Administrative Agent, setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other similar right in favor of any Person. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. “U.S. Borrower” means any Borrower that is a U.S. Person. “U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Obligations” means all Obligations other than Foreign Obligations. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” means as is specified in Section 12.14 [Acknowledgement Regarding Any Supported QFCs]. “U.S. Tax Compliance Certificate” means as is specified in Section 5.9(g)(ii)(2)(III) [Status of Lenders]. “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above or imposed elsewhere.

NAI-1532280773v19 61 “VAT Supplier” has the meaning assigned to it in Section 5.9(j)(ii) [VAT]. “Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Construction . Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement, any other Loan Document or any other agreement, instrument or document means this Agreement or such other Loan Document or such other agreement, instrument or document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or any other Loan Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect; and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (l) unless otherwise specified, all references herein to

NAI-1532280773v19 62 times of day shall constitute references to Eastern Time. In this agreement, where it relates to a Dutch entity, a reference to: (i) a lien or security interest includes any mortgage (hypotheek), pledge (pandrecht), privilege (voorrecht), and, in general, any right in rem (beperkte recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), (ii) a bankruptcy or insolvency (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (iii) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend, (iv) any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), or under the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen), (v) a receiver or a trustee in bankruptcy includes a curator, (vi) a custodian includes a bewindvoerder and (vii) an attachment includes a beslag. 1.3 Accounting Principles; Changes in GAAP; Pro Forma Calculations; Certain Calculations and Tests. (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the foregoing, if at any time any change in GAAP (including the adoption of IFRS) or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either a Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change. (b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which Financials shall have been delivered pursuant to Section 8.1(a) or 8.1(b) (or prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 6.4(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act; provided that no such calculation shall include “run rate” cost savings, operating expense reductions and cost synergies unless such “run rate” cost savings, operating expense reductions and cost synergies are either (x) in compliance with Regulation S-X under the Securities Act of 1933, as amended or (y) expected to be realized (in the good faith determination of the Company)

NAI-1532280773v19 63 within twelve (12) months of the after such transaction has been consummated or otherwise consistent with clauses (vii), (ix) and (xvii) of the definition of “Consolidated EBITDA” and in an amount for any relevant four consecutive fiscal quarters, when aggregated with, and without duplication of, the amount of any increase to Consolidated EBITDA for such four consecutive fiscal quarters pursuant to clauses (vii), (ix) and (xvii) of the definition of “Consolidated EBITDA” that does not exceed 20% of Consolidated EBITDA during any four fiscal quarter period (calculated on a pro forma basis but prior to giving effect to any increase pursuant to this clause (y) or clause (xvii) of the definition of “Consolidated EBITDA”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). (c) Notwithstanding anything to the contrary contained in this Section 1.3, in the definition of “Capital Lease Obligations,” or otherwise in any Loan Document, all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect on December 14, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not Capital Lease Obligations) for purposes of the Loan Documents (excluding for the purpose of provisions relating the preparation and/or delivery of financial statements prepared in accordance with GAAP) regardless of any change in GAAP following December 14, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 14, 2018) that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations, and all calculations and deliverables under this Agreement or any other Loan Document (other than financial statements) shall be made or delivered, as applicable, in accordance with the foregoing. (d) Notwithstanding anything to the contrary in this Agreement, for purposes of the covenants described in Article 9 hereof, if any transaction or action would be permitted pursuant to one or more provisions described therein, the Company may divide and classify such transaction or action within any covenant in any manner that complies with the covenants set forth therein, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that if any financial ratio or test governing any applicable amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test would be satisfied in any subsequent period following the utilization of any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test, such reclassification shall be deemed to have automatically occurred if not elected by the Company. It is understood and agreed that any Indebtedness, Lien, Disposition, Investment, Affiliate transaction, Restricted Payment and/or restrictive agreement need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Disposition, Investment, Affiliate transaction, Restricted Payment and/or restrictive agreement within the same covenant, but may instead be permitted in part under any combination thereof or under any other available exception within the same covenant. (e) No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles 8 through 10 being exceeded solely as a result of changes

NAI-1532280773v19 64 in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs. (f) In connection with any Limited Condition Acquisition and any related transactions (including any financing thereof), at the Company’s election, (i) determining the accuracy of representations and warranties and/or compliance with any requirement relating to the absence of a Default or an Event of Default may be determined as of the date (the “LCT Determination Date”) a definitive agreement for such Limited Condition Acquisition is entered into, and (ii) any calculation of the Interest Coverage Ratio, the Net Leverage Ratio or any other financial measure, or any amount based on Consolidated Total Assets, Consolidated EBITDA, Consolidated Operating Income or a percentage of Consolidated Total Assets, Consolidated EBITDA or Consolidated Operating Income, or any other determination under any basket or ratio under this Agreement, or any other determination as to whether any such Limited Condition Acquisition and any related transactions (including any financing thereof) comply with the covenants or agreements contained in this Agreement, may be made as of the LCT Determination Date and, to the extent so made, will not be required to be made at any later date as would otherwise be required under this Agreement in connection with such Limited Condition Acquisition; provided that (1) the determinations in clauses (i) and (ii) above shall give pro forma effect to such Limited Condition Acquisition and any related transactions (including any incurrence or discharge of Indebtedness and Liens and the use of proceeds thereof) and (2) compliance with such ratios, baskets or amounts (and any related requirements and conditions) shall not be determined or tested at any time after the LCT Determination Date for such Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence or discharge of Indebtedness and Liens and the use of proceeds thereof). For purposes of determining compliance with any ratio, basket or amount on the LCT Determination Date, Consolidated Interest Expense for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as determined by the Company in good faith, which determination shall be conclusive. For the avoidance of doubt, if the Company makes such an election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Determination Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in exchange rates, in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Acquisition or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations in connection with such Limited Condition Acquisition. If the Company makes such an election, any subsequent calculation of any such ratio, basket or amount (unless the definitive agreement for, or firm offer in respect of, such Limited Condition Acquisition is terminated or expires without its consummation) shall be calculated both (1) giving pro forma effect to such Limited Condition Acquisition and any related transactions (including any incurrence or discharge of Indebtedness and Liens and the use of proceeds thereof) and (2) assuming such Limited Condition Acquisition and any related transactions (including any incurrence of Indebtedness and Liens and the use of proceeds thereof) have not been consummated. 1.4 Benchmark Replacement Notification. Section 4.4(d) [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in

NAI-1532280773v19 65 the event that the Term SOFR Rate, Eurocurrency Rate or Daily Simple RFR for any applicable Currency is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Eurocurrency Rate or Daily Simple RFR for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor, in each case other than with respect to its obligation to apply the definition of each such rate in accordance with its terms and comply with the provisions of this Agreement, including Section 4.4(d). 1.5 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine reasonably and in good faith the Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of the Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable, and the Administrative Agent or applicable Issuing Lender, as applicable, shall promptly notify the Borrowers of such amount. (b) Wherever in this Agreement in connection with the initial advance, or the conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (the resulting quotient rounded, if necessary, to the nearest 1/100 of 1%), as determined reasonably and in good faith by the Administrative Agent or the applicable Issuing Lender, as the case may be, and the Administrative Agent or applicable Issuing Lender, as applicable, shall promptly notify the Borrowers of such amount. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing financial statements, calculating financial covenants, and determining compliance with covenants expressed in Dollars, Alternative Currencies shall be converted into Dollars in accordance with GAAP. 1.6 Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage

NAI-1532280773v19 66 or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. 1.7 Lead Borrower. For purposes of this Agreement and the other Loan Documents, each Borrower (i) authorizes the Company to make such requests, give such notices or furnish such certificates to the Administrative Agent or any Lender as may be required or permitted by this Agreement and any other Loan Document for the benefit of each Borrower and (ii) authorizes the Administrative Agent and each Lender to treat such requests, notices, certificates or consents given or made by the Company to have been made, given or furnished by each Borrower for purposes of this Agreement and any other Loan Document. Any request, notice, certificate, or consent required to be given by or to the Borrowers shall be satisfied if the request, notice, certificate or consent is given to or by the Company, whether or not specifying to be given to or by the Company on behalf of any other Borrower. The Administrative Agent and each Lender shall be entitled to rely on each such request, notice, certificate or consent made, given or furnished by the Company pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of, and with the effect of irrevocably binding, each Borrower. ARTICLE 2 REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES 2.1 Revolving Credit Commitments. (a) Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified, each Lender severally agrees to make Revolving Credit Loans in Dollars or in one or more Alternative Currencies to the Borrowers at any time or from time to time on or after the Closing Date to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments and (iii) the Revolving Facility Usage denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1(a). Revolving Credit Loans may be Daily Rate Loans or Term Rate Loans, as further provided herein. The aggregate outstanding principal Dollar Equivalent of all Revolving Credit Loans made to the Foreign Subsidiary Borrowers shall not exceed the Foreign Subsidiary Borrower Sublimit. (b) Swingline Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified and the agreements of the other Lenders specified in Section 2.6 [Making Revolving Credit Loans and Swingline Loans; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans] with respect to Swingline Loans, PNC shall make swingline loans in Dollars (the “Swingline Loans”) to the Borrowers at any time or from time to time after the Closing Date to, but not including, the Expiration Date, in an aggregate principal amount as requested by the Borrowers not to exceed $50,000,000 at any time outstanding; provided that after giving effect to such Swingline Loan (i) the aggregate amount of any Lender’s Revolving Credit Loans plus such Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations shall not exceed such

NAI-1532280773v19 67 Lender’s Revolving Credit Commitment and (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1(b). Swingline Loans shall be Base Rate Loans or bear interest at such other rate as may be agreed upon between the Borrower and PNC. 2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to fund each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date. 2.3 Commitment Fees. Accruing for each day from the Closing Date until the Expiration Date (and without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) in Dollars equal to the Applicable Margin for Commitment Fees for such day (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the difference for such day between the amount of (a) the Revolving Credit Commitments minus (b) the Revolving Facility Usage (provided, however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swingline Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swingline Loans); provided that no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date. 2.4 Termination or Reduction of Revolving Credit Commitments. (a) Voluntary Reductions or Terminations. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, upon giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders; and provided, further, that in the event the

NAI-1532280773v19 68 Revolving Credit Commitments are reduced to an aggregate amount less than the Letter of Credit Sublimit or the Swingline Loan Commitment then in effect, the Letter of Credit Sublimit and the Swingline Loan Commitment, as applicable, shall be reduced by an amount such that none of the Letter of Credit Sublimit and the Swingline Loan Commitment, as applicable, exceed the Revolving Credit Commitments. Any such reduction shall be in an amount equal to the Dollar Equivalent of an integral multiple of $1,000,000 and not less than $2,000,000, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to terminate or reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable, but may be conditioned upon the effectiveness of other credit facilities or other transactions specified therein. (b) Lender Combinations. Notwithstanding any provision of this Agreement to the contrary, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Revolving Credit Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Revolving Credit Commitment of that Combined Lender which had the largest Revolving Credit Commitment of each of the Combined Lenders party to such Combination (such largest Revolving Credit Commitment being the “Surviving Commitment” and the Revolving Credit Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Revolving Credit Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Revolving Credit Loans of each of the Combined Lenders other than the Combined Lender whose Revolving Credit Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be one or more existing Lenders) (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Revolving Credit Commitments up to the amount of the Retired Commitments, provided that, with respect to Loans extended to Dutch Borrowers only, such Replacement Lender is also a Non-Public Lender. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.4(b), Required Lenders shall be determined as if the reduction in the aggregate

NAI-1532280773v19 69 amount of the Revolving Credit Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Revolving Credit Commitment equal to the Surviving Commitment and the aggregate amount of the Revolving Credit Commitments shall be deemed to have been reduced by the Retired Commitments). 2.5 Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests. (a) Revolving Credit Loan Requests; Conversions and Renewals. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon Local Time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Dollars to which the Term SOFR Rate Option applies or the conversion to or the renewal of such Interest Rate Option for any Revolving Credit Loans denominated in Dollars; (ii) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Alternative Currencies to which the Eurocurrency Rate Option applies, or the conversion to or renewal of a Eurocurrency Rate Option for any Revolving Credit Loans denominated in Alternative Currencies; (iii) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Alternative Currencies to which the Daily Simple RFR Option applies, or the conversion to or renewal of a Daily Simple RFR Option for any Revolving Credit Loans denominated in Alternative Currencies; and/or (iv) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, in each case, of a duly completed request therefor substantially in the form of Exhibit G or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the Currency, the Type, and the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $2,000,000 for each Borrowing Tranche under a Term Rate Loan Option, and (y) integral multiples of $1,000,000 and not less than $2,000,000 for each Borrowing Tranche under a Daily Rate Loan Option. If no election as to Currency is specified in the applicable Loan Request, then the requested Loans shall

NAI-1532280773v19 70 be made in Dollars. Notwithstanding anything herein to the contrary, no Lender shall have any obligation hereunder to issue, and shall not issue, any Revolving Credit Loans the proceeds of which would be made available to any Person (i) to fund any activity or business of, with or for the benefit of any Sanctioned Person in violation of any Sanctions, or in, with or involving any Sanctioned Jurisdiction; (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement; or (iii) in any manner that reasonably could be expected to result in any party to this Agreement becoming a Sanctioned Person. (b) Swingline Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Swingline Loan Lender to make Swingline Loans by delivery to the Swingline Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit H hereto or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail (each, a “Swingline Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swingline Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swingline Loan, which shall be not less than $50,000. 2.6 Making Revolving Credit Loans and Swingline Loans; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans. (a) Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests], notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by a Borrower, including the Currency in which such Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan in the requested Currency (in the case of Alternative Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in Same Day Funds at the Principal Office prior to 2:00 p.m. Local Time, on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 5.6(a) [Administrative Agent’s Clawback]. (b) [Reserved]. (c) Making Swingline Loans. PNC shall, after receipt by it of a Swingline Loan Request pursuant to Section 2.5(b) [Swingline Loan Requests], fund such Swingline Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to

NAI-1532280773v19 71 4:00 p.m. Eastern Time on the Borrowing Date. A Swingline Loan Note shall, if required by PNC, evidence the Swingline Loans. (d) Repayment of Revolving Credit Loans. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans, together with all outstanding interest thereon, on the Expiration Date. (e) Borrowings to Repay Swingline Loans. (i) PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment from the Lenders of any or all of the outstanding Swingline Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swingline Loans with respect to which repayment is demanded, plus, if PNC so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations and minus its Ratable Share of any Swingline Loans not so being repaid. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option (subject to conversion in accordance with Section 4.2 [Interest Periods]) and shall be deemed to have been properly requested in accordance with Section 2.5(a) [Revolving Credit Loan Requests; Conversions and Renewals] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or electronic mail) that such Revolving Credit Loans are to be made under this Section 2.6(e) and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5(a) [Revolving Credit Loan Requests; Conversions and Renewals] or in Section 7.2 [Each Loan or Letter of Credit] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. Eastern Time on the Business Day next after the date the Lenders receive such notice from PNC. (ii) If any Lender fails to make available to the Administrative Agent for the account of PNC (as the Swingline Loan Lender) any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.6(e) by the time specified in Section 2.6(e)(i), the Swingline Loan Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Loan Lender at a rate per annum equal to the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Loan Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan with respect to such prepayment. A certificate of the Swingline Loan Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

NAI-1532280773v19 72 (f) Swingline Loans Under Cash Management Agreements. In addition to making Swingline Loans pursuant to the foregoing provisions of Section 2.6(c) [Making Swingline Loans], without the requirement for a specific request from a Borrower pursuant to Section 2.5(b) [Swingline Loan Requests], PNC as the Swingline Loan Lender may make Swingline Loans to the Borrowers in accordance with the provisions of the agreements between the Borrowers and such Swingline Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at such Swingline Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this Section 2.6(f) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount specified in Section 2.1(b) [Swingline Loan Commitment], (ii) not be subject to the limitations as to individual amount specified in Section 2.5(b) [Swingline Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times specified in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swingline Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, written notice of the occurrence of a Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6(e) [Borrowings to Repay Swingline Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Article 2. 2.7 Notes. If requested by a Lender, the obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swingline Loans and Term Loans made to them by such Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a Swingline Loan Note and/or a term Note, as applicable, payable to such Lender in a face amount equal to the Revolving Credit Commitment, Swingline Loan Commitment or Term Loan Commitment, as applicable, of such Lender. 2.8 Letter of Credit Subfacility. (a) Issuance of Letters of Credit. Each Borrower may at any time prior to the Expiration Date request the issuance of a letter of credit denominated in Dollars or any Alternative Currency (each, a “Letter of Credit”) for its own account or the account of another Borrower or any Subsidiary of a Borrower or the amendment, renewal or extension of an existing Letter of Credit, by delivering or transmitting electronically to the applicable Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment, renewal or extension, as applicable, in such form as the applicable Issuing Lender may specify to its customers generally for such purpose from time to time reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days in advance of the proposed date of issuance (provided that to the extent of any conflict between such form of application and this Agreement, this Agreement shall control). Each Letter of Credit shall be a Standby Letter of Credit or a Commercial Letter of Credit; provided, however, that Truist Bank in its capacity as an Issuing Lender hereunder will not issue Commercial Letters of Credit. Each Borrower shall authorize and direct the applicable Issuing

NAI-1532280773v19 73 Lender to name such Borrower or any Subsidiary of a Borrower as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the applicable Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the applicable Issuing Lender will provide the Administrative Agent with a copy thereof. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. (i) Unless the applicable Issuing Lender has received notice from the Administrative Agent or any Loan Party, at least one (1) day prior to the requested date of issuance, increase or extension of the applicable Letter of Credit, that one or more applicable conditions in Article 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders specified in this Section 2.8, the applicable Issuing Lender or any of such Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such increase or extension; provided that, subject to the penultimate sentence of this clause (i), no Letter of Credit shall expire later than the earlier of (A) the date that is two (2) years after the date of issuance (or, in the case of any renewal or extension thereof, two (2) years after such renewal or extension) and (B) five (5) Business Days prior to the Expiration Date; and provided, further, that Letters of Credit with a maturity of twelve (12) months from the date of issuance may provide for the renewal thereof for additional twelve (12) month periods (which shall in no event extend beyond five (5) Business Days prior to the Expiration Date); and provided, further, that in no event shall (1) the Letter of Credit Obligations exceed, at any one time, in the aggregate, $60,000,000 (the “Letter of Credit Sublimit”), (2) the Letter of Credit Obligations with respect to Letters of Credit issued by (a) PNC, exceed $12,000,000, (b) BMO Harris Bank N.A., exceed $12,000,000, (c) JPMorgan Chase Bank, N.A., exceed $12,000,000, (d) Truist Bank, exceed $12,000,000 or (e) U.S. Bank National Association, exceed $12,000,000, in each case unless such Issuing Lender agrees to a higher amount in its sole discretion, (3) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments, or (4) the Revolving Facility Usage denominated in Alternative Currencies exceed, at any one time, the Alternative Currency Sublimit. Each request by a Borrower for the issuance, increase or extension of a Letter of Credit shall be deemed to be a representation by such Borrower that it shall be in compliance with the preceding sentence and with Article 7 [Conditions of Lending and Issuance of Letters of Credit] upon giving effect to the requested issuance, increase or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to such Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon the request of the Borrowers and subject to the approval, in its reasonable discretion, by the Administrative Agent and the applicable Issuing Lender, any Letter of Credit may have a later expiry date (but in no even later than one (1) year after the Expiration Date) if, prior to or immediately upon the Expiration Date, the Borrowers shall Cash Collateralize the then outstanding amount of all such Letter of Credit Obligations. The Borrowers

NAI-1532280773v19 74 hereby grant to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all such Cash Collateral. (ii) Notwithstanding Section 2.8(a)(i), each Issuing Lender shall not be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or request that such Issuing Lender refrain from, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular, or any such order, judgment, or decree, or Law, request, or directive, shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally or (C) any Lender is at that time a Defaulting Lender, unless the applicable Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its reasonable discretion) with the Borrowers or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv) [Reallocation of Participations to Reduce Fronting Exposure]) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Issuing Lender Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its reasonable discretion. (b) Letter of Credit Fees. The Borrowers shall pay in Dollars or, at the Administrative Agent’s option, the Alternative Currency in which the Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for Letter of Credit Fees times the Dollar Equivalent of the daily stated amount available to be drawn under each Letter of Credit, excluding any portion thereof attributable to unreimbursed Letter of Credit disbursements, and (ii) to each Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the Dollar Equivalent of the daily stated amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable in Dollars quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to each Issuing Lender for such Issuing Lender’s sole account such Issuing Lender’s then-in-effect generally applicable customary fees and administrative expenses (including but not limited to any generally applicable documentary and processing charges) payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, amendment (if any), assignment or transfer (if any), negotiation, presentment, renewal, extension, cancellation, and administration of Letters of Credit.

NAI-1532280773v19 75 (c) Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case in the Currency in which each Letter of Credit is issued. (i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. The Borrowers shall reimburse (such obligation to reimburse the applicable Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the applicable Issuing Lender prior to 12:00 noon Eastern time on each date that an amount is paid by such Issuing Lender under any Letter of Credit (each such date, subject to the proviso to this sentence, a “Drawing Date”), if the Borrower shall have received notice of such drawing from the applicable Issuing Lender by 10:00 a.m. Eastern time on such date, by paying to the Administrative Agent for the account of such Issuing Lender an amount, in the Currency of the drawing under such Letter of Credit, equal to the amount so paid by such Issuing Lender; provided that if such notice is received after 10:00 a.m. Eastern time or on a day that is not a Business Day, then the Borrowers’ reimbursement obligation shall be prior to 12:00 noon Eastern time on the next Business Day and such next Business Day shall be deemed to be the Drawing Date. In the event the Borrowers fail to reimburse the applicable Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit, in the Currency of such drawing, by 12:00 noon Eastern time on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders in Dollars (and, if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by the applicable Issuing Lender in such Alternative Currency on the Drawing Date thereof) under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, in each case subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions specified in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements and minimum borrowing amounts and such Lenders shall be irrevocably and unconditionally obligated to fund such participations in the reimbursement obligations on a pro rata basis. Any notice given by the Administrative Agent or any Issuing Lender pursuant to this Section 2.8(c)(i) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Lender shall upon any notice pursuant to Section 2.8(c)(i) make available to the Administrative Agent for the account of the applicable Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by such Issuing Lender in such Alternative Currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.8(c) [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that

NAI-1532280773v19 76 amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. Eastern Time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (A) at a rate per annum equal to the Overnight Bank Funding Rate during the first three (3) days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the applicable Issuing Lender will promptly give notice (as described in Section 2.8(c)(i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the applicable Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8(c)(ii). (iii) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8(c)(i), because of any failure on the part of a Borrower to satisfy the conditions specified in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements and minimum borrowing amounts, the Borrowers shall be deemed to have incurred from the applicable Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by such Issuing Lender in such Alternative Currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to this Section 2.8(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each, a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8(c). (d) Repayment of Participation Advances. (i) Upon (and only upon) receipt by the Administrative Agent for the account of the applicable Issuing Lender of immediately available funds from the Borrowers (A) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender. (ii) If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency

NAI-1532280773v19 77 Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the applicable Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Overnight Bank Funding Rate in effect from time to time, in the applicable Currency of such payment. (e) Documentation. Each Borrower agrees to be bound by the terms of each applicable Issuing Lender’s application and agreement for letters of credit to which it is a party from time to time. In the event of a conflict between an Issuing Lender’s application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, each Issuing Lender shall not be liable for following any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. (f) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. (g) Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8(c) [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the applicable Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against such Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever; (ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions specified in Section 2.1 [Revolving Credit Commitments], Section 2.5 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests], Section 2.6 [Making Revolving Credit Loans and Swingline Loans; Etc.] or Section 7.2 [Each Loan or Letter of Credit] or as otherwise specified in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of

NAI-1532280773v19 78 Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8(c) [Disbursements, Reimbursement]; (iii) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit or this Agreement, or any term or provision therein; (iv) any claim of breach of warranty that might be made by any Borrower or any Subsidiary of any Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which any Borrower or any Subsidiary of any Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the applicable Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured); (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the applicable Issuing Lender or any of its Affiliates has been notified thereof; (vi) payment by the applicable Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit; (viii) any failure by the applicable Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Borrower, unless such Issuing Lender has received written notice from such Borrower of such failure within three (3) Business Days after such Issuing Lender shall have furnished such Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or Subsidiaries of a Borrower; (x) any breach of this Agreement or any other Loan Document by any party thereto;

NAI-1532280773v19 79 (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party; (xii) the fact that an Event of Default or a Default shall have occurred and be continuing; (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; and (xv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. (h) Liability for Acts and Omissions. As between any Borrower or any Subsidiary of any Borrower and any Issuing Lender, or such Issuing Lender’s Affiliates, such Borrower or such Subsidiary of any Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, each Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Borrower or any Subsidiary of any Borrower or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower or any Subsidiary of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower or any Subsidiary of any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s or its Affiliates rights or powers hereunder; provided, however, that the foregoing shall not be construed to excuse such Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are

NAI-1532280773v19 80 caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Nothing in the preceding sentence shall relieve any Issuing Lender from liability for such Issuing Lender’s bad faith, gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. Notwithstanding the foregoing, in no event shall any Issuing Lender or its Affiliates be liable to any Borrower or any Subsidiary of any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit. Without limiting the generality of the foregoing, any Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; and (v) may pay any paying or negotiating bank that rightfully honored any drawing under the Laws or practices of the place where such bank is located. Nothing in the preceding sentence shall relieve any Issuing Lender from liability for such Issuing Lender’s bad faith, gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (v) of such sentence. (i) Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the fifth Business Day of each month, provide to Administrative Agent and each Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request. 2.9 Foreign Subsidiary Borrowers. (a) Addition of a Foreign Subsidiary Borrower. The Company may, at any time, add as a party to this Agreement any UK Subsidiary or Dutch Subsidiary as a “Foreign Subsidiary Borrower” by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary and the Company, and the satisfaction of the other conditions precedent set forth in Section 7.3 [Designation of a Foreign Subsidiary Borrower], and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement.

NAI-1532280773v19 81 (b) Removal of a Foreign Subsidiary Borrower. Each Foreign Subsidiary Borrower shall remain a Foreign Subsidiary Borrower until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. ARTICLE 3 TERM LOANS 3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrowers in Dollars on the Closing Date in such principal amount as the Borrowers shall request up to, but not exceeding, such Lender’s Term Loan Commitment. Term Loans may be Daily Rate Loans or Term Rate Loans, as further provided herein. 3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. (a) The obligations of each Lender to make Term Loans to the Borrowers shall equal its Ratable Share of the requested Term Loan; provided that no Lender’s Term Loan to the Borrowers shall exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date, and any portion of the Term Loan Commitment not requested to be drawn on the Closing Date shall automatically expire. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. (b) The Borrowers shall repay to the applicable Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of voluntary and mandatory prepayments in accordance with the order of priority set forth in Section 5.2 [Voluntary Prepayments] and Section 5.3 [Mandatory Prepayments]): Date Amount March 1, 2023 $625,000 June 1, 2023 $625,000 September 1, 2023 $625,000 December 1, 2023 $625,000 March 1, 2024 $1,250,000 June 1, 2024 $1,250,000

NAI-1532280773v19 82 September 1, 2024 $1,250,000 December 1, 2024 $1,250,000 March 1, 2025 $1,250,000 June 1, 2025 $1,250,000 September 1, 2025 $1,250,000 December 1, 2025 $1,250,000 March 1, 2026 $2,500,000 June 1, 2026 $2,500,000 September 1, 2026 $2,500,000 December 1, 2026 $2,500,000 March 1, 2027 $2,500,000 June 1, 2027 $2,500,000 September 1, 2027 $2,500,000 Term Loan Maturity Date Remaining balance provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date. ARTICLE 4 INTEREST RATES 4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the applicable Interest Rate Option specified below applicable to the Revolving Credit Loans, the Term Loans, or the Swingline Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than four (4) Borrowing Tranches of Revolving Credit Loans or more than three (3) Borrowing Tranches of Term Loans; provided, further, that if an Event of Default exists and is continuing, the Borrowers may not request, convert to, or renew the Term Rate Loan Option or Daily Simple RFR Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches (i) denominated in Dollars bearing interest under a Term Rate Loan Option shall be converted immediately to the Base Rate Option and (ii) denominated in an Alternative Currency shall either (x) (A) in relation to Term Rate Loans, be converted immediately to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period therefor; and (B) in relation to Daily Rate Loans, be converted immediately to the Base Rate Option or (y) in relation to Term Rate Loans, be prepaid at the end of the applicable Interest Period in full, subject in all cases to the obligations of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with any such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Loan

NAI-1532280773v19 83 denominated in an Alternative Currency shall be paid by the Borrowers in such Alternative Currency. (a) Revolving Credit Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans: (i) Revolving Credit Loan Term Rate Loan Options: (1) Term SOFR Rate Option. In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin for Term Rate Loans; or (2) Eurocurrency Rate Option. In the case of Eurocurrency Rate Loans denominated in Euros, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Eurocurrency Rate as determined for each applicable Interest Period plus the Applicable Margin for Term Rate Loans. (ii) Revolving Credit Loan Daily Rate Loan Options: (1) Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin for Daily Rate Loans, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or (2) Daily Simple RFR Option. With respect to Loans that bear interest at a rate based on Daily Simple RFR denominated in Sterling, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily Simple RFR for Sterling plus the Applicable Margin for Daily Rate Loans, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR. (b) Swingline Loan Interest Rate. Subject to Section 4.3 [Interest After Default], the Base Rate Option applicable to Revolving Credit Loans (or such other rate as may be agreed upon between the Borrower and PNC) shall apply to the Swingline Loans. (c) Term Loan Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans: (i) Term Loan Term Rate Interest Option: (1) Term SOFR Rate Option. In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year

NAI-1532280773v19 84 of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin for Term Rate Loans. (ii) Term Loan Daily Rate Loan Option: (1) Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin for Daily Rate Loans, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. (d) Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made. (e) Conforming Changes Relating to Term SOFR, Daily Simple SOFR, Eurocurrency Rate or Daily Simple RFR. With respect to the Term SOFR Rate, Daily Simple SOFR Rate, Eurocurrency Rate or Daily Simple RFR, the Administrative Agent will have the right to make Conforming Changes in accordance with the terms of this Agreement from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. 4.2 Interest Periods. At any time when the Borrowers shall select, convert to or renew a Term Rate Loan Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request at least (i) for a Term SOFR Rate Option with respect to Revolving Credit Loans or Term Loans denominated in Dollars, three (3) Business Days prior to the effective date, and (ii) for a Eurocurrency Rate Option with respect to Revolving Credit Loans denominated in Euros, four (4) Business Days prior to the effective date. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term Rate Loan Option: (a) Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term Rate Loan Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.5(a) [Revolving Credit Loan Requests; Conversions and Renewals]; and

NAI-1532280773v19 85 (b) Renewals. In the case of the renewal of a Term Rate Loan Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day. (c) No Conversion of Alternative Currency Loans. No Loan denominated in any Currency may be converted into a Loan denominated in a different Currency. 4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default pursuant to Section 10.1(a) or (b) and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent: (a) Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8(b) [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; (b) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until the time such Obligation is paid in full; and (c) Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk. Additional interest accrued under this Section 4.3 shall be payable by the applicable Borrowers upon demand by the Administrative Agent. 4.4 Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting. (a) Unascertainable; Increased Costs; Deposits Not Available. If at any time: (i) on or prior to the first day of an Interest Period, the Administrative Agent shall have determined reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that (x) the Eurocurrency Rate, Term SOFR Rate or Daily Simple RFR applicable to a Loan (in each case whether in Dollars or an Alternative Currency) cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or (ii) the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Term SOFR Rate, Eurocurrency Rate or Daily Simple RFR with respect to any Currency

NAI-1532280773v19 86 cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or (iii) on or prior to the first day of an Interest Period, the Required Lenders determine that for any reason in connection with any request for a Term Rate Loan (in each case whether denominated in Dollars or an Alternative Currency) or a conversion thereto or a continuation thereof that (A) deposits in the applicable Currency are not available to any Lender in connection with such Term Rate Loan, or are not being offered to banks in the market for the applicable Currency, amount, and Interest Period of such Term Rate Loan, or (B) the Term Rate Loan Option for any requested Currency or Interest Period with respect to a proposed Term Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights]. (b) Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Currency in the applicable interbank market for the applicable Currency, then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights]. (c) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) [Unascertainable; Increased Costs; Deposits Not Available] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4(b) [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. (i) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Loan under the affected Interest Rate Option in each such Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist (which notice the Administrative Agent or such Lender, as

NAI-1532280773v19 87 applicable, hereby agrees to provide promptly after its determination of such circumstances ceasing to exist). (ii) If at any time the Administrative Agent makes a determination under Section 4.4(a) [Unascertainable; Increased Costs; Deposits Not Available], (a) if the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall (i) with regard to any such pending request for Loans denominated in Dollars, be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans in the amount specified therein and (ii) with regard to any such pending request for Loans denominated in an Alternative Currency, be deemed ineffective (in each case to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (b) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period, and (c) any outstanding affected Loans denominated in an Alternative Currency shall, at the Borrower’s election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period; provided, however that absent notice from the Borrowers of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Alternative Currency upon such date). (iii) If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) [Illegality], the Borrowers shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) or prepay such Loan in accordance with Section 5.2 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) upon such specified date. (d) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then- current Benchmark for any Currency, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such

NAI-1532280773v19 88 Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice from Lenders comprising the Required Lenders of each Class of objection to such Benchmark Replacement. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers promptly of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their reasonable good faith discretion consistent with such determinations, decisions and elections made by the Administrative Agent or such Lender generally under other credit facilities with respect to which it is the administrative agent or a lender, as applicable, and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section. (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the

NAI-1532280773v19 89 administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative as of a specific date, then the Administrative Agent shall promptly notify the Borrowers thereof and may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period from the Administrative Agent, the Borrowers may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate, Eurocurrency Rate or RFR, conversion to or continuation of Loans bearing interest based on such Interest Rate Option to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option upon the applicable date. During a Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (vi) Definitions. As used in this Section: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark for such Currency is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) for such Currency that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then- removed from the definition of “Interest Period” (and not reinstated) pursuant to clause (iv) of this Section. For the avoidance of doubt, the Available Tenor for the Daily Simple RFR is one month. “Benchmark” means, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, the Term SOFR Rate, (b) Sterling, the Daily Simple RFR, or (c) Euros, the Eurocurrency Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the

NAI-1532280773v19 90 applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) Where the Benchmark is Term SOFR Rate, the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and (2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (B) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided, further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable good faith discretion. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time. “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or

NAI-1532280773v19 91 publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein; For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark for any Currency: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction

NAI-1532280773v19 92 over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then- current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any Currency for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. 4.5 Selection of Interest Rate Options. If a Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans in Dollars under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], such Borrower shall be deemed to have converted such Borrowing Tranche to (or, if applicable, continued such Borrowing Tranche to be subject to) the Term SOFR Rate Option with an Interest Period of one month, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period. If a Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans in an Alternative Currency under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], then, unless such Borrowing Tranche is repaid as provided herein, such Borrower shall be deemed to have selected that such Borrowing Tranche shall automatically be continued under the applicable Term Rate Loan Option in its original Currency with an Interest Period of one (1) month at the end of such Interest Period. If a Borrower provides any Loan Request related to a Loan at the Eurocurrency Rate Option or Term SOFR Rate Option, but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option. If no election as to Currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars. 4.6 Sustainability Adjustments Amendment. (a) After the Closing Date, the Company may, at any time and from time to time, submit one or more requests in writing to the Administrative Agent that this Agreement be amended to include one or more Sustainability Targets and other related provisions (including,

NAI-1532280773v19 93 without limitation, the appointment of a sustainability structuring agent, which shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) (any such amendment, an “ESG Amendment”). Each such request shall be accompanied by the proposed Sustainability Target(s) as prepared by the Company in consultation with the sustainability structuring agent and may be devised with assistance from the Sustainability Assurance Provider (as defined below). Any proposed ESG Amendment shall also include the related ESG Pricing Provisions (as defined below) and shall identify a sustainability assurance provider, provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Borrowers and their Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent rating agency of recognized national standing (the “Sustainability Assurance Provider”). (b) If the Company elects to seek an ESG Amendment, the Administrative Agent, the Lenders and the Borrowers shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Target(s), including any adjustments to the Applicable Margin (and/or the applicable Commitment Fee rate and the applicable Letter of Credit Fee rate) (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (i) 0.01% in the applicable Commitment Fee rate and/or (ii) 0.05% in the Applicable Margins with respect to Loans and/or Letter of Credit fees; provided further that (x) in no event shall any of the Applicable Margins or the applicable Commitment Fee rate and the applicable Letter of Credit Fee rate be less than 0% at any time and (y) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to the ESG Pricing Provisions. Any ESG Amendment (including the related ESG Pricing Provisions) will become effective once the Borrowers, the Administrative Agent and the Required Lenders have executed the ESG Amendment. The ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in March 2022, and as they may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”). (c) Following the effectiveness of an ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing any Applicable Margin or applicable Commitment Fee rate or the applicable Letter of Credit Fee rate to a level not otherwise permitted by the immediately preceding paragraph shall be subject only to the consent of the Required Lenders. (d) Any ESG Amendment will contain language stating that none of the Administrative Agent, any Joint Lead Arranger or any sustainability structuring agent have made any assurances as to (i) whether the facility evidenced by this Agreement meets any Lender’s criteria or expectations with regard to environmental impact and sustainability performance or (ii) whether the characteristics of any Sustainability Targets or key performance indicators to which the Company will link a potential margin or fee step-up or step-down, including their environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities.

NAI-1532280773v19 94 ARTICLE 5 PAYMENTS; TAXES; YIELD MAINTENANCE 5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to (i) except with respect to principal and interest on Loans denominated in an Alternative Currency, 1:00 p.m. Eastern Time and (ii) with respect to principal and interest on Loans denominated in an Alternative Currency, 1:00 p.m. Local Time, on the date when due without presentment, demand, protest or notice of any kind (except as otherwise expressly provided herein), all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature and an action therefor shall immediately accrue (except as otherwise expressly provided herein). Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swingline Loan Lender with respect to the Swingline Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in the same Currency in which such Loan was funded, in Same Day Funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in Same Day Funds; provided that in the event payments are received by the Administrative Agent by (i) except with respect to principal and interest on Loans denominated in an Alternative Currency, 11:00 a.m. Eastern Time and (ii) with respect to principal and interest on Loans denominated in an Alternative Currency, the Applicable Time specified by the Administrative Agent, and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Overnight Bank Funding Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s statement of account, ledger or other relevant record shall, in the absence of demonstrable error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement to be made in the United States to the extent necessary to comply with any applicable Law (as determined in the reasonable good faith discretion of the Administrative Agent). If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All fees hereunder, under the Administrative Agent’s Letter, and any other Loan Document shall be payable in Dollars. 5.2 Voluntary Prepayments. (a) Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by 2:00 p.m. Local Time (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans that bear interest at the Base Rate Option; (ii) at least three (3) Business Days prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Dollars that bear interest at the Term SOFR Rate Option Rate Option; (iii) at least four (4) Business Days prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Alternative Currencies that bear interest at the Eurocurrency Rate Option; (iv) at least four (4) Business Days

NAI-1532280773v19 95 prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Alternative Currencies that bear interest at the Daily Simple RFR Option; or (v) on the date of prepayment of Swingline Loans, in each case of the foregoing option in this Section 5.2(a), setting forth the following information: (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (ii) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swingline Loans; (iii) a statement indicating the application of the prepayment among Loans to which the Base Rate Option applies, Term SOFR Rate Option applies, the Daily Simple RFR Option applies or the Eurocurrency Rate Option applies; and (iv) the Currency of such Loan and total principal amount of such prepayment, which shall not be less than the lesser of (A) the Revolving Facility Usage or (B) $50,000 for any Swingline Loan or $1,000,000 for any Revolving Credit Loan or Term Loan. All prepayment notices shall be irrevocable, but may be conditioned upon the effectiveness of other credit facilities or other transactions specified therein. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.2 shall be applied ratably to the unpaid installments of principal of the Term Loans as directed by the Borrowers. Except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (1) first to Revolving Credit Loans and then to Term Loans; and (2) after giving effect to the allocations in clause (1) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Daily Simple RFR Option applies, then to Loans to which the Term SOFR Rate Option applies and then to Eurocurrency Rate Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. 5.3 Mandatory Prepayments. (a) Sale of Assets. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event, the Company shall, within five (5) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 5.3(c) [Application Among Interest Rate Options] below in an aggregate amount equal to 100% of such Net Proceeds; provided that if the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer to the effect that the Company or its relevant Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), in the case of a Prepayment Event described in clause (a) of the definition thereof, within 365 days after receipt of such Net Proceeds, to acquire (or replace, maintain, develop, construct, improve, upgrade, repair or rebuild) real property,

NAI-1532280773v19 96 equipment or other tangible assets (excluding inventory) to be used in the business of the Company and/or its Subsidiaries, to make Permitted Acquisitions and/or any other investment in a non- Affiliate permitted under Section 9.5 [Investments, Loans, Advances, Guarantees and Acquisitions] (or, to the extent the Company or any of its Subsidiaries enter into a written commitment to so invest such Net Proceeds during such 365-day period, within 180 days after the end of such 365-day period), and certifying that no Event of Default has occurred and is continuing, then, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such applicable certificate; provided, further, that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such applicable 365-day (or additional 180-day) period, at such time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. (b) Foreign Subsidiaries. Notwithstanding any other provisions of this Section 5.3 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment event under Section 5.3(a) (a “Foreign Subsidiary Asset Sale Recovery Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be paid by the Company at the times provided in this Section 5.3 so long as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds would be permitted under the applicable local law, the Company will promptly (and in any event not later than ten (10) Business Days after the date that such repatriation would be permitted under applicable local law) prepay the Obligations in an amount equal to such Net Proceeds, which amount shall be applied to the repayment of the Obligations pursuant to this Section 5.3 to the extent otherwise provided herein or (ii) to the extent that the Company has determined in good faith that repatriation of any of or all Net Proceeds from such Foreign Subsidiary Asset Sale Recovery Event could reasonably be expected to result in a material adverse tax consequence to the Company or its Subsidiaries with respect to such Net Proceeds, the Company shall have no obligation to repay an amount equal to such Net Proceeds so affected until such time that such amounts could be repatriated without incurring such adverse tax consequence, and once any of such affected Net Proceeds is able to be repatriated to the United States without such material adverse tax consequence, the Company will promptly (and in any event not later than ten (10) Business Days after such repatriation would cease to incur such material adverse tax consequence) prepay the Obligations in an amount equal to such Net Proceeds, which amount shall be applied to the repayment of the Obligations pursuant to this Section 5.3 to the extent otherwise provided herein. (c) Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.3 shall first be applied (x) to the unpaid installments of principal of the Term Loans ratably (including the Incremental Term Loans, if any) in direct order of maturity to the next eight scheduled amortization payments thereof, and thereafter ratably across the remaining scheduled installments thereof (in determining such ratable amounts, excluding, for the avoidance of doubt, the final payment due on the Term Loan Maturity Date for such Term Loans and Incremental Term Loans, if any), thereafter to the final payment due on the Term Loan Maturity Date for such Term Loans and Incremental Term Loans, if any, and thereafter to the Revolving Credit Loans (but without commitment reductions) and (y) among the Interest Rate Options to the

NAI-1532280773v19 97 principal amount of the Loans subject to the Base Rate Option, then to Loans to which the Daily Simple RFR Option applies, then to Loans to which the Term SOFR Rate Option applies and then to Loans subject to the Eurocurrency Rate Option. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. (d) Alternative Currencies. If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Alternative Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the aggregate Revolving Credit Commitments, (B) the sum of the aggregate principal Dollar Equivalent amount of all of the outstanding Revolving Credit Exposures denominated in Alternative Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Alternative Currency Sublimit, or (C) the aggregate Dollar Equivalent amount of all Revolving Credit Loans made to the Foreign Subsidiary Borrowers exceeds the Foreign Subsidiary Borrower Sublimit, or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Revolving Credit Commitments or (B) the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of the Alternative Currency Sublimit or (C) the aggregate Dollar Equivalent amount of all Revolving Credit Loans made to the Foreign Subsidiary Borrowers exceeds 105% of the Foreign Subsidiary Borrower Sublimit, the Borrowers shall (x) in the case of clause (i), within one (1) Business Day after receipt of written notice from the Administrative Agent, and (y) in the case of clause (ii), promptly but in any event within two (2) Business Days after receipt of written notice from the Administrative Agent, repay Revolving Credit Loan Borrowings or Cash Collateralize Letter of Credit Exposure in an account with the Administrative Agent pursuant to Section 2.8 [Letter of Credit Subfacility], as applicable, in an aggregate principal amount sufficient to cause (a) the aggregate Dollar Equivalent amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Credit Commitments, (b) the Foreign Currency Exposure to be less than or equal to the Alternative Currency Sublimit, and (c) the aggregate Dollar Equivalent amount of all Revolving Credit Loans made to the Foreign Subsidiary Borrowers to be less than or equal to the Foreign Subsidiary Borrower Sublimit, as applicable. (e) Nothing in this Section 5.3 shall be construed as a covenant by any Foreign Subsidiary to distribute any amounts to any Loan Party or a covenant by the Company or any Loan Party to cause any Foreign Subsidiary to distribute any amounts to any Loan Party in violation of applicable law or to the extent any such amount would result in a material adverse tax consequence (it being understood that this Section 5.3(b) requires only that the Company repay the Obligations in certain amounts calculated by reference to certain Foreign Subsidiary Asset Sale Recovery Events). (f) Notwithstanding the foregoing, each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (c) of this Section 5.3 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m., Eastern time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each

NAI-1532280773v19 98 Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. If a Term Lender delivers a Rejection Notice that fails to specify the principal amount of the Term Loans to be rejected, such failure will be deemed to be a rejection of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Company (or the applicable Subsidiary) and may be applied by the Company or such Subsidiary in any manner not prohibited by this Agreement. 5.4 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and any Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Etc.], Section 5.13 [Replacement of a Lender] or Section 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as specified in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swingline Loans shall be made by or to the Swingline Loan Lender according to Section 2.6(e) [Borrowings to Repay Swingline Loans]. 5.5 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and (ii) the provisions of this Section 5.5 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents (including the application of funds arising from the existence

NAI-1532280773v19 99 of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. 5.6 Administrative Agent’s Clawback. (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) [Making Revolving Credit Loans] or Section 3.2 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate Currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. (b) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is

NAI-1532280773v19 100 distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. 5.7 Interest Payment Dates. As to any Loans to which the Base Rate Option or the Daily Simple RFR Option for the applicable Currency applies, interest shall be due and payable in arrears on each Payment Date. As to any Loans to which a Term Rate Loan Option applies, interest shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also at the end of each three-month period during such Interest Period. Interest on mandatory prepayments of principal under Section 5.3 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Subject to any applicable grace or cure periods, interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due. 5.8 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable interest rate) or any Issuing Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender, any Issuing Lender, or the relevant market, any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Borrowers will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the

NAI-1532280773v19 101 applicable Lender, the applicable Issuing Lender or such other Recipient under agreements having provisions similar to this Section 5.8(a) after consideration of such factors as such Lender, such Issuing Lender or such other Recipient then reasonably determines to be relevant; provided that none of the Administrative Agent, such Lender or such Issuing Lender, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith). (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 5.8(b) after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant; provided that neither such Lender nor such Issuing Bank, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith). (c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company substantially contemporaneously with any demand for payment hereunder and shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and demands compensation therefor in accordance with the terms hereof (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

NAI-1532280773v19 102 5.9 Taxes. (a) Issuing Lenders. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lenders and the term “applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the reasonable good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability accompanied by computations in reasonable detail, or available supporting documentation, shall be delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8(d) [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or

NAI-1532280773v19 103 otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9(e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation specified in Section 5.9(g)(ii)(1), Section 5.9(g)(ii)(2) and Section 5.9(g)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (1) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable: (I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect

NAI-1532280773v19 104 to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (II) executed originals of IRS Form W-8ECI; (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” that is related to any Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or (IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner; (3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and (4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of

NAI-1532280773v19 105 FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. (h) Additional United Kingdom Withholding Tax Matters. (i) Subject to clause (ii) below and without limiting the generality of Section 5.9(g) [Status of Lenders], each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in promptly completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom. (ii) (A) A Lender on the Closing Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide in Part 1 of Schedule 1.1(B) its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; (B) a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent in the documentation which it executes on becoming a Lender hereunder, and upon satisfying either (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (h)(i) above in respect of United Kingdom withholding Taxes. (iii) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

NAI-1532280773v19 106 (iv) Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent and the relevant Lender. (v) Each Lender shall promptly notify the Borrower and Administrative Agent if it determines in its sole discretion (acting reasonably and in good faith) that it ceases or has ceased to be a UK Treaty Lender. (i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (j) VAT. (i) All amounts expressed to be payable under a Loan Document by any Party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to a Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Party). (ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “VAT Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

NAI-1532280773v19 107 (1) (where the VAT Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (2) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (iii) Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section 12.3(j) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in the Value Added Tax Act 1994, Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction other than the United Kingdom or a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (v) In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide such Recipient with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply. (k) Survival. Each party’s obligations under this Section 5.9 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

NAI-1532280773v19 108 5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all documented losses, costs or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any: (a) payment, prepayment, conversion or renewal of any Loan to which (i) a Term Rate Loan Option applies on a day other than the last day of the corresponding Interest Period or (ii) the Daily Simple RFR Option applies on a day other than the Payment Date therefor, in each case whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or (b) revocation by a Borrower in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.2 [Voluntary Prepayments] or failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by such Borrower, (c) any assignment of a Loan under (i) a Term Rate Loan Option on a day other than the last day of the Interest Period therefor or (ii) the Daily Simple RFR Option on a day other than the Payment Date therefor, as a result of a request by the Borrowers pursuant to Section 5.13 [Replacement of a Lender]; or (d) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency. If any Lender sustains or incurs any such loss or expense, it shall promptly notify the Borrowers of the amount determined in good faith by such Lender (which determination may include reasonable good faith assumptions, allocations of costs and expenses and averaging or attribution methods) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for, and computation of, such determination and shall be delivered to the Borrowers substantially contemporaneously with the Lender’s demand for payment. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given. 5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swingline Loans and the Swingline Loan Lender may make Swingline Loans as provided in Section 2.1(b) [Swingline Loan Commitment] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swingline Loans (each, a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each

NAI-1532280773v19 109 Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day, as applicable. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1(b) [Swingline Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. 5.12 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the applicable Issuing Lender (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize such Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) [Reallocation of Participations to Reduce Fronting Exposure] and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (a) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the applicable Issuing Lender, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Cash Collateral is subject to any Lien of any Person (excluding the Lien contemplated by the immediately preceding sentence), or the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (in each case after giving effect to any Cash Collateral provided by the Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.12 or Section 5.15 [Defaulting Lender] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the existence of Cash Collateral in excess of the Minimum Collateral

NAI-1532280773v19 110 Amount; provided that subject to Section 5.15 [Defaulting Lenders] the Person providing Cash Collateral and such Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further, that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.12(a) above. 5.13 Replacement of a Lender. If (i) any Lender (or any of its Participants) requests compensation under Section 5.8 [Increased Costs], (ii) any Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender (or any of its Participants) or any Official Body for the account of any Lender (or any of its Participants) pursuant to Section 5.9 [Taxes], (iii) any Lender is a Defaulting Lender, a Non-Consenting Lender, or a Disqualified Institution, (iv) [reserved], (v) [reserved], (vi) [reserved], (vii) any Lender or its parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (viii) any Lender that is the Swingline Loan Lender or an Issuing Lender shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Revolving Credit Commitment that the Administrative Agent has approved as contemplated by clause (a) of the proviso below or (C) fail to promptly approve an Incremental Lender that the Administrative Agent has approved in the case of any Incremental Loan Commitments as contemplated by Section 5.17 or (ix) any Lender is an Ineligible Institution at the time it becomes a Lender or any Lender assigns or participates (or purports to assign or participate) all or any portion of its Loans and/or Commitments to an Ineligible Institution or a Disqualified Institution in violation of Section 12.8 without the written consent of the Company, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (a) to the extent such consent would be required pursuant to Section 12.8(b), the Company shall have received the prior written consent of the Administrative Agent (and for any assignment in respect of the Revolving Credit Facility, the Issuing Lenders and Swingline Loan Lender), which consent shall not unreasonably be withheld, delayed or conditioned; (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); and (c) such assignment does not conflict with applicable Law. Each party hereto agrees that (x) an assignment required pursuant to this Section 5.13 may be effected pursuant to an Assignment and Assumption Agreement executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an

NAI-1532280773v19 111 Assignment and Assumption Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto. 5.14 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment. 5.15 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 [Default] or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2(b) [Setoff] shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Loan Lender hereunder; third, to Cash Collateralize the applicable Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.12 [Cash Collateral]; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to

NAI-1532280773v19 112 (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.12 [Cash Collateral]; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or Swingline Loan Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions specified in Section 7.2 [Each Loan or Letter of Credit] were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 5.15(a)(iv) [Reallocation of Participation to Reduce Fronting Exposure]. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) [Defaulting Lender Waterfall] shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (1) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (2) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.12 [Cash Collateral]. (3) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (2) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s

NAI-1532280773v19 113 participation in Letter of Credit Obligations that has been reallocated to such Non- Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Usage of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.12 [Acknowledgement and Consent to Bail-In of Affected Financial Institutions], no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the applicable Issuing Lender’s Fronting Exposure in accordance with the procedures specified in Section 5.12 [Cash Collateral]. (b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swingline Loan Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 5.15(a)(iv) [Reallocation of Participations to Reduce Fronting Exposure]), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Loan Lender shall not be required to fund any Swingline Loans unless it is satisfied (in its reasonable good faith discretion) that it will have no Fronting

NAI-1532280773v19 114 Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied (in its reasonable good faith discretion) that it will have no Fronting Exposure after giving effect thereto. 5.16 Maturity Extensions. (a) Requests for Extension. The Borrowers may, no more than two times, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders of such request and of the Notice Date), which such notice shall not, in the case of a request for extension of the Expiration Date, be earlier than 30 days prior to the next succeeding Anniversary Date (unless the Administrative Agent agrees to an earlier date in its reasonable discretion upon the request of the Borrowers), request that (i) each Lender to the Revolving Credit Facility extend the Expiration Date then applicable to such Lender (the “Existing Expiration Date”) for an additional 365 days from the Existing Expiration Date and/or (ii) each Lender to the Term Loan Facility extend the Term Loan Maturity Date then in effect hereunder (the “Existing Term Loan Maturity Date”) for an additional 365 days from the Existing Term Loan Maturity Date. (b) Lender Elections to Extend. Each applicable Lender, acting in its sole and individual discretion, shall, by written notice to the Administrative Agent given by a date specified by the Administrative Agent (which such date shall not be earlier than the date that is 10 days nor later than 20 days after notice is provided to the applicable Lenders in the case of extensions of the Expiration Date (the “Notice Date”)), advise the Administrative Agent whether or not such Lender agrees to such extension and each Lender that determines not to so extend its Expiration Date or Term Loan Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent in writing of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers in writing of each Lender’s determination under this Section promptly, but in no event later than two (2) Business Days after the Notice Date. Upon receipt of the responses of the applicable Lenders, the Administrative Agent and the Borrowers shall determine the date upon which the relevant extension, if applicable, shall be effective (the “Extension Effective Date”), which such date shall not (unless agreed by the relevant Lenders and the Administrative Agent) be earlier than 10 days after the Notice Date. (d) Additional Commitment Lenders. The Borrowers shall have the right on or before the Existing Expiration Date or Existing Term Loan Maturity Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (and, with respect to prospective Additional Commitment Lenders under the Revolving Credit Facility, the Swingline Loan Lender and the Issuing Lenders), each of which approvals shall not be unreasonably withheld, conditioned or delayed. Each Additional Commitment Lender shall have entered into an agreement in form and substance reasonably satisfactory to the Borrowers and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Effective Date, undertake either (i) a

NAI-1532280773v19 115 Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender under the Revolving Credit Facility, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date) or (ii) Term Loans under the Term Loan Facility, in each case in replacement of the applicable Non-Extending Lender, and shall have purchased such Non-Extending Lenders outstanding Loans at par, and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement under the applicable facility. (e) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Expiration Date or the Term Loan Maturity Date pursuant to this Section shall only be effective with respect to any Lender on the Extension Effective Date if: (i) in the case of any proposed extension of the Expiration Date, the total of the Revolving Credit Commitments of the Lenders that have agreed so to extend their Expiration Date and the additional Revolving Credit Commitments of the relevant Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments (excluding the Revolving Credit Commitments of Defaulting Lenders) in effect immediately prior to the Extension Effective Date; (ii) in the case of any proposed extension of the Term Loan Maturity Date, the total of the outstanding Term Loans of the Lenders that have agreed so to extend the Term Loan Maturity Date shall be more than 50% of the aggregate amount of the Term Loans (excluding the Term Loans of Defaulting Lenders) outstanding immediately prior to the Extension Effective Date; (iii) as of the date of such extension, and upon giving effect thereto, the representations and warranties of the Borrowers and the other Loan Parties herein and in the other Loan Documents shall be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in Section 6.4 [Financial Statements; No Material Adverse Change] shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1(a) and (b) [Financial Statements and Other Information] (and, subject to the foregoing qualifications, the Borrowers and each other Loan Party shall be deemed to have made all such representations and warranties on the proposed Extension Effective Date); (iv) no Event of Default or Default shall have occurred and be continuing on the date of such extension and upon giving effect thereto; (v) the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such extension) reasonably requested by the Administrative Agent in connection with any such extension;

NAI-1532280773v19 116 (vi) on or before the Expiration Date or Term Loan Maturity Date of each Non-Extending Lender, (A) the Borrowers shall have paid in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrowers hereunder and (B) the Borrowers shall have paid in full all other Obligations (other than contingent indemnity obligations, Letter of Credit Obligations that have been Cash Collateralized and other contingent obligations owing under the Loan Documents) then due and owing to such Lender hereunder and other under the other Loan Documents (it being understood that after giving effect to this clause (vi) with respect to any Non- Extending Lender, such Non-Extending Lender’s Commitment shall be deemed terminated on the then-existing Expiration Date or Term Loan Maturity Date and such Non-Extending Lender shall no longer be a “Revolving Lender” and/or “Term Lender”, as applicable, hereunder); and (vii) if such extension is being effectuated in accordance with the penultimate paragraph of Section 12.1 [Modifications, Amendments or Waivers] pursuant to which the terms of such extended Loans or Commitments are being amended, an amendment entered into by the parties required by such provision shall have become effective. 5.17 Incremental Loans. At any time, the Borrowers may by written notice to the Administrative Agent elect to request the establishment of: (a) one or more incremental term loan commitments and/or one or more additional tranches of term loan commitments (any such incremental term loan commitment or additional tranche of term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); or (b) one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”); provided that (i) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $300,000,000, (ii) the total aggregate principal amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i), (iii) all such Incremental Term Loan Commitments and Incremental Term Loans shall be denominated in Dollars and (iv) no such Incremental Revolving Credit Increase shall increase the Alternative Currency Sublimit. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that any Incremental Loan Commitment shall be effective. The Borrowers may invite existing Lenders, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”); provided that both the Swingline Loan Lender and the Issuing Lenders shall consent to each Incremental Lender providing any portion of an

NAI-1532280773v19 117 Incremental Revolving Credit Commitment, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained herein, no Ineligible Institution may be an Incremental Lender. Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that: (i) no Default or Event of Default shall exist on such Increased Amount Date before or upon giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith; (ii) the Borrowers are in compliance (on a pro forma basis) with the financial covenants specified in Section 9.13 [Financial Covenants] (assuming for this purpose that the aggregate amount of such Incremental Loan Commitments or Incremental Loans, as applicable, have been fully drawn) based on the financial statements most recently delivered pursuant to Section 8.1(a) [Financial Statements and Other Information] or Section 8.1(b) [Financial Statements and Other Information], as applicable, both immediately before and upon giving effect (on a pro forma basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully drawn) and (z) any Permitted Acquisition consummated in connection therewith; (iii) each of the representations and warranties contained in Article 6 [Representations and Warranties] shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Change, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); provided that, notwithstanding the foregoing, solely with respect to Loans made pursuant to an Incremental Revolving Credit Increase or Incremental Term Loans the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Limited Condition Acquisition, with the consent of each Incremental Lender providing such Incremental Revolving Credit Commitments or Incremental Term Loans, at the option of the Borrowers (notified in writing to the Administrative Agent on or prior to the date of execution of the applicable acquisition agreement), (x) the conditions described in the immediately preceding clauses (i) and (iii) shall be deemed to be satisfied so loan as (1) as of the date of effectiveness of the related acquisition agreement, no Default is in existence or would result from entry into such agreement, (2) as of the date of the initial borrowing pursuant to such Incremental Loan Commitments or Incremental Loans, no Event of Default under clause (a), (b), (h), (i), (j) or (q) of Section 10.1 [Events of Default] is in existence immediately before or immediately after giving effect to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article VI shall be true and correct in all material respects (or in all respects if qualified by materiality) as of the date of effectiveness of the

NAI-1532280773v19 118 applicable acquisition agreement (or, to the extent such representation and warranty is stated to relate solely to an earlier date, as of such earlier date) and (4) as of the date of the initial borrowing pursuant to such Incremental Loan Commitments or Incremental Loans, customary “specified” representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Loan Commitments or Incremental Loans (or, to the extent such representation and warranty is stated to relate solely to an earlier date, as of such earlier date), and (y) the condition in the immediately preceding clause (ii) shall be deemed to be satisfied if such condition is satisfied on the date of execution of the applicable acquisition agreement on a pro forma basis after giving effect to such Limited Condition Acquisition, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which Financials are available, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance; (iv) the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrowers and their Subsidiaries (including Permitted Acquisitions); (v) any proposed Incremental Lender shall join this Agreement as a Lender pursuant to a Lender Joinder Agreement; (vi) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrowers and shall be secured and guaranteed with the other Obligations on a pari passu basis; (vii) in the case of each Incremental Term Loan: (1) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Borrowers, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity (as reasonably determined by the Administrative Agent) of the initial Term Loans or a scheduled maturity date earlier than the Term Loan Maturity Date; (2) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders; provided that no such agreement shall allow the Incremental Term Loans to be prepaid prior to the initial Term Loans) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the initial Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and (3) all other terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 5.17, be substantially the same as (an in any event no more favorable than) the Revolving

NAI-1532280773v19 119 Credit Loans or the initial Term Loans; provided that (i) the terms and conditions applicable to any Borrowing Tranche of Incremental Term Loans maturing after the Expiration Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during the periods after the Expiration Date and (ii) the Incremental Term Loans may be priced differently (and be subject to different fees) than the Revolving Credit Loans and the initial Term Loans; and (viii) in the case of each Incremental Revolving Credit Increase: (1) such Incremental Revolving Credit Increase shall be part of the Revolving Credit Facility, shall mature on the Expiration Date, shall bear interest and shall be entitled to fees, in each case at the rate applicable to the Revolving Credit Facility, and shall otherwise be subject to the same terms and conditions as the Revolving Credit Facility; (2) any Incremental Lender making any Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and (unless otherwise agreed by the applicable Incremental Lenders; provided that no such agreement shall allow the Revolving Credit Commitments with respect to the Incremental Revolving Credit Increase to be terminated prior to termination of the existing Revolving Credit Commitments) each Revolving Credit Loan funded by an Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the existing Revolving Credit Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and (3) the outstanding Revolving Credit Loans and Ratable Shares of Swingline Loans and Letter of Credit Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Ratable Shares, and the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation, and the Borrowers shall pay any and all costs required. Incremental Loan Commitments shall be effected pursuant to such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.17, without the consent of any other Lenders, and the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Loans and/or Incremental Loan Commitments) reasonably requested by Administrative Agent in connection with any such transaction.

NAI-1532280773v19 120 The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement. On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrowers in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto. On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender under the Revolving Credit Facility hereunder with respect to such Incremental Revolving Credit Commitment. ARTICLE 6 REPRESENTATIONS AND WARRANTIES The Loan Parties represent and warrant to the Administrative Agent and each of the Lenders as of the Closing Date and as of each date (and to the extent) required by Section 7.2 and Section 7.3, as follows: 6.1 Organization; Powers; Subsidiaries. Each of the Company and each Loan Party is duly organized or formed, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction), except to the extent that failure to do so (other than with respect to any Borrower) could not reasonably be expected to result in a Material Adverse Change, under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business, in all material respects, as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. As of the Closing Date, Schedule 6.1 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, and the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are, if applicable, validly issued and outstanding and fully paid and nonassessable. 6.2 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. 6.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require the Company or any of its Subsidiaries to obtain or make any consent or approval of, registration or filing with, or any other action by, any Official Body, except (i) such as have been obtained or

NAI-1532280773v19 121 made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Change and (iv) any filing with the SEC that may be required in connection with the Transactions, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Official Body applicable to the Company or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Change, and (d) will not result in the creation or imposition of, or the requirement to create any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Loan Documents. 6.4 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, shareholders’ equity and cash flows (i) as of and for the fiscal years ended August 31, 2020 and August 31, 2021 reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended May 31, 2022 (the financial statements described in clauses (i) and (ii) above, the “Statements”). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Other than any liability incident to any litigation, arbitration or proceeding or liabilities incurred in the ordinary course of business, in each case, which could not reasonably be expected to have a Material Adverse Change, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in this Section 6.4 to the extent required to be so provided for or disclosed under GAAP. (b) The Company has heretofore furnished to the Lenders pro forma projections (including a pro forma closing balance sheet, pro forma statements of operations and cash flows) covering the period from the Closing Date through August 31, 2026 derived from various assumptions of the Loan Parties’ management (the “Projections”). The Projections have been or will be prepared in good faith based upon assumptions that are believed by the Company to be reasonable at the time made (it being recognized that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control and are not to be viewed as facts, that actual results during the period or periods covered by the Projections may differ from the projected results, that such differences may be material and that no assurance can be given that any of the Projections will be realized). (c) Since August 31, 2021, there has been no Material Adverse Change with respect to the Company and its Subsidiaries, taken as a whole, other than any events and circumstances that could reasonably be expected to have a Material Adverse Change disclosed in any public announcement or public filing made by the Company prior to the Closing Date.

NAI-1532280773v19 122 6.5 Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted and except where the failure to have such title or other interest could not reasonably be expected to have a Material Adverse Change. (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. 6.6 Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Official Body pending against or, to the knowledge of any Borrower, threatened in writing against the Company or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (other than Disclosed Matters) or (ii) that involve this Agreement or the Transactions. (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. (c) There are no strikes, lockouts or concerted slowdowns against the Company or any of its Subsidiaries pending or, to their knowledge, threatened in writing. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All material payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any of its Subsidiaries is bound. (d) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Change.

NAI-1532280773v19 123 6.7 Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Official Body applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. 6.8 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. 6.9 Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate action and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change. Each of the Dutch Loan Parties is resident for tax purposes in the Netherlands only (subject to any change thereto from time to time in accordance with Section 8.4). 6.10 ERISA and Foreign Pension Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. As of the Closing Date, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of GAAP) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of GAAP) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of all such underfunded Plans. (b) Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, and all contributions, insurance premiums, tax and expenses due to and in respect of each Foreign Pension Plan have been duly paid, except to the extent such non-compliance or failure to pay contributions could not reasonably be expected to result in a Material Adverse Change. None of the Company, its ERISA Affiliates or any of their Subsidiaries (including any UK Relevant Entity) is or has at any time been an employer (for the purposes of sections 38 to 51 of the United Kingdom Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom Pensions Schemes Act 1993) and none of the Company, its ERISA Affiliates or any of their Subsidiaries is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer, in each case, except as could not reasonably be expected to have a Material Adverse Change. With respect to each Foreign Pension Plan, none of the Company, its ERISA Affiliates (including any UK Relevant Entity) or any of its directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement and

NAI-1532280773v19 124 any act done or to be done in connection with this Agreement), that has subjected, or could reasonably be expected to subject, the Company or any of the Subsidiaries, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a Contribution Notice or Financial Support Direction, or any liability or amount payable under section 75 or 75A of the United Kingdom Pensions Act 1995), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Change and there are no facts or circumstances which may give rise to any such penalty, fine, claim, or other liability. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Change. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened in writing against the Company or any of its ERISA Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. 6.11 Disclosure. (a) None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished from time to time), when taken as a whole, contains any material misstatement of fact regarding any Loan Party or any of its Subsidiaries or omits to state any material fact regarding any Loan Party or any of its Subsidiaries necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, when taken as a whole, as of the date stated therein; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projections are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, no assurance can be given that any particular projections will be realized, actual results may vary from such projections and such variations may be material. (b) As of the Closing Date, to the knowledge of the Company, the information included in the Certificate of Beneficial Ownership provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects. 6.12 Margin Regulations. No part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock in violation of Regulation T, U or X. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Borrower individually or of the Company and its Subsidiaries on a consolidated basis) will be Margin Stock. 6.13 Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 9.2 [Liens].

NAI-1532280773v19 125 6.14 No Default. No Default or Event of Default has occurred and is continuing. 6.15 Dutch Fiscal Unity. Any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes in which a Dutch Loan Party is included consists of Dutch Subsidiaries and/or Dutch Loan Parties only. 6.16 Solvency. The Company and its Subsidiaries taken as a whole are Solvent. 6.17 Insurance. The Company maintains, and has caused each Subsidiary to maintain, insurance as required by Section 8.5 of this Agreement. 6.18 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid perfected Liens on all the Collateral in favor of the Administrative Agent, to the extent required by the terms of the Loan Documents, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral to the extent required by the terms of the Loan Documents, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral to the extent required by the terms of the Loan Documents (subject to Permitted Liens). 6.19 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects, and the Company, its Subsidiaries and their respective officers, directors, employees and, to the knowledge of the Company, its agents are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and, in the case of any Foreign Subsidiary Borrower, is not engaged in any activity that could reasonably be expected to result in any Loan Party becoming a Sanctioned Person. None of (a) the Company, any Subsidiary, any of their respective directors or officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions. 6.20 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. 6.21 Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. 6.22 Centre of Main Interests and Establishment. Each Foreign Subsidiary Borrower represents and warrants to the Lenders that its centre of main interests (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation and it has no Establishment in any other jurisdiction, in each case subject to any changes thereto in accordance with Section 9.12.

NAI-1532280773v19 126 6.23 Special Representations and Warranties of each Foreign Subsidiary Borrower. Each Foreign Subsidiary Borrower represents and warrants to the Lenders as provided in this Section 6.23 that: (a) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and any notes requested to be issued hereunder by any Foreign Subsidiary Borrower in its jurisdiction of organization (hereinafter referred to as its “Home Country”), it is not necessary that this Agreement or any such notes or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any such notes of such Foreign Subsidiary Borrower. To the knowledge of such Foreign Subsidiary Borrower, the qualification by any Lender or the Administrative Agent for admission to do business under the laws of its Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Foreign Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Foreign Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) to the knowledge of such Foreign Subsidiary Borrower, violate any law or regulation of such Foreign Subsidiary Borrower’s Home Country or any political subdivision thereof, (ii) to the knowledge of such Foreign Subsidiary Borrower, result in any tax (other than any withholding tax for which the Company has provided an indemnity in accordance with the proviso set forth below) or other monetary liability to such party pursuant to the laws of such Foreign Subsidiary Borrower’s Home Country or political subdivision or taxing authority thereof or otherwise (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Company hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Company makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute an Event of Default) or (iii) violate any rule or regulation of any federation or organization or similar entity applicable to such Foreign Subsidiary Borrower of which such Foreign Subsidiary Borrower’s Home Country is a member. (b) No Immunity. Neither such Foreign Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Foreign Subsidiary Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes. 6.24 Works Council. No works council (ondernemingsraad) has been established or is in the process of being established for the business of any Dutch Subsidiary that is a Loan Party or resident in the Netherlands including any Loan Party that carries on a business through a permanent establishment or deemed permanent establishment in the Netherlands which has the right to advise in relation to the entry into and performance of this Agreement or any other Loan Document.

NAI-1532280773v19 127 ARTICLE 7 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT 7.1 Effectiveness of Agreement. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.1): (a) Deliveries. The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent: (i) A certificate of the Company signed by an Authorized Officer, dated the Closing Date, certifying the matters set forth in Section 7.2(a) and (b) as of the Closing Date; (ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary or other Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (A) all action taken by each Loan Party to validly authorize, duly execute and deliver this Agreement and the other Loan Documents and attaching copies of such resolution or other corporate or organizational action; (B) the names, authority and capacity of the Authorized Officers authorized to sign the Loan Documents and their true signatures; (C) copies of its organizational documents as in effect on the Closing Date, to the extent applicable, certified as of a sufficiently recent date on or prior to the Closing Date by the appropriate state official and (D) a certificate relating to the organization, existence and/or good standing (as applicable) of each Loan Party in the state of its organization; (iii) This Agreement and each of the other Loan Documents duly executed by the parties thereto; (iv) Transfer powers and stock or other certificates evidencing the pledged Collateral, in each case as required by the Security Agreement; (v) Written opinion(s) of counsel for the Loan Parties, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent; (vi) Evidence that insurance, required to be maintained under Section 8.5 of this Agreement, is in full force and effect; (vii) Evidence that all Indebtedness not permitted under Section 9.1 [Indebtedness] shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent); (viii) Customary lien searches with reasonably acceptable results; (ix) The Statements and the Projections;

NAI-1532280773v19 128 (x) To the extent requested at least ten (10) days prior to the Closing Date, the Administrative Agent and each Lender shall have received, in form and substance reasonably acceptable to the Administrative Agent and each Lender, an executed Certificate of Beneficial Ownership and such other documentation and other information reasonably requested in such timeframe for purposes of compliance with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA PATRIOT Act; (xi) Subject to the provisions of the Loan Documents (including, without limitation, the Security Agreement), each document (including any Uniform Commercial Code financing statement and any IP Security Agreement) required by this Agreement or any other Loan Document or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create, in favor of Administrative Agent, a perfected security interest in or lien upon the Collateral, in each jurisdiction in which the filing, registration or recordation thereof is necessary to achieve such purpose; and (xii) Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request. (b) Payment of Fees. To the extent invoiced in reasonable detail at least one (1) Business Day prior to the Closing Date, the Borrowers shall have paid all fees and expenses payable on or before the Closing Date in Dollars as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document. Without limiting the generality of the provisions of the last paragraph of Section 11.3 [Exculpatory Provisions], for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding. 7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (a) the representations and warranties of the Loan Parties in the Loan Documents shall then be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event such representations and warranties shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.2, the representations and warranties contained in Section 6.4 [Financial Condition; No Material Adverse Change] shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1 [Financial Statements and Other Information], (b) no Event of Default or Default shall have occurred and be continuing or would exist upon giving effect to such Loan or Letter of Credit or the application of the proceeds thereof, (c) a Borrower

NAI-1532280773v19 129 shall have delivered to the Administrative Agent a duly executed and completed Loan Request, or to PNC a Swingline Loan Request or to the applicable Issuing Lender an application for a Letter of Credit, as the case may be and (d) in the case of any Loan or Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency) (which determination is consistent with such a determination generally under other similar credit facilities for which such Person is the administrative agent, a lender or issuer of letters of credit, as applicable) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Alternative Currency. Each Borrowing and each issuance, increase, renewal or extension of a Letter of Credit shall be deemed to be a representation that the conditions specified in this Section 7.2 have been satisfied on or prior to the date thereof. 7.3 Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower pursuant to Section 2.9(a) [Addition of a Foreign Subsidiary Borrower] is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent (or, in the case of clause (e)(ii) below, to the applicable Lender): (a) Copies, certified by the secretary or assistant secretary (or other appropriate officer, manager or director including, with respect to a Dutch Subsidiary being designated as a Foreign Subsidiary Borrower, by a member of the board authorized to represent such Foreign Subsidiary Borrower) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent, including but not limited to any resolution by the general meeting or supervisory board of a Subsidiary) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party, its constitutional documents and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (as applicable) of such Subsidiary; (b) If applicable, an incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Loans hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary; (c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; (d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and

NAI-1532280773v19 130 (e) (i) At least five days prior to the effective date of any designation of a Foreign Subsidiary Borrower (or such later date as agreed to by the applicable requesting Lender), all documentation and other information regarding such Foreign Subsidiary Borrower reasonably requested for purposes of compliance with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA PATRIOT Act, to the extent requested in writing of the Company at least 10 days prior to such date of designation and (ii) to the extent any such Foreign Subsidiary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the effective date of such designation, a Certificate of Beneficial Ownership in relation to such Foreign Subsidiary Borrower, to the extent any Lender has requested the same in a written notice to the Company at least 10 days prior to such date. ARTICLE 8 AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been Cash Collateralized as provided herein, and all Letter of Credit Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders (unless the Required Lenders shall otherwise consent in writing pursuant to Section 12.1) that: 8.1 Financial Statements and Other Information. The Company will furnish to the Administrative Agent (for delivery to each Lender): (a) within ninety (90) days after the end of each fiscal year of the Company (commencing with the fiscal year ended August 31, 2022), its audited consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit (other than any references regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor or similar provision under generally accepted accounting principles)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein); (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended November 30, 2022), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of

NAI-1532280773v19 131 operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein), subject to normal year-end audit adjustments and the absence of footnotes; (c) within five (5) Business Days of any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company, in substantially the form of Exhibit J attached hereto (each, a “Compliance Certificate”), (i) certifying as to whether a Default or Event of Default has occurred and is continuing at the end of the accounting period covered by the related financial statements and, if such a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.13 [Financial Covenants]; (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, or any Official Body succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; (e) promptly after receipt thereof by the Company or any Subsidiary, copies of each notice received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any actual and material investigation or other material inquiry by the SEC or such other agency regarding financial or other operational results of the Company or any Subsidiary thereto; and (f) promptly following any request therefor, (x) subject to the Disclosure Exceptions, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA PATRIOT Act and the Beneficial Ownership Regulation. Documents required to be delivered pursuant to Section 8.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or any widely accepted successor thereto); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide copies of the Compliance Certificates required by clause (c) of this Section 8.1 to the Administrative Agent by electronic mail or PDF documents.

NAI-1532280773v19 132 8.2 Notices of Material Events. The Company will furnish to the Administrative Agent (which will promptly notify each Lender) prompt written notice of the following: (a) the occurrence of any Default of which an executive officer of the Company has knowledge; (b) the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Official Body against the Company or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to result in a Material Adverse Change; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change; (d) notice of any action arising under any Environmental Law or of any noncompliance by the Company or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that could reasonably be expected to result in a Material Adverse Change; (e) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Change; (f) any change in the information provided in the Certificate of Beneficial Ownership delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and (g) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. 8.3 Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that the failure to do so (other than with respect to the preservation of the existence of any Borrower) could not reasonably be expected to have a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 9.3 [Fundamental Changes].

NAI-1532280773v19 133 8.4 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate action, and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) nonpayment thereof could not reasonably be expected to have a Material Adverse Change. 8.5 Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with carriers that are in the good faith judgment of management of the Company financially sound and reputable (at the time the insurance coverage is obtained or renewed), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses operating in the same or similar locations, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. The Company will promptly furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Company shall, within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any replacement of any insurance policies in effect on the Closing Date, deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Company’s and the Subsidiary Guarantors’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. 8.6 Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, in the presence of the Company if the Company shall so request, independent accountants, all at such reasonable times and as often as reasonably requested; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.6 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent a continuing Event of Default and only one (1) such time shall be at the Company’s expense; provided, further, that when an Event of Default exists and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance

NAI-1532280773v19 134 notice. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, neither the Company nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product (the “Disclosure Exceptions”). The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. 8.7 Compliance with Laws and Material Contractual Obligations. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change, the Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Official Body applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects (except to the extent that this provision would expose the Company or any Subsidiary incorporated within the E.U. or any director, officer, employee or agent thereof to any liability or enforcement under E.U. Regulation (EC) 2271/96 or any similar Law, as applicable). Notwithstanding any provision of this Section 8.7, Section 6.19 or Section 8.8 to the contrary, none of the provisions of such Sections shall apply to, or in favor of, any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law. For purposes hereof, “Blocking Law” means (x) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); or (y) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018. 8.8 Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans to refinance existing indebtedness and to fund ongoing working capital, capital expenditures and general corporate purposes (including acquisitions, dividends, share repurchases, and other purposes permitted by the Loan Documents), in each case, as permitted by applicable Law. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall directly or, to its knowledge, indirectly use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or, to the Company’s knowledge or applicable Subsidiary’s knowledge, indirectly use, and no Borrower shall lend, contribute, or otherwise make available to any other Person, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of, with, or for the benefit of any Sanctioned Person in violation of any

NAI-1532280773v19 135 Sanctions, or in, involving, or for the benefit of any Sanctioned Jurisdiction, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or in any party hereto becoming a Sanctioned Person. 8.9 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances. (a) Material Domestic Subsidiaries. (i) As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Domestic Subsidiary (including as a result of a Division, with respect to each applicable Division Successor) or any Subsidiary qualifies independently as, or is designated by the Company as, a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary”, the Company shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty Agreement and the Security Agreement (in each case, substantially in the form of Exhibit B hereto) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty Joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (ii) If at any time the aggregate amount of Consolidated Operating Income or Consolidated Total Assets (other than Equity Interests in Subsidiaries) of the Company and the Guarantors that are Domestic Subsidiaries of the Borrowers shall fail to represent (after the elimination of intercompany items) at least 80% of the aggregate amount of Consolidated Operating Income or Consolidated Total Assets (other than Equity Interests in Subsidiaries) of the Company and its Domestic Subsidiaries, as of the end of any such fiscal quarter, as promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after such occurrence the Company shall provide the Administrative Agent with written notice thereof and shall cause sufficient additional Domestic Subsidiaries to deliver to the Administrative Agent a joinder to the Guaranty Agreement and the Security Agreement (in each case substantially in the form of Exhibit B hereto) pursuant to which each such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty Joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (b) Material Foreign Subsidiaries. (i) If, at any time after the Closing Date, but subject to Section 8.12 [Post-Closing Matters], any First Tier Foreign Subsidiary (other than a Foreign Subsidiary listed on Schedule 6.1) shall constitute a Material Foreign Subsidiary, then within sixty (60) days after the date such Foreign Subsidiary becomes a Material Foreign Subsidiary (or such later date as may be agreed upon by the Administrative Agent) the Company shall provide the Administrative Agent with written notice thereof and shall, and/or shall cause

NAI-1532280773v19 136 each Domestic Subsidiary to, if and to the extent that each of them holds any Equity Interest in such Material Foreign Subsidiary not constituting an Excluded Asset, execute and deliver to the Administrative Agent a new Foreign Law Pledge Agreement (as determined by the Administrative Agent in its reasonable discretion), together with such supporting documentation (including, without limitation, additional Collateral Documents, authorizing resolutions, powers of attorney and/or opinions of counsel) as the Administrative Agent may reasonably request, in order to create a perfected, first priority security interest (subject to Permitted Liens) in the Equity Interests in such Material Foreign Subsidiary, provided that such pledges, individually or collectively, with respect to any Foreign Subsidiary shall not exceed, at any time, the Applicable Pledge Percentage in respect of such Foreign Subsidiary. The Company or any applicable Domestic Subsidiary shall not be required to execute and deliver a Foreign Law Pledge Agreement pursuant to this Section 8.9(b)(i) if such entity directly holds 35% or less of the Voting Equity Interests in such Foreign Subsidiary and, as a result of the limitation set forth in the preceding sentence, the Company can comply with this Section 8.9(b)(i) without the pledge of such Voting Equity Interests. Notwithstanding the foregoing, no such Foreign Law Pledge Agreement in respect of the Equity Interests of a Foreign Subsidiary (or reaffirmation of an existing Foreign Law Pledge Agreement on the Closing Date) shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements. (ii) Without limiting the foregoing requirements of this Section 8.9(b) but subject to Section 8.12 [Post-Closing Matters], all of the Equity Interests of a Foreign Subsidiary Borrower, to the extent not constituting Excluded Assets, shall be pledged to the Administrative Agent to secure the Obligations owing by such Foreign Subsidiary Borrower and, to the extent permitted by applicable law, each other Foreign Subsidiary Borrower. If, at any time after the Closing Date, the Company or any Subsidiary shall possess any such Equity Interests of any such Subsidiary not constituting Excluded Assets (other than to the extent such Equity Interests are already subject to the Lien under the applicable Collateral Documents), the Company shall promptly notify the Administrative Agent thereof and the Company shall, and/or shall cause each Subsidiary to, if and to the extent that each of them holds any such Equity Interest in any such Subsidiary, reasonably promptly execute and deliver to the Administrative Agent a new Foreign Law Pledge Agreement (as determined by the Administrative Agent in its discretion), together with such supporting documentation (including, without limitation, additional Collateral Documents, authorizing resolutions, powers of attorney and/or opinions of counsel) as the Administrative Agent may reasonably request, in order to create a perfected, first priority security interest (subject to Permitted Liens) in all of such Equity Interests in such Subsidiary securing the Obligations owing by the applicable Foreign Subsidiary Borrower and, to the extent permitted by applicable law, each other Foreign Subsidiary Borrower. Notwithstanding anything to the contrary herein, (x) any pledge of any such Equity Interests of any Foreign Subsidiary in excess of the requirements in Section 8.9(b)(i) shall secure solely the Obligations of the Foreign Subsidiary Borrowers and, if applicable, amounts owed under any such Foreign Law Pledge Agreement and (y) no such Foreign Law Pledge Agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that

NAI-1532280773v19 137 such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements. (c) Guarantees of Other Obligations. If, at any time after the Closing Date, any Domestic Subsidiary of the Company that is not party to the Guaranty Agreement shall become party to a guaranty of any Material Indebtedness of the Company, the Company shall promptly notify the Administrative Agent thereof and cause such Subsidiary to comply with Section 8.9(a) [Material Domestic Subsidiaries] (but without giving effect to the 45-day grace period provided therein). (d) Foreign Pension Plans. (i) Each Foreign Pension Plan will be operated after the Closing Date in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, and all contributions, insurance premiums, tax and expenses due to and in respect of each Foreign Pension Plan will be duly paid, in each case except as could not reasonably be expected to have a Material Adverse Change. The Company shall ensure that any Foreign Pension Plan that requires to be funded is funded in accordance with all requirements of law in that jurisdiction, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and that no action or omission is taken by any member of the Group in relation to such a Foreign Pension Plan which could reasonably be expected to have a Material Adverse Change (including, without limitation, the termination or commencement of winding-up proceedings of any such Foreign Pension Plan). (ii) The Company shall ensure that the Company, its ERISA Affiliates or any of their Subsidiaries (including any UK Relevant Entity) is not, or at any time after the Closing Date will be, an employer (for the purposes of sections 38 to 51 of the United Kingdom Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the United Kingdom Pensions Act 2004) such an employer, in each case, except as could not reasonably be expected to have a Material Adverse Change. (iii) [Reserved.] (iv) The Company or the relevant UK Relevant Entity (as appropriate) shall promptly notify the Administrative Agent of any material change in the rate of contributions to Foreign Pension Plans paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by applicable law or otherwise) that could reasonably be expected to have a Material Adverse Change. (v) The Company or the relevant UK Relevant Entity (as appropriate) shall promptly, and in any event in no less than ten (10) Business Days, notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice

NAI-1532280773v19 138 from the Pensions Regulator that could reasonably be expected to have a Material Adverse Change. (e) Collateral Documentation. The Company will cause, and will cause each Subsidiary Guarantor (other than a Foreign Subsidiary) to cause, all of its owned personal property (whether tangible, intangible, or mixed, but excluding all Excluded Assets) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations to the extent required by the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens. Without limiting the generality of the foregoing, the Company will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Company or any Subsidiary Guarantor, to the extent not constituting Excluded Assets, to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent to secure the Obligations to the extent required by the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request, subject to the limitations provided in this Section 8.9 or in any Collateral Document. (f) Further Assurances. Without limiting the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 7.1 [Initial Loans and Letters of Credit], as applicable), which may be required by applicable law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company, subject to the limitations provided in this Section 8.9 or in any Collateral Document. (g) Additional Collateral. If any material personal property is acquired by the Company or any Subsidiary Guarantor after the Closing Date (other than (x) assets constituting Collateral under any Collateral Document that become subject to the Lien under such Collateral Document upon acquisition thereof and (y) any Excluded Assets), the Company will promptly notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Company will cause such assets to be subjected to a Lien securing the Obligations (or, subject to the provisions of this Agreement, all or any Foreign Obligations) and will take, and cause the Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (g) of this Section, all at the expense of the Company, subject to the limitations provided in this Section 8.9 or in any Collateral Document. 8.10 Accuracy of Information. The Company will ensure that any written information, including financial statements or other documents, furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder (as modified or supplemented by other information so furnished from time to time), when taken as a whole, does not contain any material misstatement of fact regarding the Company or any of its Subsidiaries or omits to state any material fact regarding the Company or any of its Subsidiaries necessary to make the statements therein, in

NAI-1532280773v19 139 the light of the circumstances under which they were made, when taken as a whole, not materially misleading as of the date stated therein; provided, that, in respect of any projected financial information, the Company covenants only that it will cause such projected financial information to be prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Administrative Agent and the Lenders that such projections are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, no assurance can be given that any particular projections will be realized, actual results may vary from such projections and such variations may be material. 8.11 DAC6. The Company shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether (a) any of the Transactions or any transaction contemplated by the Loan Documents or (b) any transaction carried out (or to be carried out) in connection with any Transaction or any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (“DAC6”); and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 8.12 Post-Closing Matters. The Loan Parties shall satisfy each of the requirements set forth on Schedule 8.12 attached hereto on or before the date specified on such Schedule for each such requirement (or such later date as may be agreed upon by the Administrative Agent). 8.13 Dutch Fiscal Unity. Any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes in which a Dutch Loan Party is included will consist of Dutch Loan Parties and/or Dutch Subsidiaries only. ARTICLE 9 NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized as provided herein, and all Letter of Credit Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders (unless the Required Lenders shall otherwise consent in writing) that: 9.1 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations, including, without limitation, any and all Indebtedness created under the Loan Documents; (b) (i) Indebtedness existing on the date hereof and set forth in Schedule 9.1; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (b);

NAI-1532280773v19 140 (c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary to the extent not prohibited by Section 9.5; (d) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; (e) (i) Indebtedness incurred or assumed by the Company or any of its Subsidiaries for the purpose of financing the acquisition, development, purchase, lease, construction, restoration, installation, replacement, upgrade, expansion or improvement of fixed or capital assets or other property (whether real or personal) (whether through the direct purchase of property or the Equity Interests of any Person owning such assets or property); provided that (x) such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase or lease (or, if applicable, the completion of development, construction, repair, restoration, installation, replacement, maintenance, upgrade, expansion or improvement or the commencement of operation of the applicable property, whichever occurs later) and (y) the aggregate outstanding principal amount of all Indebtedness permitted by this clause (e), together with the aggregate outstanding principal amount of all Indebtedness permitted by clause (f) and Attributable Debt in respect of Sale and Leaseback Transactions permitted under Section 9.11 [Sale and Leaseback Transactions], shall not at the time of incurrence of any such Indebtedness, exceed the greater of (1) $75,000,000 and (2) 7.5% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which Financials are available); and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (e); (f) (i) Indebtedness consisting of Capital Lease Obligations; provided that the aggregate outstanding principal amount of all Indebtedness permitted by this clause (f), together with the aggregate outstanding principal amount of all Indebtedness permitted by clause (e) and Attributable Debt in respect of Sale and Leaseback Transactions permitted under Section 9.11 [Sale and Leaseback Transactions], shall not at the time of incurrence of any such Indebtedness, exceed the greater of (1) $75,000,000 and (2) 7.5% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which Financials are available); and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (f); (g) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money; (h) any other Indebtedness of the Company or any Subsidiary (which may be secured); provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (h) shall not at the time of the incurrence thereof exceed the greater of (x) $100,000,000 and (y) 12.5% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which Financials are available); and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (h);

NAI-1532280773v19 141 (i) (i) Indebtedness (which, other than any such Indebtedness incurred by a Foreign Subsidiary Borrower, may be secured) incurred by Subsidiaries that are Foreign Subsidiaries or are not Loan Parties from time to time after the Closing Date, so long as the aggregate outstanding principal amount of all such Indebtedness incurred pursuant to this clause (i) shall not at the time of the incurrence thereof exceed $100,000,000; provided that the aggregate principal amount of all such Indebtedness incurred by Foreign Subsidiary Borrowers pursuant to this clause (i) shall not at the time of the incurrence thereof exceed $75,000,000; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (i); (j) (i) Receivables Transaction Attributed Indebtedness and/or Indebtedness incurred pursuant to any Qualified Receivables Transactions or Permitted Factoring Transaction; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (j); (k) any indebtedness arising between Loan Parties under a declaration of joint and several liability used for the purpose of section 2:403 of the BW (and any residual liability under such declaration arising pursuant to section 2:404(2) of the BW) or any indebtedness arising as a result of two or more Loan Parties being part of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes (for the avoidance of doubt, with due observance of Section 6.15 [Dutch Fiscal Unity] and Section 8.13 [Dutch Fiscal Unity]); (l) (i) other unsecured Indebtedness of any Loan Party so long as both immediately before and immediately after giving pro forma effect thereto (x) no Default or Event of Default has occurred and is continuing and (y) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 9.13 [Financial Covenants]; provided, that in connection with the incurrence of any Indebtedness pursuant to this clause (l) in an amount equal to or greater $75,000,000, the Company shall, upon the request of the Administrative Agent, have furnished to the Administrative Agent a certificate reasonably acceptable to the Administrative Agent demonstrating such pro forma compliance in reasonable detail prior to incurring such unsecured Indebtedness; provided, further, that (a) any senior unsecured Indebtedness of the Loan Parties under any notes or convertible notes permitted hereunder and issued under an indenture, loan agreement, note purchase agreement or similar governing instrument or document in a registered public offering or a Rule 144A or other private placement transaction shall only be permitted hereunder to the extent such Indebtedness constitutes, and complies with the terms set forth in the definition of, Senior Note Indebtedness, and (b) any Indebtedness that is contractually subordinated to the payment of the Obligations shall only be permitted hereunder to the extent such Indebtedness constitutes, and complies with the terms set forth in the definition of, Subordinated Indebtedness; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (l); (m) Indebtedness under performance bonds, letter of credit obligations to provide security for worker’s compensation claims and bank overdrafts, in each case, incurred in the ordinary course of business or consistent with past practice or industry practices, provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within ten (10) Business Days of its incurrence;

NAI-1532280773v19 142 (n) in addition to Indebtedness permitted by the preceding clause (c), Indebtedness of any wholly-owned Subsidiary of the Company to the Company or another wholly- owned Subsidiary constituting the deferred purchase price in respect of intercompany transfers of goods and services otherwise permitted hereunder and made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money; (o) (i) Indebtedness assumed in connection with a Permitted Acquisition, so long as such Indebtedness exists at the time of such Permitted Acquisition and is not incurred in contemplation of or in connection with such Permitted Acquisition; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (o); (p) Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Acquisition, Investment, or the Disposition of any business, assets or any Subsidiary not prohibited by this Agreement; (q) guarantees incurred in the ordinary course of business or consistent with past practice or industry practices in respect of obligations not constituting Indebtedness owing to suppliers, customers, franchisees, lessors, likenesses, sub-licensees and distribution partners; (r) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, self-insurance obligations, worker’s compensation claims, performance guarantees and similar obligations, in the ordinary course of business or consistent with past practice or industry practices, including without limitation those incurred to secure health, safety and environmental obligations; (s) Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices; (t) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within ten (10) Business Days of its incurrence; (u) Indebtedness and contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry (as determined in good faith by the Company), entered into to obtain cash management services (including netting services, cash pooling arrangements, employee credit cards, deposit account overdraft protection services or other related or similar services) in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;

NAI-1532280773v19 143 (v) Indebtedness of the Company or any Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply agreements, in each case, incurred in the ordinary course of business or consistent with past practice or industry practices; (w) (i) Subordinated Indebtedness issued by the Company or any Subsidiary to current or former directors, officers, employees or consultants or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 9.8(d) [Restricted Payments]; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (w); (x) (i) other Subordinated Indebtedness, if no Default or Event of Default exists at the time of the incurrence of any such Subordinated Indebtedness; and (ii) any Permitted Refinancing of Indebtedness permitted by this clause (x); (y) to the extent constituting Indebtedness, Attributable Debt in respect of Sale and Leaseback Transactions permitted under Section 9.11 [Sale and Leaseback Transactions]; and (z) Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry practices. 9.2 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except (collectively, the “Permitted Liens”): (a) Liens created pursuant to any Loan Document or otherwise securing any Obligations; (b) Permitted Encumbrances; (c) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 9.2, and Liens securing any Permitted Refinancing of any obligations secured by a Lien described in this clause (c); (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary (other than the proceeds or products thereof and after-acquired property subject to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date

NAI-1532280773v19 144 such Person becomes a Subsidiary, as the case may be, and any Permitted Refinancing thereof and successive Permitted Refinancings of the foregoing; (e) any Lien on any asset securing Indebtedness permitted under Section 9.1(e); provided that such Liens do not at any time encumber any property other than the property acquired, developed, purchased, leased, constructed, restored, replaced, upgraded, expanded or improved with the proceeds of such Indebtedness, except for accessions and additions to such property, replacements or improvements thereof, customary security deposits with respect thereto, related contract rights and payment intangibles, and the proceeds and products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its affiliates; (f) any Lien on any asset securing Indebtedness permitted under Section 9.1(f); provided that such Liens do not extend to any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contracts rights and payment intangibles, and the proceeds and products of such assets) other than the property financed by such Indebtedness; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its affiliates; (g) Liens on Receivables Assets and bank accounts related thereto granted in connection with any Qualified Receivables Transactions or Permitted Factoring Transaction permitted by this Agreement; (h) Liens on Equity Interests of Special Purpose Entities that secure Indebtedness or Receivables Transaction Attributed Indebtedness of such Special Purpose Entity and/or one or more other Special Purpose Entities; (i) in the case of a Dutch Subsidiary, Liens created or to be created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) or any other general conditions used by, or agreement or arrangement with, a bank operating in or outside the Netherlands to substantially the same effect; (j) Liens securing Indebtedness permitted under Sections 9.1(i) [Indebtedness]; (k) Liens on insurance policies and the proceeds thereof securing Indebtedness representing installment insurance premiums owing in the ordinary course of business; (l) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement relating to an Investment permitted under this Agreement or a Permitted Acquisition; (m) any encumbrance or restriction with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement to the extent permitted under Section 9.5 [Investments, Loans, Advances, Guarantees and Acquisitions];

NAI-1532280773v19 145 (n) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations not prohibited by this Agreement and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money; (o) Liens upon the assets of the Company or its Subsidiaries subject to any Sale and Leaseback Transactions permitted under Section 9.11 [Sale and Leaseback Transactions], and Liens securing any Permitted Refinancings thereof and successive Permitted Refinancings of the foregoing; (p) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignments of goods; (q) [Reserved]; (r) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary; (s) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; (t) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and (u) other Liens not otherwise permitted above so long as the aggregate principal amount of the Indebtedness subject to such Liens does not exceed, at the time of incurrence thereof, the greater of (x) $15,000,000 and (y) 1.5% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which Financials are available). Any Lien on any property or assets permitted by this Section 9.2 may extend to the identifiable proceeds thereof. 9.3 Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except: (i) as permitted under Section 9.4 [Dispositions] (other than Section 9.4(e));

NAI-1532280773v19 146 (ii) any Person (including any Subsidiary) may merge into the Company in a transaction in which the Company is the surviving corporation; (iii) any Subsidiary may merge into any other Subsidiary; provided, that (x) any such merger involving a Foreign Subsidiary Borrower must result in a Foreign Subsidiary Borrower as the surviving entity, (y) any such merger involving a Loan Party must result in a Loan Party as the surviving entity and (z) any such merger involving a Foreign Law Pledgor must result in a Loan Party as the surviving entity; (iv) any Subsidiary may be liquidated or dissolved, provided that (A) if such Subsidiary is a Loan Party, the assets of such liquidated or dissolved Subsidiary are transferred to a Loan Party, (B) if such Subsidiary is a Foreign Law Pledgor, the assets of such liquidated or dissolved Subsidiary are transferred to a Loan Party, and (C) if a Subsidiary becomes a Material Subsidiary as a result of such transfer of assets, it will comply with the requirements of Section 8.9 [Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances], as applicable; (v) any Loan Party and any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Loan Party and any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Subsidiary; (vi) any Subsidiary may merge, wind up, liquidate or dissolve into or consolidate with another Person to effectuate an Investment permitted under Section 9.5 (including any merger, windup, dissolution, liquidation or consolidation to effectuate a Permitted Acquisition); and (vii) any Subsidiary that is a Loan Party may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Loan Parties at such time (or, in each case, such later date as may be agreed upon by the Administrative Agent); provided that any such merger, consolidation or Division involving a Person that is not a wholly- owned Subsidiary immediately prior to such merger, consolidation or Division shall not be permitted unless it is also permitted by Section 9.5 [Investments, Loans, Advances, Guarantees and Acquisitions]. (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, complementary or ancillary thereto or a reasonable extension, development or expansion thereof, including without limitation industrial manufacturing and distribution, the rental of industrial equipment, and the provision of services related thereto. (c) The Company will not change its fiscal year from the basis in effect on the Closing Date without (i) providing the Administrative Agent with prior written notice of such change and (ii) executing and delivering to the Administrative Agent, prior to such change, such

NAI-1532280773v19 147 amendments to this Agreement and the other Loan Documents as the Required Lenders may reasonably deem necessary and appropriate as a result of such change in fiscal year. 9.4 Dispositions. The Company will not, and will not permit any Subsidiary to, make any Disposition, except: (a) Dispositions of property that is obsolete, damaged, surplus, worn out, or otherwise no longer used or useful in the ordinary course of business; (b) Dispositions of inventory and Permitted Investments in the ordinary course of business; (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of property (i) by any Loan Party to any other Loan Party, (ii) by any Subsidiary to any Loan Party and (iii) by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party; (e) Dispositions permitted by Section 9.3 [Fundamental Changes]; (f) leases, licenses, cross-licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole; (g) Dispositions of intellectual property rights that are no longer used or useful in the business of the Company and its Subsidiaries, taken as a whole; (h) the discount, write-off or Disposition of past-due accounts receivable, in each case in the ordinary course of business; (i) Liens permitted by Section 9.2 [Liens], Restricted Payments permitted by Section 9.8 [Restricted Payments], Investments permitted by Section 9.5 [Investments, Loans, Advances, Guarantees and Acquisitions] and Sale and Leaseback Transactions permitted by Section 9.11 [Sale and Leaseback Transactions]; (j) Dispositions of any Receivables Assets in connection with any Permitted Factoring Transaction or Qualified Receivables Transaction; provided at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; (k) Dispositions of any assets acquired as part of any Permitted Acquisition that the Company or any Subsidiary Disposes as part of its integration efforts relating to such Acquisition; provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; provided, further, that the aggregate book value of all property Disposed of pursuant to this clause (k), together with the

NAI-1532280773v19 148 aggregate book value of all property disposed pursuant to clause (l) shall not exceed (i) 10% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter at the time of such Disposition for which Financials are available) during any four fiscal quarter period for all such Dispositions made during such period (excluding, for the avoidance of doubt, Dispositions made prior to the Closing Date) and (ii) 25% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter for which Financials are available at the time of such Disposition) for all such Dispositions made in reliance on this clause (k) since the Closing Date; (l) other Dispositions by the Company and/or any of its Subsidiaries; provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; provided, further, that the aggregate book value of all property Disposed of pursuant to this clause (l), together with the aggregate book value of all property disposed pursuant to clause (k) shall not exceed (i) 10% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter at the time of such Disposition for which Financials are available) during any four fiscal quarter period for all such Dispositions made during such period (excluding, for the avoidance of doubt, Dispositions made prior to the Closing Date) and (ii) 25% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter for which Financials are available at the time of such Disposition) for all such Dispositions made in reliance on this clause (l) since the Closing Date; (m) the Company and its Subsidiaries may make charitable donations in the ordinary course of business; provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; (n) the Company and its Subsidiaries may abandon intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole; (o) the Company or any Subsidiary may Dispose of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (p) foreclosures, any eminent domain, condemnation or similar proceeding, or any casualty or insured damage to property or assets, or any other involuntary Disposition; (q) the Company or any Domestic Subsidiary may Dispose of Equity Interests in any Foreign Subsidiary to another Foreign Subsidiary; (r) any Disposition by the Company of its treasury stock; provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; (s) any Disposition of cash, cash equivalents or marketable securities in the ordinary course of business; (t) any Disposition of cash or cash equivalents as consideration for, and in accordance with the requirements of, any Permitted Acquisition or any other transaction not

NAI-1532280773v19 149 prohibited by this Agreement; provided that at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing; (u) Dispositions by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement; (v) the unwinding of any Swap Agreement pursuant to its terms; (w) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; (x) the Disposition of any Investment acquired by virtue of any Bail-In Action with respect to any Lender; (y) Dispositions required to be made to comply with the order of any Official Body or applicable Law provided that the aggregate book value of all property Disposed of pursuant to this clause (y) shall not exceed 5% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter at the time of such Disposition for which Financials are available) during any four fiscal quarter period for all such Dispositions made during such period (excluding, for the avoidance of doubt, Dispositions made prior to the Closing Date); and (z) any Disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer in the ordinary course of business. 9.5 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire any Investment in any Person, except: (a) Permitted Investments; (b) Permitted Acquisitions; (c) Investments existing, or applicable to committed obligations, or anticipated to exist in the future, on the Closing Date and set forth in Schedule 9.5, and any extensions, renewals, replacements or reinvestments of Investments permitted by this clause (c), so long as the aggregate amount of all Investments pursuant to this clause (c) is not increased at any time above the amount of such Investment existing or committed as of the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence as of the Closing Date, or as otherwise permitted by this Section 9.5); (d) (i) Investments by the Company and/or its Subsidiaries existing on the date hereof in the capital stock of its Subsidiaries and (ii) other Investments (including without limitation capital contributions, loans, advances and book entries) made after the Closing Date by conversion from any Investment otherwise permitted by this Section 9.5 made by the Company in or to any Subsidiary or made by any Subsidiary to the Company or any other Subsidiary to another Investment (including without limitation capital contributions, loans, advances and book entries) of like amount and involving the same entities;

NAI-1532280773v19 150 (e) Investments made by the Company in or to any Subsidiary or made by any Subsidiary in or to the Company or any other Subsidiary (provided that not more than the greater of (x) 10% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter for which Financials are available at the time of such Investment) and (y) $150,000,000 in Investments may be made and remain outstanding, at any time after the Closing Date, pursuant to this clause (e) by Loan Parties to Subsidiaries which are not Loan Parties; provided, further, that (i) the value of any assets (other than cash and cash equivalents) distributed to a Loan Party by a Foreign Subsidiary which is not a Loan Party (directly or indirectly) that are contributed to or otherwise Invested in a Foreign Subsidiary which is not a Loan Party substantially concurrently with such distribution (but not more than three (3) Business Days thereafter) and (ii) the value of Equity Interests in Foreign Subsidiaries which are not Loan Parties contributed by any Loan Party to a Foreign Subsidiary which is not a Loan Party, in each case, shall not reduce or count toward the aggregate amount available for Investments in Subsidiaries which are not Loan Parties under this clause (e)); (f) Investments in joint ventures not to exceed in the aggregate the greater of 5% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter for which Financials are available at the time of such transaction) and $75,000,000; (g) Investments constituting (i) commission, travel and similar advances to directors, officers, employees, independent contractors and consultants in the ordinary course of business and (ii) other loans or advances to directors, officers, employees, independent contractors and consultants (A) in the ordinary course of business and in an aggregate amount not to exceed $5,000,000 in any fiscal year, (B) in respect of payroll payments and expenses in the ordinary course of business or (C) in connection with any such Person’s purchase of Equity Interests of the Company; (h) transactions permitted by Section 9.1, including the issuance by the Company and/or any of its Subsidiaries of any permitted Guarantees; (i) any Investments of any Loan Party, provided that (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to such Investments, on a pro forma basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 9.13, in each case, recomputed as of the end of the most recently ended fiscal quarter or fiscal year for which the Company has or should have delivered a Compliance Certificate pursuant to Section 8.1(c); (j) any other Investments in an aggregate amount not to exceed the greater of 10% of Consolidated Total Assets (measured as of the end of the most recently ended fiscal quarter for which Financials are available at the time of creation) and $150,000,000 at any time outstanding; (k) Guarantees by the Company and/or its Subsidiaries of obligations of Subsidiaries (and of former Subsidiaries or otherwise in connection with any Dispositions permitted hereunder; provided in such case (x) such Guarantee is subject to indemnification by a third party and (y) such Guarantee is released within twelve (12) months after such Disposition)

NAI-1532280773v19 151 not constituting Indebtedness, including without limitation in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners; (l) Guarantees by the Company and/or any Subsidiaries of operating leases or of other obligations that do not constitute Indebtedness (if this Agreement does not otherwise prohibit any such operating leases or other obligations), in each case entered into by the Company and/or any Subsidiaries in the ordinary course of business; (m) Investments in connection with any Permitted Factoring Transaction or Qualified Receivables Transaction permitted under this Agreement; (n) the purchase by a Foreign Subsidiary of the Equity Interests of another Foreign Subsidiary as described in Section 9.4(q) [Dispositions]; (o) accounts receivable, security deposits and prepayments, trade credit and bank acceptance drafts and similar instruments delivered by customers, in each case, in the ordinary course of business; (p) so long as no Default or Event of Default has occurred and is continuing at the time of such Investment or immediately after giving effect thereto, for any one fiscal quarter period of the Company and its Subsidiaries, Investments in an aggregate amount for all such Investments not to exceed the aggregate Dollar Equivalent amount of Restricted Payments received in cash or cash equivalents (or book entries evidencing such receipt of cash or cash equivalents) by the Company or any Loan Party from a Subsidiary which is not a Loan Party during such fiscal quarter period and the immediately preceding fiscal quarter; (q) Investments in the form of promissory notes and other non-cash consideration received by the Company or any Subsidiary in connection with any Disposition permitted by Section 9.4; (r) (i) Investments consisting of prepayments of expenses or security deposits made by the Company and/or its Subsidiaries in the ordinary course of business; and (ii) deposits required by government agencies or public utilities; (s) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (t) capital expenditures not otherwise prohibited under this Agreement; (u) Equity Interests of the Company acquired pursuant to a Restricted Payment permitted under Section 9.8 [Restricted Payments] and held by the Company as treasury stock (provided that any such acquisition financed by the proceeds of Loans shall be made in compliance with applicable laws, rules and regulations, including Regulations T, U and X); (v) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

NAI-1532280773v19 152 (w) Swap Agreements permitted by Section 9.6 [Swap Agreements]; (x) Investments arising out of the receipt of non-cash consideration for any Disposition permitted under Section 9.4; (y) Investments of a Subsidiary acquired after the Closing Date or of a Person merged into the Company or merged into or consolidated with any Subsidiaries after the Closing Date, in each case, (i) to the extent such acquisition, merger, or consolidation is permitted under Section 9.3 and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, or consolidation and were in existence on the date of such acquisition, merger, or consolidation; (z) acquisitions by the Company or any Subsidiaries of obligations of one or more directors, officers, employees or independent contractors or consultants of the Company or any Subsidiaries in connection with such director’s, officer’s, employee’s, contractor’s or consultant’s acquisition of Equity Interests of the Company or any Subsidiary, so long as no cash is actually advanced by the Company or any Subsidiaries to such directors, officers, employees, contractors or consultants in connection with the acquisition of any such obligations; (aa) Investments to the extent that payment for such Investments is made with the Company’s Equity Interests; and (bb) any Investment acquired by virtue of any Bail-In Action with respect to any Lender. For purposes of determining the amount of any Investment outstanding (including for covenant compliance), such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested), including any returns or distributions of capital or repayment of principal actually received in cash with respect thereto from time to time. 9.6 Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except Swap Agreements entered into to hedge or mitigate risks of the Company or a Subsidiary and not for speculative purposes. 9.7 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except: (a) on terms and conditions, when taken as a whole, substantially not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate; (b) transactions, agreements and arrangements in existence or committed, or anticipated to exist in the future, as set forth on Schedule 9.7, and, in each case, any amendment

NAI-1532280773v19 153 thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Company in good faith); (c) transactions between or among the Company and its Subsidiaries (including any Person that becomes a Subsidiary as a result of any such transaction); (d) transactions between or among the Company or any Subsidiary on the one hand and any Subsidiary or other Special Purpose Entity created to engage solely in a Qualified Receivables Transaction; (e) transactions permitted under this Agreement, including, without limitation, any transactions permitted under Sections 9.1 [Indebtedness], 9.2 [Liens], 9.3 [Fundamental Changes], 9.4 [Dispositions], 9.5 [Investments, Loans, Advances, Guarantees and Acquisitions], 9.8 [Restricted Payments], 9.9 [Restrictive Agreements] and 9.11 [Sale and Leaseback Transactions]; (f) transactions with Affiliates for the purchase, sale, or lease of goods in the ordinary course of business for less than fair market value, but for not less than cost; (g) payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company and its Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party; (h) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; (i) employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards) entered into in the ordinary course of business with members of the board of directors or management committee, officers and employees of the Company or a Subsidiary; (j) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors; (k) the payment of fees, advances, reasonable out-of-pocket costs and indemnities to directors, officers, contractors, consultants and employees of the Company and any Subsidiaries in the ordinary course of business; (l) equity contributions and/or intercompany loans that have below market interest rates, so long as any such intercompany loan is payable upon demand, any such intercompany loan payable by a Loan Party is subordinated to the Obligations and this Agreement does not otherwise prohibit any such equity contribution or intercompany loan;

NAI-1532280773v19 154 (m) transactions for cash management and other management services for Subsidiaries on customary terms; and (n) transactions between the Company or any Subsidiary and any Person, a member of the governing board of which is also a member of the governing board of the Company or a Subsidiary which are expressly approved by the governing board of the Company or such Subsidiary, provided, however, that (x) such member abstains from voting as a member of the governing board of the Company or such Subsidiary on any matter involving such other Person and (y) such transaction is otherwise permitted by this Agreement. Nothing in this Section 9.7 shall impair or prevent any allocation of expenses among the Company and its Subsidiaries; provided that such allocation is made on a reasonable basis. 9.8 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make (unless such agreement is conditioned upon obtaining any requisite approval under this Agreement), directly or indirectly, any Restricted Payment, except: (a) the Company may declare and make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its common stock; (b) the Company or any of its Subsidiaries may purchase, redeem, retire, defease or otherwise acquire Equity Interests in any Subsidiary; (c) Subsidiaries may declare and make Restricted Payments to the Company or any other Subsidiary; provided that if the Subsidiary making the Restricted Payment is not a wholly-owned Subsidiary, then such Restricted Payments must be paid ratably with respect to the relevant classes of such Subsidiary’s Equity Interests; (d) so long as there shall exist no Default or Event of Default (both immediately before and immediately after giving effect to the payment thereof), the Company may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers, directors, consultants or independent contractors of the Company or any of its Subsidiaries or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that (i) all amounts used to effect such repurchases are obtained by the Company from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers, directors, consultants or independent contractors of the Company or any of its Subsidiaries or from the net proceeds of any key-man life insurance policy issued with respect to any applicable employee, officer or director or (ii) to the extent the proceeds used to effect any repurchase are not obtained as described in preceding clause (i), the aggregate amount of Restricted Payments paid by the Company pursuant to this clause (d) (exclusive of amounts paid as described pursuant to preceding clause (i)) shall not exceed $1,000,000 in any fiscal year of the Company; provided that, in the event that the maximum amount which is permitted to be expended in respect of Restricted Payments during any fiscal year pursuant to this clause (ii) is not fully expended during such fiscal year, the maximum

NAI-1532280773v19 155 amount which may be expended during the immediately succeeding fiscal year pursuant to this clause (ii) shall be increased by such unutilized amount; (e) so long as there shall exist no Default or Event of Default (both immediately before and immediately after giving effect to the payment thereof), the Company may repurchase outstanding shares of its common stock or equivalents thereof or rights to purchase any of the foregoing issued in connection with the Company’s directors compensation plan; provided that the aggregate amount of shares repurchased paid by the Company pursuant to this clause (e) (exclusive of amounts paid as described pursuant to the preceding clause (d)) shall not exceed $750,000 in any fiscal year of the Company and shall not exceed a maximum of $1,750,000 for all such repurchases made on or after the Closing Date; (f) the Company or any of its Subsidiaries may declare and make any Restricted Payment so long as (x) no Default or Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto and (y) immediately after giving effect to such Restricted Payment, on a pro forma basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 9.13 [Financial Covenants], in each case, recomputed as of the end of the most recently ended fiscal quarter or fiscal year for which the Company has or should have delivered a Compliance Certificate pursuant to Section 8.1(c) [Financial Statements and Other Information]; (g) so long as there shall exist no Default or Event of Default (both immediately before and immediately after giving effect to the declaration and payment thereof), the Company may declare and make Restricted Payments with respect to its outstanding common stock not otherwise permitted under this Section 9.8 in an aggregate amount not to exceed $25,000,000 in any fiscal year of the Company; (h) the Company or any of its Subsidiaries may declare and make any Restricted Payment in the form of non-cash repurchases of Equity Interests deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests if such Equity Interest represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests; (i) Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person; and (j) withholding tax payments made on behalf of present or former directors, consultants, independent contractors, officers or employees in connection with the exercise by such Persons of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests (including any repurchase of restricted Equity Interests representing the holder’s tax liability in connection with the vesting thereof), in each case, to the extent (x) such exercise of stock options or other rights or vesting of restricted Equity Interests is permitted under this Agreement, and (y) such withholding tax payments are netted out of the amounts to be distributed

NAI-1532280773v19 156 by the Company or any Subsidiary in connection with such exercise of stock options or other rights or vesting of restricted Equity Interests. Notwithstanding anything in this Agreement to the contrary, (x) the cancellation of Indebtedness owing to the Company or any Subsidiaries from present or former directors, consultants, officers or employees in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment, and (y) the foregoing provisions of this Section 9.8 will not prohibit any Restricted Payment within 60 days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 9.8 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision). 9.9 Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries (other than any Excluded Subsidiaries) and/or Foreign Subsidiary Borrowers to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (x) the ability of the Company or any Subsidiary (other than any Excluded Subsidiaries) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (y) the ability of any Subsidiary (other than any Excluded Subsidiaries) to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee the Obligations; provided that the foregoing shall not apply to: (a) restrictions and conditions imposed by Law or by any Loan Document; (b) restrictions relating to property or assets encumbered by a Lien permitted by Section 9.2; (c) restrictions and conditions, including net worth, leverage and other financial covenants and customary covenants regarding business operations or encumbrances, on then- market terms for the applicable Indebtedness (as determined by the Company in good faith) imposed under the terms of any Indebtedness permitted under Section 9.1 [Indebtedness], in each case, so long as such terms permit the granting of Liens on property and assets of the Loan Parties in favor of the Administrative Agent to secure the Obligations; (d) restrictions and conditions imposed under the terms of any Indebtedness of any Subsidiary that is not a Loan Party and that is permitted under Section 9.1 [Indebtedness], in each case, so long as such terms apply only to Subsidiaries that are not Loan Parties; (e) restrictions and conditions existing on the date hereof identified on Schedule 9.9 or existing at the time of any acquisition (including, in each case, any extension or renewal thereof, or any amendment or modification thereto, that does not, in the good faith judgment of the Company, expand the scope of any such restriction or condition in any material respect); (f) customary restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary and/or any other property pending such Disposition (including via merger or consolidation), provided such restrictions and conditions apply only to the Subsidiary

NAI-1532280773v19 157 and/or property (and/or owner of such property) that is to be Disposed of and such Disposition is permitted hereunder; (g) in respect of aforementioned clause (x), restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or only apply to the Persons that incurred such Indebtedness and their Subsidiaries; (h) in respect of aforementioned clause (x), customary provisions in leases and other contracts restricting the assignment, sublease, or pledge thereof; (i) customary restrictions and conditions contained in agreements with surety companies that waive or prohibit subrogation of claims and/or prohibit parties to such agreements from collecting intercompany obligations until obligations to the applicable surety company have been paid or satisfied, in each case after a claim is made upon such surety company; (j) customary provisions in licenses, governmental permits, leases and other contracts restricting the assignment, sublease, or pledge thereof; (k) customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under this Agreement; (l) any agreement in effect at the time such Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; and (m) any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in any of the foregoing clauses; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements do not, in the good faith judgment of the Company, expand the scope of any such restriction or condition in any material respect. 9.10 Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Company will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness prior to its maturity date; provided, for the avoidance of doubt, the Company shall be permitted from time to time and, at any time, to prepay or repay the Senior Note Indebtedness and to prepay or repay any Subordinated Indebtedness in accordance with the subordination agreement applicable thereto. Furthermore, except as otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), the Company will not, and will not permit any Subsidiary to, amend, modify or supplement the Subordinated Indebtedness Documents where any such amendment, modification or supplement provides for the following or which has any of the following effects:

NAI-1532280773v19 158 (a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest; (b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions; (c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness; (d) increases the rate of interest accruing on such Indebtedness; (e) provides for the payment of additional fees or increases existing fees; (f) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) in a manner which is, when taken as a whole, more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with materially more restrictive financial ratios, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or (g) amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the Lenders or (ii) is more onerous in any material respect than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement. 9.11 Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the Attributable Debt arising therefrom, together with the aggregate outstanding principal amount of all Indebtedness permitted under Sections 9.1(e) and (f), shall not exceed, at the time of incurrence of such Attributable Debt, the greater of (x) $75,000,000 and (y) 7.5% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which Financials are available at the time of incurrence). 9.12 Centre of Main Interests and Establishment. No Foreign Subsidiary Borrower shall without the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction of incorporation, or cause it to have an Establishment situated outside of its jurisdiction of incorporation. 9.13 Financial Covenants. (a) Maximum Net Leverage Ratio. The Company will not permit the Net Leverage Ratio, determined as of the end of each of its fiscal quarters ending on or after the Closing Date, to be greater than 3.75 to 1.00; provided that the Company may, in connection with a

NAI-1532280773v19 159 Specified Acquisition, so long as no Default or Event of Default shall be continuing and upon written notice by the Company to the Administrative Agent, elect to increase the maximum Net Leverage Ratio permitted under this Section 9.13(a) to 4.25 to 1.00 for the fiscal quarter during which such Specified Acquisition occurs (a “Trigger Quarter”) and for the next succeeding four (4) fiscal quarters after such Trigger Quarter (any such election in respect of the maximum Net Leverage Ratio pursuant to this Section 9.13(a) being referred to as an “Acquisition Holiday”); provided, further that (i) no Acquisition Holiday shall occur following a prior Acquisition Holiday unless and until the Net Leverage Ratio is less than or equal to 3.75 to 1.00 as of the end of at least one fiscal quarter following the applicable Specified Acquisition, (ii) the Borrower may only exercise an Acquisition Holiday twice during the term of this Agreement, (iii) at the time of the Specified Acquisition (and as a condition to the permissibility thereof), the Company shall have furnished to the Administrative Agent a certificate signed by a Financial Officer of the Company that reasonably demonstrates a Net Leverage Ratio (calculated on a pro forma basis) of less than or equal to 4.25 to 1.00 for the four fiscal quarter period most recently ended prior to the date of such Specified Acquisition, calculated as if such Specified Acquisition had been consummated on the first day of such period, and (iv) for the avoidance of doubt, after the Trigger Quarter and the four following fiscal quarters, the maximum permitted Net Leverage Ratio shall return to 3.75 to 1.00 for at least one full fiscal quarter. (b) Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on or after the Closing Date, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to the extent payable in cash, in each case for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00. ARTICLE 10 DEFAULT 10.1 Events of Default. The following events shall each constitute an “Event of Default” hereunder: (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 10.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to this Agreement or any other Loan

NAI-1532280773v19 160 Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.2 [Notices of Material Events], 8.3 [Existence; Conduct of Business] (with respect to any Borrower’s existence), 8.7 [Compliance with Laws and Material Contractual Obligations], 8.8 [Use of Proceeds], 8.9 [Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances], 8.12 [Post-Closing Matters], 12.17 [Payment of Debt; Joint and Several Obligations] or in Article 9 or any “Event of Default” shall occur under the Security Agreement; (e) any Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender); (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, beyond the period of grace, if any, provided in the instrument or document under which such Indebtedness was created; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or a transfer of the property or assets securing such Indebtedness or a casualty, condemnation or similar event, (ii) any change of control offer made within 60 days after a Permitted Acquisition with respect to Indebtedness assumed in connection with such Permitted Acquisition unless such event results in the acceleration of such Indebtedness, (iii) any default under Indebtedness of an acquired business assumed in connection with a Permitted Acquisition if such default is cured, or such indebtedness is repaid, within 60 days after consummation of such Permitted Acquisition, (iv) any mandatory prepayment requirement in any agreement arising from the receipt of net cash proceeds from the issuance of Indebtedness or equity or any voluntary or involuntary disposition or using excess cash flow so long as, in each case, no default or event of default occurs under such agreement in connection with such mandatory prepayment requirement, (v) prepayments required by the terms of applicable Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for taxes, increased costs, capital adequacy and other similar customary requirements (in each case, to the extent any such circumstance would not give rise to an Event of Default), and (vi) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the delivery by the Company or any Subsidiary of a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction;

NAI-1532280773v19 161 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (if, with respect to a non-Loan Party Subsidiary, the aggregate amount of claims in such proceeding are in an aggregate amount in excess of $50,000,000) (other than any UK Subsidiary or other UK Relevant Entity) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (if, with respect to a non-Loan Party Subsidiary, the aggregate amount of claims in such proceeding are in an aggregate amount in excess of $50,000,000) (other than any UK Subsidiary or other UK Relevant Entity) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (i) the Company or any Subsidiary (if, with respect to a non-Loan Party Subsidiary, the aggregate amount of claims in such proceeding are in an aggregate amount in excess of $50,000,000) (other than any UK Subsidiary or other UK Relevant Entity) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (if, with respect to a non-Loan Party Subsidiary, the aggregate amount of claims in such proceeding are in an aggregate amount in excess of $50,000,000) (other than any UK Subsidiary or other UK Relevant Entity) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the actions set forth above in this subsection (i); (j) the Company or any Subsidiary (if, with respect to a non-Loan Party Subsidiary, the aggregate amount of claims in such proceeding are in an aggregate amount in excess of $50,000,000) (other than any UK Subsidiary or other UK Relevant Entity) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due (subject to applicable grace periods); (k) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not paid or covered by insurance or indemnities as to which the insurer or indemnity has been notified of such judgment or order and the applicable insurance company or indemnity has not denied coverage thereof) shall be rendered against any Loan Party and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change;

NAI-1532280773v19 162 (m) a Change in Control shall occur; (n) [reserved]; (o) any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect other than in accordance with its terms; or any Loan Party, any Subsidiary or any other Affiliate of the Company contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document, in each case other than (i) as expressly permitted hereunder or thereunder or in connection with satisfaction in full of all Obligations (other than contingent indemnity obligations, Letter of Credit Obligations that have been Cash Collateralized and other contingent obligations owing under the Loan Documents), or (ii) solely as a result of acts or omissions by the Administrative Agent, any Lender and/or any agent thereof; (p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest (subject to Permitted Liens) in any portion of the Collateral purported to be covered thereby having a book value in excess of $30,000,000 purported to be covered thereby, except (i) as permitted by the terms of any Loan Document or (ii) solely as a result of acts or omissions by the Administrative Agent, any Lender and/or any agent thereof; (q) a UK Insolvency Event shall occur; or (r) the Company or any of its Subsidiaries shall have been notified that any of them has, in relation to a Foreign Pension Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a Contribution Notice or Financial Support Direction, or otherwise is liable to pay an amount which, when aggregated with all other amounts required to be paid to Foreign Pension Plans by the Company or any other ERISA Affiliate, could reasonably be expected to result in a Material Adverse Change. 10.2 Consequences of Event of Default. (a) Generally. If any Event of Default specified under Section 10.1 [Events of Default] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lenders shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall, take any or all of the following actions: (i) declare the commitment of each Lender to make Loans and any obligation of any Issuing Lender to issue, amend or extend Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind (except as otherwise required by the Loan Documents), all of which are hereby expressly waived by the Borrowers;

NAI-1532280773v19 163 (iii) require each Borrower to, and each Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its outstanding Letter of Credit Obligations, an amount equal to the Dollar Equivalent of the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Letter of Credit Obligations; and (iv) exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents; provided that upon the occurrence of any Event of Default described in Section 10.1(h), (i), (j) or (q) with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of any Issuing Lender to issue, amend or extend any Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of such Borrower to provide cash collateral as specified in clause (iii) above shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. (b) Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, or Affiliate, irrespective of whether or not such Lender, such Issuing Lender, or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

NAI-1532280773v19 164 (c) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 10.2 for the benefit of all the Lenders and all the Issuing Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Lender or the Swingline Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.2(b) [Set-Off] (subject to the terms of Section 5.5 [Sharing of Payments by Lenders]), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 10.2(c), and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso (and subject to Section 5.5 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 10.3 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 10.2(c) [Enforcement of Rights and Remedies] (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as specified in the proviso to Section 10.2(a)) and until the Facility Termination Date, any and all proceeds received on account of the Obligations shall (subject to Section 5.15 [Defaulting Lenders] and Section 10.2(a)(iii) [Generally]) be applied by the Administrative Agent as follows: (a) First, to payment of that portion of the Obligations constituting fees (other than Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable under Section 12.3 to the Administrative Agent in its capacity as such, each Issuing Lender in its capacity as such and the Swingline Loan Lender in its capacity as such, ratably among the Administrative Agent, each Issuing Lender and Swingline Loan Lender in proportion to the respective amounts described in this clause First payable to them; (b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees payable under Section 12.3, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them; (c) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Commitment Fees and interest on the Loans and Reimbursement

NAI-1532280773v19 165 Obligations, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause Third payable to them; (d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lenders, the applicable Cash Management Banks and the applicable Hedge Banks, in proportion to the respective amounts described in this clause Fourth held by them; (e) Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize that portion of Letter of Credit Obligations comprising the undrawn amount of outstanding Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to this Agreement); and (f) Last, the balance, if any, upon the Facility Termination Date, to the Borrowers or as otherwise required by Law. Amounts used to Cash Collateralize the aggregate undrawn amount of outstanding Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order specified above. Notwithstanding anything to the contrary in this Section 10.3, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under the Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to the Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise specified above in this Section 10.3. In addition, notwithstanding the foregoing, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation, as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 11 [The Administrative Agent] hereof for itself and its Affiliates as if a “Lender” party hereto.

NAI-1532280773v19 166 ARTICLE 11 THE ADMINISTRATIVE AGENT 11.1 Appointment and Authority. (a) Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and, except as otherwise expressly provided herein, neither any Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any subsidiary of the Company which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under and obligations with respect to the Parallel Debts are assigned to and assumed by the successor Administrative Agent. 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 11.3 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

NAI-1532280773v19 167 (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may cause a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly specified herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.1 [Modifications; Amendments or Waivers] and Section 10.2 [Consequences of Event of Default]), or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by a Borrower, a Lender or an Issuing Lender. (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition specified in Article 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably and in good faith believed by it to be

NAI-1532280773v19 168 genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably and in good faith believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it in its commercially reasonable judgment, and shall not be liable for any action taken or not taken in good faith by it in accordance with the advice of any such counsel, accountants or experts. 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub- agents. 11.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time resign as such by giving at least 30 days’ prior written notice thereof to the Lenders, the Issuing Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the contiguous United States, or an Affiliate of any such bank with an office in the contiguous United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. In either case, such appointment shall be subject to the prior written approval of the Company (which approval shall not be required while an Event of Default has occurred and is continuing under Section 10.1(a), (b), (h), (i), (j) or (q)). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

NAI-1532280773v19 169 (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders and the Company may, to the extent permitted by applicable Law, by notice in writing to such Person remove such Person as Administrative Agent and appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until a successor Administrative Agent has been appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 [Expense; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. 11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder. 11.9 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under and subject to the terms of that

NAI-1532280773v19 170 certain Fee Letter, dated as of August 4, 2022 (the “Administrative Agent’s Letter”) between the Borrowers and Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. 11.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Section 2.8(b) [Letter of Credit Fees] and Section 12.3 [Expenses; Indemnity; Damage Waiver]) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for such reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 12.3 [Expenses; Indemnity; Damage Waiver]. 11.11 Collateral and Guaranty Matters. (a) Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (w) upon the Facility Termination Date, (x) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents, (y) that constitutes Excluded Assets or (z) subject to Section 12.1 [Modifications; Amendment or Waivers], if approved, authorized or ratified in writing by the Required Lenders;

NAI-1532280773v19 171 (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any purchase money or similar Lien on such property that is permitted by the Loan Documents; (iii) to release any Guarantor from its obligations under the Guaranty Agreement and other Loan Documents (v) upon the Facility Termination Date, (w) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or constitutes an Excluded Subsidiary, (x) if a newly-acquired Person is not required to be a Guarantor pursuant to Section 8.9 hereof, (y) upon the Company’s request if, upon giving effect thereto, such Guarantor would not be a Material Domestic Subsidiary and the Company would be in compliance with Section 8.9(a)(ii) and Section 8.9(c) or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Lenders; and (iv) to release any Foreign Subsidiary Borrower or Additional Borrower from its obligations under the Loan Documents, and release any Lien on any property of any such Subsidiary granted to or held by the Administrative Agent under any Loan Document, in each case, in the event such Subsidiary ceases to be a Foreign Subsidiary Borrower or Additional Borrower, as applicable, in accordance with the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement and other Loan Documents pursuant to this Section 11.11. In each case as specified in this Section 11.11, the Administrative Agent will, at the Borrowers’ expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from any Liens granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor or Subsidiary from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 11.11. (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 11.12 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any Sanctions, Anti-Money Laundering Law or Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or

NAI-1532280773v19 172 contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws. 11.13 Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products. Except as otherwise expressly specified herein, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.3 [Application of Proceeds], the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and/or Other Lender Provided Financial Service Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. 11.14 ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments, (ii) the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments

NAI-1532280773v19 173 and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding Section 11.14(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 11.14(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that: (i) none of the Administrative Agent or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (iv) no fee or other compensation is being paid directly to the Administrative Agent or Joint Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement. The Administrative Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and

NAI-1532280773v19 174 this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. 11.15 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, an Issuing Lender or Secured Party, or any Person who has received funds for the account of a Lender, an Issuing Lender or Secured Party (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole good faith discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, such Issuing Lender, Secured Party or other Payment Recipient for its account) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, such Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds for its account, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent demonstrable error. (b) Without limiting immediately preceding clause (a), each Lender, each Issuing Lender or Secured Party, or any Payment Recipient who has received funds for the account of a Lender, an Issuing Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other Payment Recipient,

NAI-1532280773v19 175 otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Lender or Secured Party shall (and shall cause any other Payment Recipient that receives funds for its respective account to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.15(b). (c) Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or any Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) for its respective account) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or such Issuing Lender at any time, (i) such Lender or such Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or such Issuing Lender shall promptly deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or an Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or an Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and

NAI-1532280773v19 176 (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, and subject to obtaining any consent required by Section 12.8 hereof (each such consent not to be unreasonably withheld, conditioned or delayed), sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or the applicable Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or such Issuing Lender (and/or against any Payment Recipient that receives funds for its respective account). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or any Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (h) For the avoidance of doubt, this Section 11.15 shall not prohibit the Borrowers from requesting and receiving the proceeds of Loans pursuant to the terms and conditions of this Agreement. 11.16 Parallel Debt. (a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to its Corresponding Obligations as they may exist

NAI-1532280773v19 177 from time to time (each, a “Parallel Debt”). Each Parallel Debt will become due and payable at the same time as the corresponding Corresponding Obligation becomes due and payable. (b) The rights of the Administrative Agent under this Section 11.16 are several and independent from any right that a Secured Party may have under the Loan Documents. (c) An amount paid by a Loan Party to the Administrative Agent in respect of a Parallel Debt will discharge the liability of that Loan Party under the corresponding Corresponding Obligation in an equal amount. (d) The aggregate amount outstanding under the Parallel Debts will never exceed the aggregate amount outstanding under the Corresponding Obligations. (e) For the purpose of this Section 11.16 the Administrative Agent acts as a creditor of the Parallel Debts. 11.17 French Security. Each Secured Party listed as a beneficiary of the security interest under the Collateral Documents governed by the laws of France, on behalf of itself and its Affiliates, hereby (as mandant): (a) appoints the Administrative Agent to act as agent (mandataire) (with full power to appoint and to substitute and to delegate subject to the prior written consent of the Secured Parties listed as beneficiaries of the security interest under the Collateral Documents governed by the laws of France) on its behalf to do anything upon the terms and conditions set out in this Agreement under or in connection with the Collateral Documents governed by the laws of France; (b) confirms its approval of the Collateral Documents governed by the laws of France creating or expressed to create a Lien benefiting to it and any Lien created or to be created pursuant thereto and irrevocably authorises (with power of delegation), empowers and directs the Administrative Agent (by itself or by such person(s) as it may nominate) to execute for and on its behalf the Collateral Documents governed by the laws of France, to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with such Collateral Documents, together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under such Collateral Documents; and (c) acknowledges that the Administrative Agent has been appointed by it to constitute, register, manage, enforce the Collateral Documents governed by the laws of France (including any security interest (sûreté réelle) granted by any Loan Party under the laws of France) granted in order to secure the performance and payment of the Secured Obligations according to the Collateral Documents governed by the laws of France and agrees that the Administrative Agent may exercise the rights and perform the obligations assumed by it pursuant to its nomination in accordance with applicable law from time to time.

NAI-1532280773v19 178 ARTICLE 12 MISCELLANEOUS 12.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or as expressly provided by Section 5.17 [Incremental Loans]), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided that no such agreement, waiver or consent may be made which will: (a) Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender (other than as permitted under Section 5.17 [Incremental Loans]), provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment, Event of Default or Default shall not constitute an increase in the Commitment of any Lender; (b) Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the scheduled time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender (it being understood and agreed that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, mandatory prepayment, Event of Default or Default, in any such case, shall be considered an extension or postponement of any date for any such payment or an extension of the Expiration Date); or reduce the principal amount of or the stated rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the stated rate of the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (provided that (x) neither (A) any amendment or modification of the financial ratios in this Agreement (or the defined terms used in such financial ratios) nor (B) any amendment entered into pursuant to the provisions of Section 4.4 shall constitute a reduction in the stated rate of interest or fees for purposes of this clause (b) even if the effect of such amendment or modification would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of any Borrower to pay interest or any other amount at the applicable default rate set forth in Section 4.3 or to amend Section 4.3); (c) Release or Subordination of Collateral or Guarantor. Except for sales of assets permitted by Section 9.4 [Dispositions], release or subordinate all or substantially all of the Collateral or release or subordinate all or substantially all the value of the Guarantors from their Obligations under the Guaranty Agreement (other than, in each case, in accordance with the terms of Section 11.11 or as otherwise provided in the Loan Documents), in each case without the consent of all Lenders (other than Defaulting Lenders); or

NAI-1532280773v19 179 (d) Miscellaneous. Amend Section 5.4 [Pro Rata Treatment of Lenders], Section 11.3 [Exculpatory Provisions], Section 5.5 [Sharing of Payments by Lenders], Section 10.3 [Application of Proceeds] or this Section 12.1, alter any provision requiring all Lenders to authorize the Borrower or any other Loan Party to assign or otherwise transfer any of its rights or obligations hereunder, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of “Required Lenders”, in each case without the written consent of all of the Lenders; provided that (i) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lenders, or the Swingline Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lenders or the Swingline Loan Lender, as applicable, and (ii) the Administrative Agent’s Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and provided, further, that, if in connection with any proposed waiver, amendment or modification referred to in Section 12.1(a) through Section 12.1(d) above, there is a Non-Consenting Lender, then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except with respect to any amendment, waiver, consent or modification referred to in Sections 12.1(a) or (b) and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or consent in a non-ratable manner; and (2) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective. Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend (x) the Expiration Date with respect to the Revolving Credit Commitments of Lenders under the Revolving Credit Facility that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Lender, the Administrative Agent and the Borrowers (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with an Expiration Date so extended; and/or (y) the Term Loan Maturity Date with respect to applicable Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Lender, the Administrative Agent and the Borrowers (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term Loan Facility with respect to the portion thereof with a Term Loan Maturity Date so extended; provided that in each such case any such proposed extension of the Expiration Date or the Term Loan Maturity Date shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if

NAI-1532280773v19 180 the consents of such Lenders exceed the portion of Commitments and Loans the Borrowers wish to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Loan Facility; provided that any such offer may, at the Borrowers’ option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or any Term Loan Facility without being made to any other tranche of Incremental Term Loans or the Term Loan Facility, as the case may be. In addition, notwithstanding any provision in any Loan Document to the contrary, (a) with the prior written consent of the Borrowers, (i) the Administrative Agent may amend, modify or supplement any Loan Document to correct or cure any ambiguity, omission, inconsistency or defect or correct any typographical or ministerial error in any Loan Document, and (ii) the Administrative Agent may amend, modify or supplement any Loan Document in connection with the designation of an Additional Borrower in accordance with Section 12.15 to address local law considerations to the extent reasonably necessary or customary in the applicable jurisdiction, and (b) without the consent of any Lender or the Borrowers, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the Revolving Credit Commitment, or (ii) any assignment by any Lender of some or all of its Revolving Credit Commitment, the Administrative Agent shall, and is hereby authorized to, revise Schedule 1.1(B) to reflect such change, whereupon such revised Schedule 1.1(B) shall replace the old Schedule 1.1(B) and become part of this Agreement; provided that the Administrative Agent agrees to notify the Borrowers promptly after any such amendment. Notwithstanding any provision in any Loan Document to the contrary, each amendment pursuant to clause (a) and/or (b) of this paragraph shall become effective without any further action or consent of any other party to the Loan Documents. 12.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. 12.3 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Each Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one

NAI-1532280773v19 181 primary outside counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent and its Affiliates), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of one primary outside counsel (and one local counsel in each applicable jurisdiction and, in light of actual or reasonably perceived conflicts of interest or the availability of different claims or defenses (in each case as reasonably determined by the applicable Lenders), one additional primary and applicable local counsel for each similarly affected group of Lenders) representing all of the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) except as otherwise expressly provided in the Loan Documents (including, without limitation, Section 8.6 of this Agreement), all reasonable and documented out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties. (b) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including the reasonable and documented out-of- pocket fees, charges and disbursements of one primary law firm acting as outside counsel for Indemnitees and one local counsel for Indemnitees in each applicable jurisdiction and, in light of actual or reasonably perceived conflicts of interest or the availability of different claims or defenses (in each case as reasonably determined by the applicable Indemnitees), one additional primary and applicable local counsel for each similarly affected group of Indemnitees), joint or several, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party, or any affiliate of any such party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or

NAI-1532280773v19 182 by any Borrower or any other Loan Party or any affiliate of any such party, and regardless of whether any Indemnitee is a party thereto, including any preparation of a defense in connection therewith; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from a breach in bad faith of such Indemnitee’s or any of its Related Parties’ obligations hereunder or under any other Loan Document or (z) result from any dispute solely between or among Indemnitees or their Related Parties (other than claims against any Indemnitee acting in its capacity or in fulfilling its role as Administrative Agent, Joint Lead Arranger, Joint Bookrunner or any similar role under the Loan Documents, and other than claims to the extent arising out of any act or omission on the part of the Borrowers or their Affiliates). A Person seeking to be indemnified under this Section shall use commercially reasonable efforts to notify the Borrowers of any event requiring indemnification within 30 days following such Person’s receipt of notice of commencement of any action or proceeding, or such Person’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder, and furthermore such Person agrees to notify the Borrowers from time to time of the status of any such action or proceeding; provided, that the failure to so notify the Borrowers shall not affect the Borrowers’ duties or obligations under this Section. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Loan Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swingline Loan Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Ratable Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to each Issuing Lender or the Swingline Loan Lender solely in its capacity as such, only the Lenders with Revolving Credit Commitments shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Ratable Share of the Revolving Credit Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swingline Loan Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Loan Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against

NAI-1532280773v19 183 any other party hereto, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, any Letter of Credit, or the use of the proceeds thereof. To the fullest extent permitted by applicable Law, no Indemnitee referred to in Section 12.3(a) [Costs and Expenses] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. (e) Payments. All amounts due under this Section 12.3 shall be payable not later than 30 days after written demand therefor, accompanied by a reasonably detailed calculation of the amount demanded and description of the basis therefor. (f) Survival. Each party’s obligations under this Section 12.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder. 12.4 Holidays. When payment of any obligation or the performance of any covenant, duty or obligation (including, without limitation, the due date for the delivery of any report, certificate or other information) is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. 12.5 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to any Borrower or any other Loan Party, to it at Enerpac Tool Group Corp., N86 W12500 Westbrook Crossing, Milwaukee, WI 53051, Attention: Kim Chase (Email kim.chase@enerpac.com; Telephone No. 262-293-1520); (ii) if to the Administrative Agent, to PNC Bank, National Association at 500 First Avenue, Pittsburgh, PA 15219, Attention of Agency Services Mail Stop: P7- PFSC-04-I (Facsimile No. (412) 762-6442; Telephone No. (412) 762-6442); with a copy to PNC Bank, National Association at 411 E. Wisconsin Avenue, Suite 1400, Milwaukee, WI 53202 (Telephone: 414-270-7986); (iii) if to PNC Bank, National Association in its capacity as an Issuing Lender, to it at 500 First Avenue, Pittsburgh, PA 15219, Attention of Agency Services, International Trade Services, Mail Stop P7-PFSC-02-T (Facsimile No. (412) 705-0966;

NAI-1532280773v19 184 Telephone No. (412) 762-6442); with a copy to PNC Bank, National Association at 411 E. Wisconsin Avenue, Suite 14000, Milwaukee, WI 53202 (Telephone: 414-270-7986), and if to any other Issuing Lender, to it at the address provided in writing to the Administrative Agent and the Borrowers at the time of its appointment as an Issuing Lender hereunder; (iv) if to a Lender, to it at its address (or facsimile number) specified in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article 2 [Revolving Credit and Swingline Loan Facilities] or Article 3 [Term Loans] if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

NAI-1532280773v19 185 (d) Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on the Platform. (ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform, other than direct or actual damages arising from the gross negligence, bad faith or willful misconduct of any applicable party (as determined by a court of competent jurisdiction by a final and nonappealable judgment). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform. 12.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lenders or the Swingline Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 12.7 Duration; Survival. All representations and warranties made by the Loan Parties in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Facility Termination Date. The provisions of Sections 5.8, 5.9, 5.10, and 12.3 shall survive the Facility Termination Date. All other covenants and agreements of the Loan Parties under the Loan Documents shall continue in full force and effect from and after the Closing Date and until the Facility Termination Date.

NAI-1532280773v19 186 12.8 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Lender may at any time assign to one or more assignees (provided such assignee is not an Ineligible Institution or any Disqualified Institution; provided, further, that, with respect to Loans extended to Dutch Borrowers only, such assignee is also a Non-Public Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (2) in any case not described in clause (i)(1)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000, in the case of the Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default under

NAI-1532280773v19 187 Section 10.1(a), (b), (h), (i). (j) or (q) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition: (1) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed, it being understood that, without limiting any other factors that may be reasonable, it shall be reasonable for the Borrowers to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) shall be required unless (x) an Event of Default has occurred and is continuing under Section 10.1(a), (b), (h), (i), (j) or (q) at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund unless, after giving effect to any such assignment described in this clause (y), the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would as a result of such assignment hold more than ten percent (10%) of the aggregate amounts of Loans and unused Commitments; provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further, that the Borrowers shall have the right to receive written notice from the assigning Lender prior to, or promptly after, any assignment made without the Borrowers’ consent; (2) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and (3) the consent of the Issuing Lenders and Swingline Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of the Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender. (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, such fee

NAI-1532280773v19 188 to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to any Ineligible Institution or any Person who, upon becoming a Lender hereunder, would constitute an Ineligible Institution. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (viii) Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.4 [Rate Unascertainable; Etc.], Section 5.8 [Increased Costs], and Section 12.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that

NAI-1532280773v19 189 Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than an Ineligible Institution or any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Lenders and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 [Expenses; Indemnity; Damage Waiver] with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 12.1(a) [Increase of Commitment], Section 12.1(b) [Extension of Payment, Etc.], or Section 12.1(c) [Release of Collateral or Guarantor] that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 4.4 [Rate Unascertainable, Etc.], Section 5.8 [Increased Costs], Section 5.9 [Taxes] and Section 5.10 [Indemnity] (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) [Status of Lenders] (it being understood that the documentation required under Section 5.9(g) [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.13 [Replacement of a Lender] as if it were an assignee under paragraph (b) of this Section 12.8; and (B) shall not be entitled to receive any greater payment under Section 5.8 [Increased Costs] or Section 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a

NAI-1532280773v19 190 greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and the Company has consented to such participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.13 [Replacement of a Lender] with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant with respect to the assignment or participation effectuated on such Trade Date and (y) the execution by the Company of an Assignment and Assumption Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

NAI-1532280773v19 191 (ii) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (f)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 12.8), all of its interest, rights and obligations under this Agreement and related Loan Documents to one or more Persons (other than an Ineligible Institution or other Disqualified Institution) that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that such assignment does not conflict with applicable Laws. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by any Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

NAI-1532280773v19 192 (iv) The Administrative Agent shall have the right, and each Borrower hereby expressly authorizes the Administrative Agent, to, and the Administrative Agent promptly shall, (A) post the list of Disqualified Institutions provided by any Loan Party and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders, or (B) provide the DQ List to each Lender or potential Lender requesting the same. (g) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender. (h) Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, subject to the Borrowers’ prior written consent, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate. 12.9 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, Lender or Issuing Lender shall be responsible for any violation of the provisions of this Section by any such Person); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations; (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or any of their Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the prior written consent of the Borrowers; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, any Subsidiaries, or any of their Related Parties that the Administrative Agent, such Lender or such Issuing Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty or contractual

NAI-1532280773v19 193 obligation of confidentiality to the Borrowers or any of their Subsidiaries. In the event of disclosure pursuant to clause (c) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable Law, as promptly as practicable notify the Company in writing of such required disclosure and if possible, prior to any such required disclosure, so as to provide the Company, at its sole expense, the reasonable opportunity to obtain a protective order or other comparable relief regarding such disclosure, (y) if the Company is unable to successfully obtain a protective order or other comparable relief, so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose and (z) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment. Each Loan Party, upon the public disclosure of the existence of this Agreement by the Company, consents to the disclosure by the Administrative Agent and the Lenders of the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from or on behalf of any Borrower or any of their Subsidiaries relating to any Borrower or any of their Subsidiaries or any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care. 12.10 Counterparts; Integration; Effectiveness; Electronic Execution. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article 7 [Conditions of Lending and Issuance of Letters of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution. Delivery of an executed signature page of this Agreement and the other Loan Documents by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Agreement, the other Loan Documents, and the transactions contemplated hereby shall be deemed to include electronic signatures, electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical deliver thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

NAI-1532280773v19 194 Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The parties hereto consent to the use of electronic signatures and records with respect to this Agreement and the other Loan Documents (including any assignments thereof). 12.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject, as applicable, to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590), as determined by the applicable Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles. Each of the Borrower and each other Loan Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction. (b) Waiver of Venue. Each of the Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Service of Process. Each party hereto (other than any Foreign Subsidiaries) irrevocably consents to service of process in the manner provided for notices in Section 12.5

NAI-1532280773v19 195 [Notices; Effectiveness; Electronic Communication]. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. (d) Foreign Subsidiary Borrowers. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 12.11(a) [Governing Law] in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.9 [Foreign Subsidiary Borrowers]. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 12.11(a) [Governing Law] in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 12.11(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. (e) Dutch Subsidiaries. If a Dutch Subsidiary is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this agreement) and the other Loan Documents or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other Parties to this agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of their authority shall be governed by the laws of the Netherlands. (f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

NAI-1532280773v19 196 OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 12.12 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. To the extent not prohibited by applicable Law, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur). 12.13 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

NAI-1532280773v19 197 12.14 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Liabilities or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 12.14, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

NAI-1532280773v19 198 12.15 Additional Borrowers. Without limiting Section 2.9 hereof, the Company may with the consent of the Lenders from time to time designate any wholly-owned Subsidiary as a Borrower under any Revolving Credit Commitments, Term Loan Commitment or any Incremental Loan Commitment (each, an “Additional Borrower”); provided that the Administrative Agent shall be reasonably satisfied that, with respect to any such Subsidiary which is not a Domestic Subsidiary, a UK Subsidiary or a Dutch Subsidiary, the applicable Lenders to such Additional Borrower may make loans and other extensions of credit to such Subsidiary in such person’s jurisdiction of organization in compliance with applicable Laws, without being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Taxes or other expense. Such wholly-owned Subsidiary shall become an Additional Borrower and a party to this Agreement, and all references to the “Borrower” and “Borrowers” shall also include such Additional Borrower, as applicable, upon an effective joinder date mutually acceptable to the Administrative Agent and the Company, subject to the satisfaction of the following conditions: (a) the applicable Additional Borrower shall become a party to this Agreement by delivering to the Administrative Agent an executed counterpart to a joinder agreement or amendment in form and substance reasonably acceptable to the Administrative Agent to this Agreement (it being agreed that the Lenders hereby authorize the Administrative Agent to execute and deliver any such joinder agreement), (b) the Administrative Agent and each Lender shall have received such documents, certificates and other deliverables with respect to the applicable Additional Borrower, including those substantially consistent in scope with such items required to be delivered under Section 7.3 in respect of the designation of a Foreign Subsidiary Borrower, as are reasonably requested by the Administrative Agent, (c) the applicable requirements of Section 8.9 shall be satisfied and (d) the Lenders shall have been provided at least ten (10) Business Days’ prior notice (or such shorter period of time as the Administrative Agent shall reasonably agree) of any Additional Borrower being added pursuant to this Section 12.15. This Agreement may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of or be consistent with this Section 12.15. Notwithstanding any other provision of this Agreement to the contrary, any such deemed amendment may be memorialized in writing by the Administrative Agent with the Company’s and each Lender’s prior written consent. Section 2.9(b) of this Agreement shall apply to the Additional Borrowers joined pursuant to this Section 12.15, mutatis mutandis. 12.16 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal, reasonable banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a

NAI-1532280773v19 199 separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law). 12.17 Payment of Debt; Joint and Several Obligations. (a) General. (i) The U.S. Borrowers shall be jointly and severally liable for the Obligations under this Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, each of the U.S. Borrowers hereby acknowledges and jointly and severally agrees that any and all actions, inactions or omissions by any one or more, or all, of the U.S. Borrowers in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents are the obligations, and inure to and are binding upon, each and all of the U.S. Borrowers, jointly and severally. Each Loan allocated to any U.S. Borrower shall be for the benefit of all of the U.S. Borrowers. (ii) The Foreign Subsidiary Borrowers shall be jointly and severally liable for the Foreign Obligations under this Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, each of the Foreign Subsidiary Borrowers hereby acknowledges and jointly and severally agrees that any and all actions, inactions or omissions by any one or more, or all, of the Foreign Subsidiary Borrowers in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents are the obligations, and inure to and are binding upon, each and all of the Foreign Subsidiary Borrowers, jointly and severally. Each Loan allocated to any Foreign Subsidiary Borrower shall be for the benefit of all of the Foreign Subsidiary Borrowers. (iii) Notwithstanding any provision hereof and/or of any other Loan Document to the contrary, (i) no CFCs or other Foreign Subsidiaries (collectively “Specified Persons”) shall directly or indirectly guarantee or be required to guarantee any U.S. Obligation or be liable to pay or otherwise be liable, in whole or in part, directly or indirectly, jointly or severally, for any U.S. Obligation, and (ii) no assets of any Specified Persons or any Equity Interests of any Specified Persons that constitute Excluded Assets, or any other credit enhancement provided by any Specified Persons under or in connection with any Loan Document (other than pledges of Equity Interests in Specified Persons that do not constitute Excluded Assets), shall directly or indirectly secure any U.S. Obligation. Notwithstanding any provision hereof and/or of any other Loan Document to the contrary, any payments made by or on behalf of any Specified Persons with respect to the Obligations shall be made and treated solely as a payment with respect to the Foreign Obligations. (b) Certain Waivers. Notice of the acceptance of this Agreement and the other Loan Documents, and of the incurrence of any of the Obligations, and, except as otherwise

NAI-1532280773v19 200 provided in the Loan Documents, presentment, demand for payment, notice of dishonor, protest, notice of protest and of default by any Borrower are hereby waived by each Borrower. Subject to the provisions of this Section 12.17, each Borrower hereby jointly and severally agrees that (a) any or all Obligations may be enforced directly against such Borrower independently of and without proceeding against any other Borrower and/or any other Loan Party or foreclosing any Collateral pledged to the Administrative Agent or the Collateral Agent and (b) the Administrative Agent or the Collateral Agent may from time to time, in its sole and absolute discretion (as more fully permitted herein and in the other Loan Documents) and, except as otherwise provided in the Loan Documents, without notice to or consent of such Borrower and without releasing such Borrower from its liability for any of the Obligations, (i) sell, exchange, release, surrender and otherwise deal with any Collateral pledged to the Administrative Agent or the Collateral Agent by any Borrower or any other Loan Party to secure any or all Obligations and/or any Guaranty Agreement, (ii) release and otherwise deal with any other Borrower and/or any other Loan Party, (iii) exercise or refrain from exercising any rights against any other Borrower and/or any other Loan Party and otherwise act or refrain from acting with respect to any other Borrower and/or any other Loan Party and/or (iv) settle or compromise any or all of the Obligations with any other Borrower. (c) No Subrogation, Etc. No Borrower shall have any right of subrogation, reimbursement, contribution or indemnity whatsoever with respect to any other Borrower and/or any other Loan Party or any right of recourse to or with respect to any property of any other fBorrower and/or any other Loan Party or to any Collateral for the payment of any or all of the Obligations and/or any Guaranty Agreement until the Facility Termination Date. (d) No Impairment. No invalidity, irregularity or unenforceability of the liability of any Borrower for or with respect to any or all Obligations shall affect, impair or be a defense to the liability of any other Borrower for or with respect to such Obligations. No invalidity, irregularity or unenforceability of any Collateral for or any Guaranty Agreement of any or all of the Obligations shall affect, impair or be a defense to the obligations of any Borrower for or with respect to such Obligations. The liability of the Borrowers for or with respect to the Obligations shall in no way be affected or impaired by any acceptance by any of the Administrative Agent, the Collateral Agent or any Lender of any Collateral for or Guaranty Agreement of such Obligations, or by any failure, neglect or omission on the part of any of the Administrative Agent, the Collateral Agent or any Lender to realize upon or protect any of such Obligations or any Collateral therefor or Guaranty Agreement thereof. No act of commission or omission of any kind by any of the Administrative Agent, the Collateral Agent or any Lender (including, without limitation, any act or omission which impairs, reduces the value of, releases or fails to perfect a Lien upon, any Collateral for or Guaranty of any of the Obligations) shall affect or impair the liability of any Borrower with respect to such Obligations in any manner. (e) Waiver of Marshalling, Etc. Except as otherwise expressly provided in the Loan Documents, each Borrower hereby waives any right to require any of the Administrative Agent, the Collateral Agent or any Lender to (i) proceed against any other Borrower, any other Loan Party and/or any other Person, (ii) marshal assets or proceed against or exhaust any security held from any other Borrower, any other Loan Party and/or any other Person, (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any other Borrower, any other Loan Party and/or any other Person, (iv) take any action or pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s or

NAI-1532280773v19 201 such Lender’s power and/or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor with respect to any of the Obligations or in connection with any obligations or evidences of indebtedness held by the Administrative Agent, the Collateral Agent or such Lender as security for or which constitute in whole or in part the Obligations, or in connection with the creation of new or additional Obligations. (f) Waiver of Defenses Etc. Except as otherwise expressly provided in the Loan Documents, each Borrower hereby waives any defense to its liability for or with respect to any or all of the Obligations based upon or arising by reason of (i) any disability or other defense of any other Borrower, any other Loan Party and/or any other Person, (ii) the cessation or limitation from any cause whatsoever, other than the occurrence of the Facility Termination Date, (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of any other Borrower, or any defect in the formation of any other Borrower, (iv) the application by any other Borrower of the proceeds of any of the Obligations for purposes other than the purposes represented by such other Borrower to, or intended or understood by, the Administrative Agent, the Collateral Agent, any Lender and/or such Borrower, (v) any act or omission by the Administrative Agent, the Collateral Agent or any Lender which directly or indirectly results in or aids the discharge of any other Borrower or all or any portion of the Obligations by operation of Law or otherwise, or which in any way impairs or suspends any rights or remedies of the Administrative Agent, Collateral Agent or any Lender against any other Borrower, (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution and/or the failure to preserve the value of, or to comply with applicable Law in disposing of, any such security, (vii) any modification of any or all of the Obligations, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increasing or decreasing the rate of interest thereon and/or (viii) any requirement that the Administrative Agent, the Collateral Agent or any Lender give any notice of acceptance of this Agreement and/or any other Loan Document. Each Borrower hereby further waives all rights and defenses which such Borrower may have arising out of (i) any election of remedies by the Administrative Agent, the Collateral Agent or any Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys such Borrower’s rights of subrogation or such Borrower’s rights to proceed against any other Borrower for reimbursement or (ii) any loss of rights such Borrower may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency Laws or any other Laws limiting, qualifying or discharging any or all Obligations, whether by operation of law or otherwise, including any rights which such Borrower may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations. EACH BORROWER HEREBY FURTHER WAIVES ANY AND ALL OTHER SURETYSHIP DEFENSES. (g) Savings Clause. Notwithstanding any provision contained in this Agreement or any other Loan Document to the contrary, if any “Fraudulent Transfer Law” (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the liability of any Borrower for or with respect to any or all of the Obligations, such liability of such

NAI-1532280773v19 202 Borrower shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Borrower’s liability for or with respect to the Obligations subject to avoidance as a fraudulent transfer or fraudulent conveyance under any applicable debtor relief Laws or any provisions of any other applicable Federal, state, foreign or other bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance or similar Law governing debtors and the enforceability of debtors’ obligations (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable Law or pursuant to the terms of any agreement. The Borrowers jointly and severally agree among themselves that, in connection with payments made under this Agreement and/or any other Loan Document each Borrower shall have contribution rights against the other Borrowers as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Borrowers under this Agreement and the other Loan Documents and no Borrower shall exercise such rights of contribution until the Facility Termination Date. 12.18 Releases of Subsidiary Guarantors. (a) (i) A Loan Party (other than the Company) shall automatically be released from its obligations under the Guaranty Agreement and other Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary and (ii) any Liens granted to the Administrative Agent by the Loan Parties shall be automatically released upon the sale or other Disposition of such Collateral (including as part of or in connection with any other sale or other Disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other Disposition is made in compliance with the terms of this Agreement, in each case without the delivery of any instrument or performance of any act by any Person being necessary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. (b) Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Loan Party (other than the Company) from its obligations under the Guaranty Agreement and other Loan Documents if such Loan Party (i) constitutes an Excluded Subsidiary and/or (ii) is not required to be a Guarantor pursuant to Section 8.9(a)(ii) [Material Domestic Subsidiaries]. (c) For the avoidance of doubt, and notwithstanding anything to the contrary, any release of a Foreign Subsidiary Borrower shall be subject to the requirements of Section 2.9(b) [Removal of a Foreign Subsidiary Borrower].

NAI-1532280773v19 203 (d) Upon the Facility Termination Date, the Guaranty Agreement and all obligations (other than those expressly started to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. 12.19 Allocation of Tax Losses and Interest Expense Upon Termination of Dutch Fiscal Unity. If, at any time, a Dutch Loan Party is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes and such fiscal unity is, in respect of that Dutch Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any Collateral Document, such Dutch Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant Official Body to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) and any interest expenses available for carry forward (within the meaning to in Article 15b, paragraph 5, of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) to the Dutch Loan Party leaving that fiscal unity insofar such tax losses are attributable (toerekenbaar) to the Dutch Loan Party leaving that fiscal unity (respectively, within the meaning of Article 15af of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) and Article 15ahb of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)). [Signature Pages Follow].

[Signature Page to Credit Agreement (Enerpac)] IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written. ATTEST: BORROWERS: ENERPAC TOOL GROUP CORP. By: /s/ Richard M. Roman Name: Richard M. Roman Title: Treasurer ENERPAC FINANCE LIMITED By: /s/ Richard M. Roman Name: Richard M. Roman Title: Director ATU EURO FINANCE B.V. By: /s/ Richard M. Roman Name: Richard M. Roman Title: Managing Director GUARANTORS: HYDRATIGHT OPERATIONS, INC. By: /s/ Richard M. Roman Name: Richard M. Roman Title: Treasurer

[Signature Page to Credit Agreement (Enerpac)] PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent By: /s/ Matthew Schmaling Name: Matthew Schmaling Title: Managing Director

[Signature Page to Credit Agreement (Enerpac)] BMO HARRIS BANK N.A., as a Lender By: /s/ Brendan Moran Name: Brendan Moran Title: Senior Vice President

[Signature Page to Credit Agreement (Enerpac)] JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Hamid Shahed Name: Hamid Shahid Title: Authorized Signer

NAI-1532280773v14 [Signature Page to Credit Agreement] TRUIST BANK, as a Lender By: /s/ Katherine Bass Name: Katherine Bass Title: Managing Director

[Signature Page to Credit Agreement (Enerpac)] U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Mark Irey Name: Mark Irey Title: Vice President

NAI-1532280773v14 [Signature Page to Credit Agreement] BANK OF AMERICA, N.A., as a Lender By: /s/ Steven K. Kessler Name: Steven K. Kessler Title: Senior Vice President

[Signature Page to Credit Agreement (Enerpac)] COMERICA BANK, as a Lender By: /s/ John Lascody Name: John Lascody Title: Vice President

Schedule 1.1(B) SCHEDULE 1.1(B) COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES Part 1 – Commitments of Lenders Lender Amount of Commitment for Revolving Credit Loans Amount of Commitment for Term Loans Commitment Ratable Share HMRC Double Taxation Treaty Passport Number and Jurisdiction Name: PNC Bank, National Association Address: 411 E. Wisconsin Avenue, Suite 14000, Milwaukee, WI 53202 Attention: Matthew Schmaling Telephone: (414) 270-7986 $86,666,666.67 $43,333,333.33 $130,000,000.00 21.666666667% Name: BMO Harris Bank N.A. Address: 111 West Monroe Street, Chicago, Illinois 60603 Attention: Christine Casper Telephone: (262) 938-8805 Telecopy: (262) 938-8684 $66,666,666.67 $33,333,333.33 $100,000,000.00 16.666666667% Name: JPMorgan Chase Bank, N.A. Address: 10 S Dearborn St Floor: 09, Chicago, IL 60603-2300 Attention: Hamid Shahid Telephone: (312) 336-0908 Telecopy: (121) 4307-6874 $66,666,666.67 $33,333,333.33 $100,000,000.00 16.666666667% Name: Truist Bank Address: 2001 Ross Ave. STE 2700, Dallas, TX 75201 Attention: Vicount Cornwall Telephone: (972) 232-4876 Telecopy: (888) 707-4162 $66,666,666.67 $33,333,333.33 $100,000,000.00 16.666666667%

Schedule 1.1(B) Name: U.S. Bank National Association Address: 777 E. Wisconsin Ave., MK-WI-T5CB Milwaukee, WI 53202 Attention: Caroline V. Krider Telephone: (414) 659-4843 Telecopy: (414) 765-4632 $60,000,000.00 $30,000,000.00 $90,000,000.00 15.000000000% Name: Bank of America, N.A. Address: 110 N Wacker Drive Chicago, IL 60606 Attention: Steven Kessler Telephone: (312) 992-6323 Telecopy: (312) 453-5117 $36,666,666.66 $18,333,333.34 $55,000,000.00 9.166666667% Name: Comerica Bank Address: 9450 W Bryn Mawr Avenue – Ste 210, Rosemont, IL 60018 Attention: John Lascody Telephone: (630) 575-2160 Telecopy: (734) 632-5948 $16,666,666.66 $8,333,333.34 $25,000,000.00 4.166666667% Total $400,000,000 $200,000,000 $600,000,000 100% Part 2 - Addresses for Notices to Borrower and Guarantors BORROWERS AND GUARANTORS: c/o Enerpac Tool Group Corp. N86 W12500 Westbrook Crossing Menomonee Falls, WI 53051 Attention: Richard Roman, Treasurer and VP Finance Telephone: 262-293-1985 Telecopy: 262-293-7033